As filed with the Securities and Exchange Commission on July 30, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	3620	82-2726724
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

475 Quaker Meeting House Road

Honeoye Falls, New York 14472

(585) 484-9337

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Zavoli

Hyzon Motors Inc.

475 Quaker Meeting House Road

Honeoye Falls, New York 14472

(585) 484-9337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller

Robert W. Downes

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, par value $0.0001 per share	77,272,414(3)	$7.22(4)	$557,906,829.08	$60,867.64
Class A Common Stock, par value $0.0001 per share underlying warrants	19,300,751(5)	$11.50(6)	$221,958,636.50	$24,215.69
Private placement warrants to purchase Class A Common Stock	8,014,500(7)	—	—	—(8)
Totals			$779,865,465.58	$85,083.32

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Calculated by multiplying the proposed maximum offering price of securities registered by 0.0001091.
(3)

Consists of 77,272,414 shares of Class A Common Stock registered for sale by the selling securityholders named in this registration statement (including 326,048 shares issuable upon exercise of the Ardour Warrants (as defined herein) and 5,293,958 Earnout Shares (as defined herein)).

(4)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.22, which is the average of the high and low prices of the Class A Common Stock on July 28, 2021 on the Nasdaq Global Select Market .

(5)

Consists of (i) 8,014,500 shares of Class A Common Stock issuable upon the exercise of 8,014,500 private placement warrants (as defined herein) and (ii) 11,286,251 shares of Class A Common Stock issuable upon the exercise of 11,286,251 public warrants (as defined herein).

(6)

Pursuant to Rule 457(g), and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for shares issuable upon the exercise of the public warrants and the private placement warrants is $11.50, which is the exercise price for such warrants.

(7)

Represents the resale of (i) 8,014,500 private placement warrants to purchase shares of Class A Common Stock that were issued in private placements and which represent warrants to acquire shares of Class A Common Stock.

(8)

In accordance with Rule 457(i), the entire registration fee for the private placement warrants is allocated to the shares of Class A Common Stock underlying the private placement warrants, and no separate fee is payable for the private placement warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2021

PRELIMINARY PROSPECTUS

Up to 19,300,751 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Up to 77,272,414 Shares of Class A Common Stock

Up to 8,014,500 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to an aggregate of 19,300,751 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), which consists of (i) up to 8,014,500 shares of Class A Common Stock that are issuable upon the exercise of 8,014,500 warrants (the “private placement warrants”) issued in a private placement in connection with the initial public offering of Decarbonization Plus Acquisition Corporation (“DCRB”) and upon the conversion of a working capital loan by the Sponsor to DCRB and (ii) up to 11,286,251 shares of Class A Common Stock that are issuable upon the exercise of 11,286,251 warrants (the “public warrants” and, together with the private placement warrants, the “warrants”) originally issued in DCRB’s initial public offering. We will receive the proceeds from any exercise of any warrants for cash.

This prospectus is also related to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 77,272,414 shares of Class A Common Stock (including up to 5,293,958 shares of Class A Common Stock issuable upon the satisfaction of certain triggering events (as described herein) (the “Earnout Shares”) and up to 326,048 shares of Class A Common Stock that may be issued upon exercise of the Ardour Warrants (as defined herein)) and (ii) up to 8,014,500 private placement warrants. We will not receive any proceeds from the sale of Class A Common Stock or private placement warrants by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock and warrants are listed on the Nasdaq Global Select Market under the symbols “HYZN” and “HYZNW,” respectively. On July 29, 2021, the closing price of our Class A Common Stock was $6.77 and the closing price for our public warrants was $1.95.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of our public warrants and our private placement warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On July 16, 2021 (the “Closing Date”), Decarbonization Plus Acquisition Corporation, our predecessor company (“DCRB”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”), among DCRB, DCRB Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DCRB (“Merger Sub”) and Hyzon Motors Inc., a Delaware corporation (“Old Hyzon” and now known as Hyzon Motors USA Inc.). Immediately upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”, and such completion, the “Closing”), Old Hyzon became a direct wholly-owned subsidiary of DCRB. In connection with the Transactions, DCRB changed its name to Hyzon Motors Inc. (“New Hyzon”).

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Hyzon,” “we,” “us,” “our” and similar terms refer to Old Hyzon prior to the Business Combination and New Hyzon and its consolidated subsidiaries following the Business Combination. References to “DCRB” refer to our predecessor company prior to the consummation of the Business Combination.

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

Unless context otherwise required, references in this prospectus to:

•	“2020 Plan” are to the Hyzon Motors Inc. 2020 Stock Incentive Plan;

•	“2021 Plan” are to the Hyzon Motors Inc. 2021 Equity Incentive Plan;

•	“Ardour” are to Ardour Capital Investments LLC;

•	“Ardour Subscription Agreement” are to that certain Subscription Agreement, dated February 8, 2021, by and among DCRB, ACP Mgmt Corp., a Delaware corporation, Ardour and Hyzon;

•	“Ardour Warrants” are to the redeemable warrants issued to Ardour on the Closing, entitling Ardour to purchase up to 326,048 shares of Class A Common Stock at an exercise price of $2.20 per share;

•	“ASC 815” are to Accounting Standards Codification 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”;

•

“Ascent Options” are to options to purchase outstanding shares of Old Hyzon Common Stock held by Ascent Funds Management LLC, which converted into 3,877,915 shares of Old Hyzon Common Stock immediately prior to the Effective Time, which converted into 6,871,667 shares of Class A Common Stock plus the contingent right to receive Earnout Shares in connection with the Closing;

•	“Board” are to the board of directors of Hyzon;

•	“Business Combination” are to the transactions contemplated by the Business Combination Agreement;

•	“Business Combination Agreement” are to that certain Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021, by and among DCRB, Merger Sub and Hyzon;

•	“Bylaws” are to Hyzon’s Amended and Restated Bylaws;

•	“Charter” are to Hyzon’s Amended and Restated Certificate of Incorporation;

•	“Class A Common Stock” are to Hyzon’s Class A Common Stock, par value $0.0001 per share;

•	“Closing” are to the closing of the Business Combination;

•	“Closing Date” are to July 16, 2021;

•	“DCRB” are to Decarbonization Plus Acquisition Corporation, a Delaware corporation;

•	“DCRB Class A Common Stock” are to DCRB’s Class A Common Stock, par value $0.0001 per share;

•	“DCRB Class B Common Stock” are to DCRB’s Class B Common Stock, par value $0.0001 per share;

•	“Earnout Period” are to the time period between the Closing Date and the five-year anniversary of the Closing Date;

•

“Earnout Shares” are to the 23,250,000 additional shares of Class A Common Stock that Hyzon may issue to Eligible Hyzon Equityholders during the Earnout Period, 5,293,958 of which are being registered pursuant to the registration statement of which this prospectus forms a part;

•	“Effective Time” are to the effective time of the merger;

•

“Eligible Hyzon Equityholder” are to a holder of (a) a share of Old Hyzon Common Stock, (b) an unexercised Old Hyzon Option or (c) an unexercised Old Hyzon Warrant, in each case immediately prior to the Effective Time;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Founder Shares” are to the outstanding shares of DCRB’s Class B Common Stock;

•	“Horizon” are to Horizon Fuel Cell Technologies, a Singapore-based fuel cell company, which is the majority owner of Hymas Pte Ltd (“Hymas”), which is the majority owner of Hyzon;

•

“Hyzon”, “we”, “our”, “us” and the “Company” are to, prior to the Business Combination, Hyzon Motors Inc., a Delaware corporation, and following the Business Combination, Hyzon Motors Inc., a Delaware corporation, and its consolidated subsidiaries;

•	“Hyzon Europe” are to are to Hyzon Motors Europe B.V.;

•	“initial stockholders” are to the holders of DCRB’s Founder Shares, which includes DCRB’s Sponsor, DCRB’s independent directors and WRG;

•	“IRS” are to the Internal Revenue Service;

•	“JS Horizon” are to (a) Jiangsu Qingneng New Energy Technologies Co. Ltd. and (b) Shanghai Qingneng Horizon New Energy Ltd.;

•	“management” or our “management team” are to our officers and directors;

•	“merger” are to the merger of Merger Sub with and into Old Hyzon, with Old Hyzon surviving the merger as a wholly owned subsidiary of DCRB;

•	“Merger Sub” are to DCRB Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DCRB;

•	“Merger Sub Common Stock” are to Merger Sub’s common stock, par value $0.0001 per share;

•	“Nasdaq” are to the Nasdaq Capital Market;

•

“New Hyzon” are to (a) prior to giving effect to the Business Combination, DCRB, and (b) after giving effect to the Business Combination, Hyzon Motors Inc., the new name of DCRB after giving effect to the Business Combination;

•	“Old Hyzon” are to, prior to the Business Combination, Hyzon Motors Inc., a Delaware corporation;

•	“Old Hyzon Common Stock” are to Old Hyzon’s common stock, par value $0.001 per share;

•

“Old Hyzon Convertible Notes” are to the convertible notes issued pursuant to the Convertible Notes Purchase Agreement, dated February 1, 2021, by and among Hyzon and the purchasers named therein, which converted into shares of Old Hyzon Common Stock at a price per share equal to 90% of the price per share paid by the PIPE Investors, and upon the Closing, converted into Class A Common Stock on a one-for-one basis;

•

“Old Hyzon Historical Rollover Stockholders” are to the holders of shares of Class A Common Stock that were issued in exchange for all outstanding shares of Old Hyzon Common Stock in the Business Combination;

•

“Old Hyzon Options” are to all options to purchase shares of Old Hyzon Common Stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the Effective Time under the Hyzon Motors Inc. 2020 Stock Incentive Plan or otherwise;

•	“Old Hyzon RSUs” are to all restricted stock units, whether or not vested, outstanding immediately prior to the Effective Time under the Hyzon Motors Inc. 2020 Stock Incentive Plan or otherwise;

•	“Old Hyzon Warrants” are to the warrants to purchase outstanding shares of Old Hyzon Common Stock held by Ardour;

•	“PIPE Financing” are to the private offering of securities of New Hyzon to certain investors in connection with the Business Combination;

•	“PIPE Investors” are to investors in the PIPE Financing;

•	“PIPE Shares” are to the shares of Class A Common Stock that are issued in the PIPE Financing;

v

•

“private placement warrants” are to the warrants issued to DCRB’s Sponsor, certain of DCRB’s independent directors and WRG in a private placement simultaneously with the closing of DCRB’s initial public offering;

•	“public warrants” are to the warrants sold as part of DCRB’s units in DCRB’s initial public offering (whether they were purchased in DCRB’s initial public offering or thereafter in the open market);

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Selling Securityholders” are to the selling securityholders named in this prospectus;

•	“Sponsor” are to Decarbonization Plus Acquisition Sponsor, LLC, a Delaware limited liability company;

•	“Transactions” are to the Business Combination and the other transactions contemplated by the Business Combination Agreement;

•

“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to DCRB to pay its franchise and income taxes) from DCRB’s initial public offering and the concurrent private placement of private placement warrants; and

•	“WRG” are to WRG DCRB Investors, LLC, an affiliate of Erik Anderson, who was DCRB’s Chief Executive Officer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to maintain the listing of our common stock on Nasdaq following the Business Combination;

•	our ability to raise financing in the future;

•	our ability to retain or recruit, or changes required in, our officers, key employees or directors;

•

our ability to commercialize our strategic plans, including our ability to establish facilities to produce our vehicles or secure hydrogen supply in appropriate volumes, at competitive costs or with competitive emissions profiles;

•	our ability to effectively compete in the heavy-duty transportation sector, and intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	our ability to protect, defend or enforce intellectual property on which we depend; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 7 of this prospectus.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of this prospectus. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in this prospectus in the section entitled “Risk Factors” beginning on page 7. Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. You should, however, review additional disclosures we make in any accompanying prospectus supplement and our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic filings with the SEC, which are or will be available publicly on the SEC’s website at www.sec.gov.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.

The Company

We are a hydrogen mobility company founded for the purpose of designing, developing and manufacturing hydrogen-powered commercial vehicles and fuel cell systems, and providing complete hydrogen mobility solutions, from hydrogen supply to fuel cell lifecycle management and vehicle leasing. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, we aim to accelerate the energy transition toward hydrogen through the development of hydrogen solutions.

Background

Hyzon Motors Inc., a Delaware corporation (the “Company”), was originally known as Decarbonization Plus Acquisition Corporation (“DCRB”), a special purpose acquisition company, which completed its initial public offering in October 2020. DCRB was a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving DCRB and one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On July 16, 2021, DCRB consummated the Business Combination. In connection with the consummation of the Business Combination, DCRB Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of DCRB, merged with and into Old Hyzon, with Old Hyzon surviving the merger, and DCRB changed its name to “Hyzon Motors Inc.” As a result of the Business Combination, each outstanding share of common stock of Old Hyzon converted into the right to receive 1.7720 shares of Class A Common Stock (the “Exchange Ratio”) and the contingent right to receive Earnout Shares (as defined below) in accordance with the terms of the Business Combination Agreement.

Also at the Closing, the outstanding shares of DCRB Class B Common Stock converted into 5,643,125 shares of Class A Common Stock. Hyzon also reserved for issuance approximately 21.6 million shares of Class A Common Stock in respect of options and restricted stock units issued in exchange for outstanding Old Hyzon Options and restricted stock units and in respect of the Ardour Warrants.

DCRB previously entered into subscription agreements (the “Subscription Agreements”), each dated February 8, 2021, with certain investors (the “PIPE Investors”), pursuant to which, among other things, DCRB agreed to issue and sell, in private placements, an aggregate of 45,500,000 shares of DCRB Class A Common Stock for $10.00 per share for an aggregate commitment of $355,000,000 (the “PIPE Financing”). At the Closing, the Company consummated the PIPE Financing. Hyzon also issued 5,022,052 shares of Class A Common Stock to the holder of the Old Hyzon Convertible Notes and 326,048 warrants pursuant to the Ardour Subscription Agreement. Additionally, during the Earnout Period, Hyzon may issue up to 23,250,000 additional shares of Class A Common Stock in the aggregate to certain Eligible Hyzon Equityholders (as defined herein) (the “Earnout Shares”) upon the occurrence of certain triggering events. The Earnout Shares will be issued in three tranches of 9,000,000, 9,000,000 and 5,250,000 Earnout Shares, respectively, upon Hyzon achieving $18, $20 or $35 as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that in no event will the issuance of the 5,250,000 Earnout Shares occur prior to the one year anniversary of the Closing Date. Also at the Closing, Hyzon issued to the Sponsor 1,500,000 additional private placement warrants upon the conversion of $1,500,000 working capital loans that the Sponsor had previously made to DCRB.

Our Class A Common Stock and public warrants are traded on Nasdaq under the ticker symbols “HYZN” and “HYZNW,” respectively.

The Business Combination has been accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, the DCRB was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Old Hyzon issuing stock for the net assets of DCRB, accompanied by a recapitalization. The net assets of DCRB were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Old Hyzon.

The rights of holders of our Class A Common Stock and warrants are governed by our Charter, our Bylaws, and the Delaware Revised Statutes, and, in the case of the warrants, the Warrant Agreement, dated as of October 19, 2020 (the “Warrant Agreement”), by and between DCRB and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. See the sections entitled “Description of Securities” and “Selling Securityholders.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of DCRB’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Corporate Information

Our principal executive offices are located at 475 Quaker Meeting House Road, Honeoye Falls, New York 14472. Our telephone number is (585) 484-9337, and our website address is www.hyzonmotors.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Hyzon Motors Inc. (f/k/a Decarbonization Plus Acquisition Corporation)

Issuance of Class A Common Stock

Shares of Class A Common Stock offered by us	19,300,751 shares of Class A Common Stock, including 8,014,500 shares of Class A Common Stock issuable upon the exercise of the private placement warrants and 11,286,251 shares of Class A Common Stock issuable upon the exercise of the public warrants

Shares of Class A Common Stock outstanding prior to exercise of private placement warrants and public warrants	246,994,208 shares (as of July 16, 2021)

Shares of Class A Common Stock outstanding assuming exercise of all private placement warrants and public warrants	266,294,959 shares (based on the total shares outstanding as of July 16, 2021)

Exercise price of warrants	$11.50 per share, subject to adjustments as described herein

Use of proceeds	We will receive up to an aggregate of approximately $221.96 million from the exercise of the private placement warrants and the public warrants, assuming the exercise in full of all of such warrants for cash. We generally expect to use the net proceeds from the exercise of such warrants for general corporate purposes. See “Use of Proceeds” for further discussion.

Resale of Class A Common Stock and warrants

Shares of Class A Common Stock offered by the Selling Securityholders	77,272,414 shares of Class A Common Stock (including up to 326,048 shares of Class A Common Stock that may be issued upon the exercise of the Ardour Warrants and up to 5,293,958 Earnout Shares)

Warrants offered by the Selling Securityholders	8,014,500 private placement warrants

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock or the private placement warrants by the Selling Securityholders

Lock-up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions—Lock-up Agreements” for further discussion.

Market for Class A Common Stock and warrants	Our Class A Common Stock and public warrants are currently traded on the Nasdaq Global Select Market under the symbols “HYZN” and “HYZNW,” respectively.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. Any of the factors enumerated below or in the section entitled “Risk Factors” could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects:

•	Our business model has yet to be tested and we may fail to commercialize our strategic plans.

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We recently completed the Business Combination with DCRB in which we raised gross proceeds totaling approximately $559.8 million. Nevertheless, we may need to raise additional funds, and these funds may not be available on terms favorable to us or our stockholders or at all when needed.

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As a private company, we were not required to document and test our internal controls over financial reporting and comply with the other requirements applicable to a public company. Our Class A Common Stock commenced trading on the Nasdaq Global Select Market on July 19, 2021, and we have limited experience operating as a publicly traded company. We need to implement various policies, procedures and controls pertaining to our operations and governance as required by SEC and Nasdaq rules and regulations.

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We have a limited number of current customers, and there is no assurance as to whether our sales pipeline will result in sales and revenues, or that we will be able to convert non-binding letters of intent or memoranda of understanding into orders or sales (including because of the current or prospective financial resources of the counterparties to our non-binding memoranda of understanding and letters of intent, the liability accounting for our warrants or customer contractual demands), or that we will be able to identify additional potential customers and convert them to paying customers.

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We also face and will continue to face significant competition in all aspects of our business and operations, and many of our current and future competitors have or will have significantly more resources than us, and may outcompete us for customers, employees, and suppliers.

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To date, we have produced only technology validation units, and there is no assurance that we will be able to establish and operate facilities capable of producing our hydrogen fuel cell systems or assemble our hydrogen-powered commercial vehicles in appropriate volumes and at competitive costs or at all.

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There is no assurance that there will be or that we will be able to supply hydrogen at prices or with an emissions profile that allow our hydrogen-powered commercial vehicles to be competitive with commercial vehicles powered by other energy sources.

•	We may be unsuccessful in meeting various local, national and international safety and emissions rules and regulations for our products.

•	We also depend on third parties, including on Horizon, for supply of key inputs and components.

•	We depend on Horizon as a single source supplier for our fuel cell systems.

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Our suppliers, including Horizon, may be unable to deliver the inputs and components necessary for us to produce our hydrogen-powered commercial vehicles or hydrogen fuel cell systems at prices, volumes, and specifications acceptable to us.

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We may also be unable to protect, defend, maintain or enforce intellectual property on which we depend, and the failure to do so could enable our competitors to offer similar products using our technology and may impact our ability to continue offering our products and services that incorporate such intellectual property.

Any of the above could have a material adverse effect on our business.

RISK FACTORS

Risk Factors Relating to Our Business and Industry

Our business model has yet to be tested and any failure to commercialize our strategic plans would have a material adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

The estimated costs and timelines that we have developed in planning for full scale commercial production are subject to the risks and uncertainties inherent in transitioning from a start-up company focused on proof-of-concept activities to the design and large-scale integration, assembly, and manufacture of hydrogen-powered commercial vehicles, and, secondarily, the large-scale integration and manufacture of hydrogen fuel cell systems. We may not be able to accurately estimate the demand for our hydrogen-powered commercial vehicles or hydrogen fuel cell systems, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict supply and demand for our products, and other integration, assembly and manufacturing requirements, or if we fail to timely invest in people, processes and capital equipment to meet demand, we could incur additional costs or experience delays. In addition, there can be no assurance that our estimates related to the costs and timing necessary to complete design and engineering of our facilities will prove accurate. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. Therefore, there can be no assurances that our business plan will prove successful.

We will continue to encounter risks and difficulties frequently experienced by many early-stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with pursuing our growth plans. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue sustaining substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in us is therefore highly speculative and could result in the loss of your entire investment.

We may need to raise additional funds, and these funds may not be available on terms favorable to us or our stockholders or at all when needed.

The manufacture, integration, assembly and sale of hydrogen-powered commercial vehicles and hydrogen fuel cell systems are capital intensive businesses. Our business plan to manufacture, integrate, assemble, sell and service hydrogen-powered commercial vehicles and hydrogen fuel cell systems is expected to require continued capital investment to fund operations, continue research and development and improve facilities. While we recently completed the Business Combination with DCRB and raised gross proceeds of approximately $559.8 million, there can be no assurance that we will have access to additional capital we may need on favorable terms when required or at all. If we cannot raise additional funds when we need them, our financial condition, business, prospects, and results of operations could be materially adversely affected. We may raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. We may also raise funds through the sale of additional equity securities, which could dilute our stockholders.

We have a limited operating history as a stand-alone company making it difficult to evaluate our future business prospects, which may increase the risk of your investment.

We face significant risks and difficulties as an early-stage company. We have a limited operating history, which increases the risk to your investment. As we scale from limited production of units deployed for technology validation to production for operational fleet validation to, ultimately, volume production and sales to support full fleet conversions, it is difficult, if not impossible, to forecast our future results, and we have limited insight into trends that may emerge and affect our business. We intend to derive a majority of our revenues initially from the sale or lease of our hydrogen fuel cell heavy commercial vehicles, deliveries of which are not expected to begin until the third quarter of 2021 in Europe, and the first quarter of 2022 in North America, and may occur later or not at all. In addition, we have engaged in limited marketing activities to date, so there can be no assurance that customers will embrace our commercial vehicles in significant numbers.

It is difficult to predict our future revenues or appropriately budget for our expenses. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this prospectus has been prepared by our management and reflects current estimates of future performance. The projected results depend on the successful implementation of our management’s growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgment, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, political and other changes.

Complex software and technology systems will need to be developed, both in-house and in coordination with vendors and suppliers, for us to successfully produce our hydrogen-powered commercial vehicles and hydrogen fuel cell systems, and there can be no assurance that such systems will be successfully developed.

Our products will require a substantial amount of third-party and in-house software and complex hardware to operate. The development of such advanced technologies is inherently complex and costly, and we will need to coordinate with our vendors and suppliers in order to produce our hydrogen-powered commercial vehicles and hydrogen fuel cell systems. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. We may be unable to develop the necessary software and technology systems or meet the technological requirements, production timing, and volume requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty requirements we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects, and results of operations.

We may be unable to keep up with changes in commercial vehicle or fuel cell technology as new entrants and existing, larger manufacturers enter the non-carbon emitting commercial vehicle space.

As new companies and larger, existing vehicle manufacturers enter the decarbonized commercial vehicle space, we may lose any technological advantage we may have had in the marketplace and suffer a decline in our position in the market. As technologies change, our products may become obsolete or our research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to compete effectively, which could adversely affect our business, prospects, financial condition and operating results.

We have a limited number of current customers and pending orders, and there is no assurance that non-binding memoranda of understanding and letters of intent will be converted into orders or sales.

To date, we have engaged in limited marketing activities and currently have limited customer contracts. Our non-binding memoranda of understanding and letters of intent with potential customers do not represent assured sales and may not be converted into orders or sales. In particular, we cannot be assured that the counterparties to such memoranda of understanding and letters of intent have or will have the financial capacity to make such orders or that such counterparties’ demand for our products will remain. For example, we have entered into non-binding letters of intent with a trucking and rail logistics operator, a leader in specialty metals, and a hydrogen electric flight company. However, we have not received any deposits from the counterparties on certain of our orders, non-binding memoranda of understanding and letters of intent, and these counterparties have no obligation to make purchases. Further, these counterparties may not perform as expected and may therefore not have the means or market demand to convert the non-binding memoranda of understanding or letters of intent into orders. If these arrangements are terminated or we are unable to secure binding orders or long-term contracts for volume sales supporting full fleet conversions, our business, prospects, financial condition and operating results may be adversely affected.

Even if we were able to obtain orders, customers may limit their volume of purchases initially as they assess our commercial vehicles and hydrogen fuel cell systems and whether to make a broader transition to hydrogen-powered solutions. This may be a long process, which will depend on the safety, reliability, efficiency and quality of our products, as well as the support and service that we offer. It will also depend on factors outside of our control, such as general market conditions and broader trends in transportation, including fleet management, and availability and pricing of hydrogen, that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for our products and the pace and levels of growth that we will be able to achieve.

Our sales efforts involve considerable time and expense, and our sales cycle is often long and unpredictable.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating potential customers’ specific needs and necessary resources, such as access to hydrogen supply, and educating potential customers about the technical capabilities of our hydrogen-powered commercial vehicles and hydrogen fuel cell systems. In addition, we have limited direct sales and business development personnel, and our sales efforts have historically depended on the significant involvement of our senior management team. Our sales cycle has been long and varies substantially from customer to customer. Our sales cycle often lasts nine months but can extend to a year or more for some customers. There can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be adversely affected.

We may expend substantial cost and managerial time in preparing bids and proposals for potential customers that use competitive bidding processes, and there is no assurance that we will win awards.

We expect to derive a substantial portion of our business through competitive bidding processes, both directly and through partnerships or other arrangements with the bidding party. Competitive bidding processes entail substantial costs and managerial time to prepare bids and proposals for contracts that may not be awarded to us or our bidding partners, or may be split among competitors. Even if we or our bidding partners are successful in obtaining an award, we or our bidding partners may encounter bid protests from unsuccessful bidders on any specific award. Bid protests could result, among other things, in significant expenses, contract modifications, or even loss of the contract award. Even where a bid protest does not result in the loss of a contract award, the process for resolving the bid protest can extend the time until contract activity can begin and, as a result, delay the recognition of revenue. We or our bidding partners also may not be successful in efforts to protest or challenge any bids for contracts that were not awarded to us, and we would be required to incur significant time and expense in such efforts. All of the above could have a material adverse effect on our business, prospects, financial condition or operating results.

We are only permitted to operate in the European market through our joint venture with Holthausen Clean Technology Investments B.V.

On December 30, 2020, we formed Hyzon Motors Europe B.V. (“Hyzon Europe”), a joint venture with Holthausen Clean Technology Investments B.V. (“Holthausen”), for the primary purpose of supplying hydrogen-powered trucks to the European Union and nearby markets such as the United Kingdom, Nordic countries and Switzerland. We own 50.5% of the equity interests of Hyzon Europe. Pursuant to the Joint Venture Agreement, dated as of December 30, 2020 (the “JV Agreement”), by and among Hyzon, Holthausen and Hyzon Europe, neither Hyzon nor Holthausen may have an interest in, be engaged in, or be concerned with, or approach any person with a view to obtaining an interest or being engaged in or concerned with, any business involving the development or production of, or the trading in, any products developed, produced or traded by, or the provision of services developed or provided by Hyzon Europe or any of its subsidiaries, other than passive investments representing no more than 1% ownership in such business. As a result, we must develop, produce and sell hydrogen-powered trucks in Europe through the Hyzon Europe joint venture and are thereby limited in our ability to conduct certain operations in Europe outside of Hyzon Europe. If our arrangements with Hyzon Europe are considered unenforceable or otherwise impermissible by courts or other government bodies, we may also be subject to fines, liability or other sanctions by courts or other government bodies.

We may be unable to successfully produce our hydrogen-powered commercial vehicles or our hydrogen fuel cell systems in appropriate volumes, at competitive costs, or at all, which may adversely affect our business, prospects, financial condition and operating results.

We have not yet completed our facilities in Rochester, New York, where we intend to manufacture hydrogen fuel cell systems, or our facilities in Groningen, the Netherlands, where we intend to assemble our hydrogen-powered commercial vehicles. We also recently signed a lease to our facility in Troy, Michigan where, when we have completed work, we intend to conduct product integration and design. There is no assurance that we will be able to complete these facilities , or that we will be able to either manufacture our hydrogen fuel cell systems in Rochester or assemble our hydrogen-powered commercial vehicles in Groningen at costs, volumes, and specifications acceptable to us. These facilities may also require permits for construction or operation, and we may not be able to obtain these permits on conditions acceptable to us. We will depend on the supply of hydrogen fuel cell systems solely from Horizon until our manufacturing facilities in Rochester are operational, and will continue to rely on Horizon thereafter for supply of hydrogen fuel cell systems for deliveries in China. We also rely on third parties for the production of glider kits, chassis and other commercial vehicle components, and, in the United States, for the assembly of our hydrogen-powered commercial vehicles. Both our facilities and the facilities of our suppliers, assemblers and other partners may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, and related governmental responses, which may render it difficult or impossible for us to produce our products for some period of time. Any alternative suppliers and partners may either not exist or if they do exist may be unwilling or unable to supply us. The inability to produce our products or the backlog that may develop if our facilities or the facilities of our suppliers are rendered inoperable for even a short period of time may result in the loss of customers or harm our reputation. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

We, our partners and our suppliers may rely on complex machinery for production of our hydrogen-powered commercial vehicles and fuel cell systems, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We, our partners and our suppliers may rely on complex machinery for the manufacture, integration and assembly of our hydrogen-powered commercial vehicles and fuel cell systems. Such complex machinery may involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our facilities and those of our partners and suppliers will consist of large-scale facilities and machinery combining many components. These machines and their components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict, especially for a start-up like us, as well as for hydrogen production site operators with which we have a relationship that may themselves have limited operating experience, and could be influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should any operational risk materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

Our future growth is dependent upon the willingness of customers in the commercial vehicle market, including but not limited to operators of commercial vehicle fleets and heavy-duty transport, to adopt hydrogen-powered commercial vehicles and on our ability to produce, sell and service products that meet their needs. If the market for hydrogen-powered solutions does not develop or develops slower than we expect, our business, prospects, financial condition and operating results will be adversely affected.

The market for hydrogen-powered commercial vehicles is relatively new and untested and is expected to experience rapidly changing technologies, intense price competition among numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors. Hydrogen-powered vehicles may also face competition from other alternatives to fossil fuels, including electric vehicles, renewable natural gas, biodiesel, and others. Factors that may influence the adoption of our hydrogen-powered commercial vehicles include:

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the premium in the anticipated initial purchase prices of our commercial vehicles over those of comparable vehicles powered by internal combustion engines or other alternative energy sources, both including and excluding the effect of possible government and other subsidies and incentives designed to promote the purchase of vehicles powered by clean energy;

•	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating costs, including hydrogen supply, and maintenance costs;

•	the availability and terms of financing options for our customers to purchase or lease our vehicles;

•	the availability of tax and other governmental incentives to purchase and operate non-carbon emitting vehicles and future regulations requiring increased use of non-carbon emitting vehicles;

•	government regulations and economic incentives promoting or mandating fuel efficiency and alternate forms of energy;

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prices for hydrogen, diesel, natural gas, electricity and other sources of power for vehicles, and volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to vehicles powered by alternative energy sources;

•	the cost and availability of other alternatives to diesel or natural gas fueled vehicles, such as electric vehicles;

•	corporate sustainability initiatives;

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perceptions about hydrogen, safety, design, performance, reliability and cost, especially if adverse events or accidents occur that are linked to the quality or safety of hydrogen-powered vehicles, or the safety of production, transportation or use of hydrogen generally;

•	the quality and availability of service for our commercial vehicles, including the availability of replacement parts;

•	the ability of our customers to purchase adequate insurance for our vehicles;

•	access to hydrogen supply and refueling stations locally and nationally and related infrastructure costs; and

•	macroeconomic factors.

If, in weighing these factors, our potential customers, including operators of commercial vehicle fleets or heavy-duty transport determine that there is not a compelling business justification for purchasing hydrogen-powered commercial vehicles, particularly those that we will produce and sell, then the market for such vehicles may not develop as we expect or may develop more slowly than we expect, which would adversely affect our business, prospects, financial condition and operating results.

Demand for our hydrogen-powered commercial vehicles and hydrogen fuel cell systems will ultimately depend on demand from target customers, some of which operate in cyclical or regulated industries, which may subject us to that cyclicality or regulatory uncertainty and result in volatility and uncertainty and in the demand for our products, which could have a material adverse effect on our business, prospects, financial condition and operating results.

Decisions to purchase our hydrogen-powered commercial vehicles and hydrogen fuel cell systems will likely depend on the performance of the industries in which our target customers operate, and decreases in demand for production or services from those industries will impact demand for our products. Demand in these industries is impacted by numerous factors, including commodity prices, infrastructure spending, interest rates, consumer spending, fuel costs, energy demands, municipal spending, government subsidies and incentives, and commercial construction, among others. Increases or decreases in these variables may significantly impact the demand for our products. Additionally, some of our target customers have felt the impact of the COVID-19 pandemic, which has resulted in reduced demand for commercial vehicles. If we are unable to accurately predict demand, we may be unable to meet our customers’ needs, resulting in the loss of potential sales, or we may produce excess products, resulting in increased inventories and overcapacity in our contracted production facilities, increasing our unit production cost and decreasing our working capital and operating margins.

If there is inadequate availability of hydrogen or we fail to secure hydrogen supply at competitive prices or with a competitive emissions profile, our business will be materially and adversely affected.

Demand for our hydrogen-powered commercial vehicles and hydrogen fuel cell systems will depend in part on the availability of hydrogen infrastructure and the cost of hydrogen fuel. There is no assurance that hydrogen production will scale at the rate we anticipate or that the cost of hydrogen will become competitive with the cost of hydrocarbons or other hydrocarbon-alternatives as we anticipate. Our commercial vehicles and vehicles powered by our hydrogen fuel cell systems will also require an adequate supply of hydrogen to refuel. Currently, hydrogen supply and refueling stations are not generally available. We expect to partner with third parties with the aim of providing of hydrogen infrastructure and refueling stations to potential Hyzon customers. Some potential customers may choose not to purchase Hyzon products because of the risk of unavailability or cost of hydrogen supply. Additionally, certain customers may consider hydrogen vehicles because of their sustainability profile; however, the sustainability profile of hydrogen depends on the production process. “Gray” hydrogen, often produced by steam methane reformation, is currently the most common and cost-effective form of hydrogen production; however, this results in significant greenhouse gas (“GHG”) emissions. Other types of hydrogen, such as “green” hydrogen produced by clean energy-powered electrolysis, have a smaller emissions footprint but are less common and cost-effective. We may not be able to secure a supply of hydrogen at a satisfactory quantity and price that also meets customers’ emissions-reduction goals, which may cause some potential customers not to purchase Hyzon products. If we are unable to satisfactorily provide adequate access to hydrogen supply, which may require significant capital expenditures, our ability to generate customer loyalty, grow our business and sell our products could be impaired.

Increased focus on sustainability or other ESG matters could impact our operations.

Our business requires customers and financial institutions to view our business and operations as having a positive environmental, social and corporate governance (“ESG”) profile. Increasing attention to, and societal expectations regarding, climate change, human rights, and other ESG topics may require us to make certain changes to our business operations to satisfy the expectations of customers and financial institutions. For example, we may be required to procure or invest in companies in the business of producing and selling “green” hydrogen on terms that are not economical in order to meet customer expectations, which could adversely impact our financial results of operations. Similarly, we rely on a global supply chain. Managing that supply chain for ESG risks could require us to incur substantial costs and, if any issues are identified, incur further costs to remedy issues or locate alternative suppliers, which either may not exist or may be unwilling or unable to supply us. Additionally, our customers may be driven to purchase our vehicles due to their own sustainability or ESG commitments, which may entail holding their suppliers—including us—to ESG standards that go beyond compliance with laws and regulations and our ability to comply with such standards. Failure to maintain operations that align with such “beyond compliance” standards may cause potential customers to not do business with us or otherwise hurt demand for our products. These and other ESG concerns could adversely affect our business, prospects, financial condition and operating results.

Our business may be subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of constructing or servicing hydrogen infrastructure or refueling stations for certain customers, and such risks may increase in the future as we expand the scope of such services.

We expect to construct and service hydrogen infrastructure and refueling stations at certain customer sites and elsewhere. We expect such construction and servicing at customer sites and elsewhere to be subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, accessibility requirements, safety, environmental protection and related matters, and to require various local and other governmental approvals and permits that may vary by jurisdiction. All of the above may cause delays or cost-overruns or prevent construction or servicing of hydrogen infrastructure and refueling stations. Meaningful delays or cost overruns, or inability to construct or service hydrogen infrastructure or refueling stations at certain customer sites and elsewhere could have a material adverse effect on our business, prospects, financial condition and operating results. In addition, we may undertake such construction or service through partners or contractors, which may require us, our partners, contractors, or customers to obtain licenses or require compliance with additional rules, working conditions and other union requirements, adding costs and complexity to a construction project. If we, our partners or contractors are unable to provide timely, thorough and quality construction-related services, our customers could fall behind with their schedules leading to liability to us or cause customers to become dissatisfied with the hydrogen solutions we offer.

We depend upon key personnel and will need to hire and train additional personnel.

Our success depends on the continuing services of key employees. We believe the depth and quality of the experience of our management team in the hydrogen fuel cell and commercial vehicle industries is a key to our ability to be successful. The loss of any of these individuals could have a material adverse effect on our business, prospects, financial condition and operating results. Additionally, the success of our operations will largely depend upon our ability to successfully attract and retain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for us. The challenge will be exacerbated for us as we attempt to transition from limited production of units deployed for technology validation to production for operational fleet validation to, ultimately, volume production and sales to support full fleet conversions under the unforeseeable business conditions which continue to evolve as a result of the impact of COVID-19. In the event that our employees seek to join a labor union, higher employee costs and increased risk of work stoppages or strikes could result. We may also directly or indirectly depend upon other companies with unionized workforces, including suppliers, and work stoppages or strikes with respect to those companies could have a material adverse impact on our business, financial condition, or results. Our inability to attract and retain key personnel in a timely and cost-effective manner could have a material adverse effect on our business, prospects, financial condition and operating results.

We currently face and will continue to face significant competition and many of our current and future competitors have or will have significantly more resources.

We face intense competition as we aim to replace existing commercial transportation solutions with our hydrogen-powered commercial vehicles and hydrogen fuel cell systems. We expect to face increasing competition both from current transportation options and improvements to current transport options as well as from new alternative energy solutions, including electric vehicles. Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers. These manufacturers generally use proven and widely accepted technologies such as internal combustion engines and batteries. Additionally, according to public statements, there are competitors working on developing technologies in each of our targeted markets. Many of our current and potential future competitors have or will have greater financial, technical, manufacturing, marketing and other resources than we do. They may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their alternative transport programs. Additionally, our competitors may also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than we do. These competitors also compete with us in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our products. If we do not compete effectively, our competitive positioning and operating results will be harmed. We expect competition in our industry to intensify from our existing and future competitors in the future in light of increased demand and regulatory push for vehicles powered by renewable energy sources.

Until we complete our hydrogen fuel cell production facilities, which may be delayed or not occur at all, we are and expect to be dependent on Horizon as a single source supplier of our hydrogen fuel cell systems, and the inability of Horizon to deliver such fuel cell systems for our commercial vehicles at prices, volumes, and specifications acceptable to us could have a material adverse effect on our business, prospects, financial condition and operating results.

We currently rely, and expect to rely until completion of our hydrogen fuel cell manufacturing facilities, solely on Horizon as a single source supplier of our hydrogen fuel cell systems. Even if we complete our manufacturing facilities, we expect to continue to rely on Horizon for supply of hydrogen fuel cell systems for deliveries in China. Horizon may not be able to meet our product specifications and performance characteristics or our desired specifications, performance and pricing, which could impact our ability to achieve our product specifications, performance characteristics and target pricing as well. We may be unable to obtain hydrogen fuel cell systems from Horizon or alternative suppliers at prices, volumes, and specifications acceptable to us, which could have a material adverse effect on our business, prospects, financial condition and operating results. In addition, our pricing arrangements with Horizon may be subject to challenge by tax authorities in the United States, Singapore, the Netherlands or elsewhere, and if our transfer pricing is challenged, we may be subject to fines, liability or other sanctions by government bodies and our business could be adversely affected. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for such single source inputs, we may be unable to do so in the short term (or at all) at prices or quality levels that are favorable to us, which could have a material adverse effect on our business, prospects, financial condition and operating results.

We depend on third parties for the supply of components and the assembly of our hydrogen-powered commercial vehicles.

We depend on third party suppliers to provide components, including but not limited to glider kits and chassis, for our hydrogen-powered commercial vehicles. In the United States, we also depend on third party assemblers to assemble our hydrogen-powered commercial vehicles. To the extent that there are limitations on the availability of such components, either due to the unwillingness or inability of suppliers to produce and supply them to us or our assembly partners, or a change in governmental regulations or policies, we would need to develop capabilities in manufacturing such components or seek alternative suppliers, which may either not exist or if they do exist may be unwilling or unable to supply us. Either case could have a negative impact on our ability to sell our hydrogen-powered commercial vehicles at the prices, or achieve the margins, or in the timeframes that we anticipate.

Additionally, we depend on other partners to assemble vehicle components and our hydrogen fuel cell systems into our commercial vehicles in North America, and may do so elsewhere as appropriate. Using a third-party for the integration, installation and assembly of our commercial vehicles is subject to risks with respect to operations that are outside our control. We could experience delays if our partners do not meet agreed upon timelines or experience capacity constraints that make it impossible for us to fulfill purchase orders on time or at all. Our ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of our partners’ products. In addition, although we will oversee each step of the supply chain, including production, installation, and assembly processes, because we have no management control over, and therefore rely on, our partners to meet our quality standards, there can be no assurance that the final product will meet expected quality standards.

We may be unable to enter into new agreements or extend existing agreements with third-party suppliers and assemblers on terms and conditions acceptable to us and therefore may need to contract with other third parties or significantly add to our own manufacturing or assembly capacity. There can be no assurance that in such event we would be able to engage other third parties or establish or expand our own capabilities to meet our needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that our commercial vehicles assembled at facilities of new partners comply with our quality standards and regulatory requirements, may be greater than anticipated. Any of the foregoing could adversely affect our business, prospects, financial condition and operating results.

We depend upon our relationship with our shareholder Horizon and Horizon’s subsidiaries, including in respect of the Horizon Supply Agreement and the Horizon IP Agreement.

Hyzon is currently majority-owned by Singapore incorporated Hymas Pte Ltd (“Hymas”), which is majority but indirectly controlled by Horizon. We depend on agreements entered into with Horizon’s subsidiaries, including for supply of hydrogen fuel cell systems and for joint ownership and licenses of certain intellectual property. Such intellectual property may be difficult to enforce if Horizon’s subsidiaries refuse to join in our enforcement actions, and the nature of our rights in such intellectual property may restrict us from expanding our business with additional product lines and commercialization opportunities.

Additionally, although we have endeavored to enter into agreements with Horizon and its affiliates on market terms, including the Intellectual Property Agreement (the “Horizon IP Agreement”), dated January 12, 2021, between Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) and Hyzon, and the Framework Supply Contract Template (the “Horizon Supply Agreement”), dated January 7, 2021, between Jiangsu Qingneng New Energy Technologies Co. Ltd. and Hyzon, our agreements with Horizon and its affiliates may not reflect terms that would have resulted from arm’s-length negotiations with unaffiliated third parties. If such arrangements are considered unenforceable or otherwise impermissible, we may be subject to fines, liability, tax penalties or sanctions by courts or other government bodies. Please see the section entitled “Business—Key Agreements” and “Business—Intellectual Property” for additional information concerning our agreements with Horizon and its affiliates.

Additionally, our relationship with Horizon may be interrupted or deteriorate, and Horizon or its subsidiaries may delay performance of or breach obligations to us under such arrangements, which could materially adversely affect our business, prospects, financial condition and operating results. In particular, under the Horizon IP Agreement, JS Horizon assigned to Hyzon a joint ownership interest in certain intellectual property rights owned by JS Horizon relating to fuel cell technologies and mobility products, and each of Hyzon and JS Horizon granted to the other exclusive rights to use such jointly owned intellectual property rights within such other party’s field of use, as well as certain rights in improvements made in the future with respect thereto. Our field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation of mobility products throughout the world, as well as fuel cells designed for use in mobility products commercialized outside of identified countries in Asia, Africa and South America. JS Horizon’s field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation throughout the world of fuel cells not designed for use in mobility products, as well as fuel cells designed for use in mobility products commercialized within identified countries in Asia, Africa and South America. Any of the above could materially adversely affect our business, prospects, financial condition and operating results.

We may be unable to expand on our intellectual property portfolio or otherwise develop the technology needed to operate our business.

A portion of the intellectual property that we own was assigned to us by JS Horizon pursuant to the Horizon IP Agreement. Some of the technology based on this intellectual property is in the early stages of development and it is possible that we will be unable to successfully build on the portfolio of intellectual property that was assigned to us by JS Horizon. Our ability to refine and grow our portfolio of intellectual property and technology depends on many factors, including our ability to attract and retain a skilled technical workforce and our ability to devote sufficient resources to research and development efforts. Our failure to continue development of our intellectual property and technology portfolio could materially adversely affect our business, prospects, financial condition and operating results.

Certain of our directors, officers and employees are now affiliated with Horizon, which is engaged in business activities similar to ours, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

We intend to produce hydrogen-powered commercial vehicles and hydrogen fuel cell systems. Horizon engages in a similar business and may compete for the sale of hydrogen fuel cell systems in certain territories with us. Certain of our directors, officers, employees, contractors and consultants are affiliated with Horizon. In particular, George Gu, the Executive Chairman of our Board, also serves as the Chairman of the Board of Horizon. Craig Knight and Viktor Meng also serve on both our Board and the Board of Horizon. In addition, certain directors, officers, employees, contractors and consultants hold or will hold stock in both Hyzon and Horizon and its affiliates. Further, by virtue of its control of Hymas, Horizon currently has control over a majority of Hyzon’s voting stock. As a result, our directors, officers, and employees could have conflicts of interest, including in respect of our contractual relationships with Horizon, allocation of management’s time between us and Horizon, and decisions of whether to present business opportunities to us or to Horizon. These conflicts may not be resolved in our favor, which may result in the terms of our contractual relationships with Horizon or its subsidiaries being not as advantageous to us as they would be absent any conflicts of interest, management spending less time on our business than they would absent any conflicts of interest, or potential business opportunities being presented to Horizon instead of us. We have no formal policy in place for vetting potential conflicts of interest, and our Board will review any potential conflicts of interest on a case-by-case basis.

We face risks related to health epidemics, including the ongoing COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

Our business and results of operations are expected to be adversely affected by the COVID-19 pandemic and related governmental responses, which has caused a material adverse effect on the level of economic activity around the world, including in the markets we serve. The governmental responses being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, may limit our ability to meet with potential customers or affect the ability of our personnel, suppliers, and partners to operate in the ordinary course. While national and local governments in locations in which we and our key suppliers operate have recently begun to relax restrictions on business operations, there is no guarantee that lock downs and other governmental orders that would restrict our and their ability to operate will not be reinstated. The extent to which the COVID-19 pandemic impacts us will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain or otherwise address the effects of COVID-19, among others. If the financial markets or the overall economy are impacted for an extended period, our results of operations, financial position and cash flows may be materially adversely affected.

As a private company, we were not required to document and test our internal controls over financial reporting nor has management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses and errors in our financial reporting, which could adversely affect our business.

As a private company, Hyzon was not subject to the SEC’s internal control reporting requirements. Following the Business Combination, we became subject to the SEC’s internal control over financial reporting requirements and will become subject to the auditor attestation requirements in the year in which we are deemed to be a large accelerated filer, which would occur once the market value of our common equity held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, or otherwise loses our “emerging growth company” status. As a result, we expect that our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal controls over financial reporting commencing with our Annual Report on Form 10-K for the year ended December 31, 2022. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In addition, our current controls and any new controls that we develop may become inadequate because of poor design, inadequate enforcement, and changes in our business, including increased complexity resulting from expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and their attestation reports.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”), which focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Warrant Agreement (as defined herein) governing our warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our 11,286,251 public warrants and 6,514,500 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. On the Closing Date, we also issued 1,500,000 additional private placement warrants upon the conversion of $1,500,000 principal amount of working capital loans by the Sponsor to DCRB.

As a result, included on our balance sheet as of December 31, 2020 are derivative liabilities related to embedded features contained within our warrants. ASC 815 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

DCRB identified a material weakness in its internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following the issuance of the SEC Statement, after consultation with DCRB’s independent registered public accounting firm, DCRB’s management and the audit committee of the DCRB board of directors, DCRB concluded that, in light of the SEC Statement, it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020 and its previously issued audited balance sheet dated as of October 22, 2020. See “Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, DCRB identified a material weakness in its internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

There are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm our business may occur and not be detected.

Our management does not expect that our internal and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, an evaluation of controls can only provide reasonable assurance that all material control issues and instances of fraud, if any, in Hyzon have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. A failure of our controls and procedures to detect error or fraud could seriously harm our business and results of operations.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, or from individuals within our organization, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents or thefts of our trade secrets or other proprietary and confidential information consistent with applicable laws and regulations protecting individual privacy rights. Such privacy laws and regulations can and do impose potentially significant fines and penalties for not adequately protecting individuals’ personal information, as well as subject us to potential litigation. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and results of operations, lead to financial loss, and subject us to substantial and costly litigation.

Risks Related to Intellectual Property

We may need to defend ourselves against patent, copyright, trademark, trade secret or other intellectual property infringement or misappropriation claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, copyrights, trademarks, trade secrets or other intellectual property or proprietary rights (collectively, “IP”) that would prevent or limit our ability to manufacture or sell our hydrogen-powered commercial vehicles or hydrogen fuel cell systems, which could make it more difficult for us to operate our business. We may receive inquiries from IP owners inquiring whether we infringed upon or misappropriated their proprietary rights. Companies owning IP, including those relating to hydrogen-powered mobility products or hydrogen fuel cell technologies, may allege infringement or misappropriation of such rights. In response to a determination that we have infringed upon or misappropriated a third party’s IP, we may be required to do one or more of the following:

•	cease development, sales or use of our products that incorporate or are covered by the asserted IP;

•	pay substantial damages, including through indemnification obligations;

•	obtain a license from the owner of the asserted IP, which license may not be available on reasonable terms or at all; or

•	redesign one or more aspects of our hydrogen-powered commercial vehicles or hydrogen fuel cell systems.

A successful claim of infringement or misappropriation against us could materially adversely affect our business, prospects, financial condition and operating results. Any legal proceedings or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Our success depends on our ability to protect our IP, and the failure to adequately protect or enforce our IP could result in our competitors offering products similar to ours, which would adversely affect our business, prospects, financial condition and operating results. We will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology. The measures we take to protect our IP from infringement or misappropriation by others may not be effective for various reasons, including the following:

•	any patent applications we submit or currently have pending may not result in the issuance of patents;

•	the scope of our issued patents, including our patent claims, may not be broad enough to protect our proprietary rights;

•	our issued patents may be challenged or invalidated;

•	our employees, customers or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

•	third parties may independently develop technologies that are the same or similar to ours;

•

we may not be successful in enforcing our IP portfolio against third parties who are infringing or misappropriating such IP, for a number of reasons, including substantive and procedural legal impediments;

•	our trademarks may not be valid or enforceable, and our efforts to police unauthorized use of our trademarks may be deemed insufficient to satisfy legal requirements throughout the world;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other IP may make enforcement impracticable; and

•	current and future competitors may circumvent or design around our IP.

Additionally, IP laws vary throughout the world. Some foreign countries do not protect IP to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our IP in foreign jurisdictions may be difficult. Therefore, our IP may not be as strong and expansive, or as easily enforced, outside of the U.S.

Our patent applications may not issue or if issued, may not provide sufficient protection, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter for which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has invented, or filed a patent application with respect to the same subject matter as we have, we may not be entitled to the protection sought by our applicable patent applications. We also cannot be certain that all the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection provided by issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, even if all of our patent claims are allowed and cover their intended scope, our competitors may circumvent or design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

Risks Related to the Hydrogen Fuel Cell Industry

Our hydrogen vehicles compete for market share with vehicles powered by other technologies that may prove to be more attractive to customers. Decreases in the price of gasoline and natural gas and the availability of alternative powered vehicles could delay or prevent transition to hydrogen vehicles.

Our hydrogen vehicles compete for market share with vehicles fueled by alternative energy sources. If alternative energy powered vehicles are available and the prices of alternative sources are lower than energy sources used by our products, offer greater efficiencies, greater reliability or otherwise benefit from other factors resulting in overall lower total cost of ownership, this could decrease incentives to transition to hydrogen vehicles, adversely impact sales of our products and affect the commercial success of our vehicles or make our vehicles uncompetitive or obsolete. Fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs, could decrease incentives to transition to hydrogen vehicles. Moreover, there is no guarantee that commercial customers will prefer hydrogen vehicles over other zero emissions or near zero emissions vehicles, such as electric vehicles; to the extent that other zero emissions or near zero emissions vehicles have lower total costs of ownership or better sustainability profiles, it may adversely impact sales of our products or the commercial success of our vehicles.

Our products use flammable fuels and some generate high voltages, which could subject our business to product safety, product liability, other claims, product recalls, or negative publicity.

High-voltage electricity poses potential shock hazards, and hydrogen is a flammable gas and therefore a potentially dangerous fuel. Any accidents involving or linked to, defects in design or manufacturing of, or any negative publicity surrounding hydrogen-powered vehicles, including those produced by us, or the production, transportation or use of hydrogen generally could materially impede our business. If any of our products are or are alleged to be defective in design or manufacturing or experience other failures, including with respect to the safety of hydrogen or the efficiency and performance of hydrogen fuel cells, we may be compelled to undertake product recalls or take other actions, which could adversely affect our business, prospects, operating results, reputation and financial condition. Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition and operating results. In addition, we may be held responsible for damages beyond the scope of our insurance coverage.

Risks Related to Litigation and Regulation

We operate in a highly regulated industry. The failure to comply with laws or regulations could subject us to significant regulatory risk, and changing laws and regulations and changing enforcement policies and priorities could adversely affect our business, prospects, financial condition and operating results.

The motor vehicle manufacturing and hydrogen industries in general are highly regulated in most countries, and if we fail to comply with national, federal, state and local laws, rules, regulations and guidance, including those related to hydrogen-powered vehicle safety and direct sales to customers as well as hydrogen production, storage and transportation, our business could be adversely affected. We will be subject to licensing and operational requirements that could result in substantial compliance costs, and our business would be adversely affected if our licenses are impaired. Litigation, regulatory actions and compliance issues, including in respect of antitrust and competition laws as applied to our relationships with Horizon and Hyzon Europe, could subject us to revocation of licenses, significant fines, penalties, judgments, remediation costs, negative publicity and reputational harm, and requirements resulting in increased expenses. Our operations and products are also subject to numerous stringent environmental laws and regulations, including those governing the generation, use, handling, storage, disposal and transport of hazardous substances and wastes. These laws may require us or others in our value chain to obtain permits and comply with various restrictions and obligations that may have material effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business. In addition, laws, regulations and rules relating to privacy, information security, and data protection could increase our costs, affect or limit how we collect and use personal information, and adversely affect our business opportunities. The ongoing costs of complying with such laws, regulations and rules could be significant.

Additionally, all of these laws and regulations may be subject to change or changes in enforcement policies or priorities, including from changes that may result from changes in the political landscape and changing technologies. Future legislation and regulations, changes to existing laws and regulations, or interpretations thereof, or changes in enforcement policies or priorities, could require significant management attention and cause additional expenditures, restrictions, and delays in connection with our operations as well as other future projects.

We depend on global customers and suppliers, and adverse changes in governmental policy or trade regimes could significantly impact the competitiveness of our products.

We source components from suppliers and sells our products around the world, including sourcing hydrogen fuel cell systems from Horizon in China. There is significant uncertainty about the future relationship between the U.S. and various other countries, particularly China, with respect to trade policies, treaties, government regulations, tariffs, customs regulations, price or exchange controls, or preferences in foreign nations of domestically manufactured products. Changes in such government policy, including any changes to existing trade agreements, international trade relations between countries in which we or our suppliers or partners have business operations or our target markets, regulatory requirements, or the availability of tax and other governmental incentives, including those promoting fuel efficiency and alternate forms of energy, may have an adverse effect on us. A trade war, other governmental action related to tariffs or international trade agreements, changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development or investment in the territories and countries where we sell our products, source our supplies or currently operate or may in the future operate, and any resulting negative sentiments towards the U.S. as a result of such changes, may have an adverse effect on our business, financial condition or results of operations.

Risk Factors Relating to Our Common Stock

Sales of a substantial number of our securities in the public market, including those issued upon exercise of warrants, could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of the Class A Common Stock and the warrants.

As of July 16, 2021, we had outstanding 246,994,208 shares of our Class A Common Stock and warrants to purchase 19,626,799 shares of our Class A Common Stock. In addition, an aggregate of 44,566,036 shares of Class A Common Stock are subject to outstanding awards or available for future issuance under the 2021 Plan.

The shares of Class A Common Stock offered by the Selling Securityholders (including 155,639,006 shares of Class A Common Stock held by Hymas) represent approximately 63% of the outstanding Class A Common Stock (not including the shares of Class A Common Stock underlying the warrants that may be sold hereunder).

On February 8, 2021, certain stockholders of Old Hyzon, collectively holding 92,775,000 shares of Old Hyzon Common Stock or securities convertible into shares of Old Hyzon Common Stock, entered into an agreement with DCRB and Old Hyzon (the “Lock-Up Agreement”) pursuant to which they agreed, following the Closing Date, not to transfer any shares of Class A Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock beneficially owned or otherwise held by such stockholders for six months following the Closing Date. As of the Closing Date, such stockholders of Hyzon beneficially owned 170,154,636 shares of Class A Common Stock, which represented approximately 69% of the outstanding shares of Class A Common Stock as of the Closing Date.

For more information about the Lockup Agreement, see the section entitled “Certain Relationship and Related Party Transactions—Lock-Up Agreements.”

In connection with the Closing, that certain Registration Rights Agreement dated October 19, 2020 (the “IPO Registration Rights Agreement”) was amended and restated and the Company entered into the amended and restated IPO Registration Rights Agreement (the “A&R Registration Rights Agreement”) with certain persons and entities holding securities of DCRB prior to the Closing and certain persons and entities receiving Class A Common Stock in connection with the Business Combination (the “Reg Rights Holders”). Pursuant to the A&R Registration Rights Agreement, we agreed that, within 15 business days after the Closing, we will file a registration statement with the SEC (the “Initial Registration Statement”) (at our sole cost and expense), and we will use our reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12-month period and will be entitled to customary piggyback registration rights. Further, under the Subscription Agreements, we are required to file a registration statement within 15 calendar days after the Closing to register the resale of the PIPE Shares, and we will use our commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof. The registration statement of which this prospectus is a part registers for resale the PIPE Shares.

For more information about the A&R Registration Rights Agreement, see the section entitled “Certain Relationship and Related Party Transactions—Registration Rights.”

Our stock price is volatile, and you may not be able to sell shares of our Class A Common Stock or warrants at or above the price you paid.

The trading price of our Class A Common Stock and public warrants are volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include, but are not limited to:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products and technologies on a timely basis;

•	changes in laws and regulations affecting our business;

•	our ability to meet compliance requirements;

•	commencement of, or involvement in, litigation;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Common Stock available for public sale;

•	any major change in our Board or management;

•	investors engaged in short selling our Class A Common Stock;

•	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

Because we have no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur. As a result, you may not receive any return on an investment in our Class A Common Stock unless you sell our Class A Common Stock for a price greater than that which you paid for it. See the section entitled “Market Price, Ticker Symbol and Dividend Information”.

We are a “controlled company” under Nasdaq rules.

Because Hymas and its affiliates control a majority of the voting power of our outstanding capital stock, we are a “controlled company” under the Nasdaq rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Board to have a majority of independent directors and require us to establish a compensation committee comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. While we do not expect to rely on any of these exemptions, and while our compensation committee is currently comprised solely of independent directors, we are entitled to do so for as long as we are considered a “controlled company” and to the extent that we rely on one or more of these exemptions, holders of our Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following October 22, 2025, the fifth anniversary of the initial public offering of DCRB, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for Hyzon in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. We may not have adequate personnel with the appropriate level of knowledge, experience and training, as well as the technology, systems and tools available to them to perform their functions, in the accounting policies, practices or internal control over financial reporting required of public companies in the United States. We are in the process of upgrading our finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

There is no guarantee that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants (or, if applicable, 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes). As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without a holder’s approval.

Our warrants were issued in registered form under a warrant agreement (the “Warrant Agreement”), dated October 19, 2020 by and between Continental Stock Transfer & Trust Company, as warrant agent, and DCRB. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants (or, if applicable, 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes) approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants (or, if applicable, 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes) is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (a) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for holders to do so, (b) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by the Sponsor, those persons who served as independent directors of DCRB, WRG DCRB Investors, LLC (“WRG”), an affiliate of Erik Anderson, who was DCRB’s Chief Executive Officer and serves as a director of Hyzon or any of their permitted transferees.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on Nasdaq. If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock and public warrants are listed on Nasdaq, our Class A Common Stock and public warrants qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A Common Stock adversely, the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who covers us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

As a result of the Business Combination and plans to expand Hyzon’s business operations, including to jurisdictions in which tax laws may not be favorable, our tax obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect our after-tax profitability and financial results.

In the event that Hyzon’s operating business expands domestically or internationally, our effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect our future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of our business.

Additionally, we may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Our after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on our after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.

Our after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

We may issue additional Class A Common Stock or preferred stock under an employee incentive plan. Any such issuance would dilute the interest of our stockholders and likely present other risks.

The Charter authorizes the issuance of 410,000,000 shares of capital stock, par value of $0.0001 per share, consisting of (a) 400,000,000 shares of Class A Common Stock and (b) 10,000,000 shares of preferred stock. In addition, an aggregate of approximately 44.6 million shares of Class A Common Stock have been reserved for issuance under the 2021 Plan, subject to increase as described under “Executive Compensation—Executive Officer and Director Compensation Following the Business Combination,”

We may issue a substantial number of additional shares of Class A Common Stock or preferred stock under an employee incentive plan. The issuance of additional shares of Class A Common Stock or preferred stock:

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of Class A Common Stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our Class A Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A Common Stock and/or warrants.

Provisions in our Charter may prevent or delay an acquisition of us, which could decrease the trading price of our Class A Common Stock, or otherwise may make it more difficult for certain provisions of the charter to be amended.

The Charter contains provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with the Board rather than to attempt a hostile takeover. These provisions include:

•	our Board is divided into three classes with staggered terms;

•	the right of our Board to issue preferred stock without stockholder approval;

•	restrictions on the right of stockholders to remove directors without cause; and

•	restrictions on the right of stockholders to call special meetings of stockholders.

These provisions apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that the Board determines is not in our and our stockholders’ best interests.

Our Charter designates state courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

The Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

In addition, the Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States) shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended), provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.

The Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended), or any other claim over which the federal courts have exclusive jurisdiction.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.

We are a U.S. corporation and thus subject to U.S. corporate income tax on our worldwide operations. Moreover, the majority of our operations and customers are located in the United States, and, as a result, we are subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on our business, and future profitability.

For example, President Joe Biden has set forth several tax proposals that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as Hyzon) from 21% to 28%. Congress may consider, and could include, this proposal in connection with tax reform to be undertaken by the Biden administration. It is unclear whether this or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of this proposal and other similar changes in U.S. federal income tax laws could adversely affect our business, cash flows and future profitability.

Further, new income, sales, use or other tax laws, statutes, rules, regulations or ordinances, in the United States or in other jurisdictions, could be enacted at any time, which could adversely affect our business, prospects, financial condition, future profitability and operating results. In addition, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us and may have an adverse effect on our business, cash flows and future profitability.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our Class A Common Stock and public warrants are currently listed on Nasdaq under the symbols “HYZN” and “HYZNW,” respectively. Prior to the consummation of the Business Combination, DCRB’s Class A Common Stock, public warrants and units (each consisting of one share of Class A Common Stock and one-half of one warrant) were listed on the Nasdaq under the symbols “DCRB,” “DCRBW” and “DCRBU,” respectively. We currently do not intend to list the private placement warrants offered hereby on any stock exchange or stock market.

The closing price of the Class A Common Stock and public warrants on July 29, 2021, was $6.77 and $1.95, respectively.

Holders

As of July 16, 2021, there were approximately 154 holders of record of our Class A Common Stock and approximately 10 holders of record of our warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that the Board will declare any dividends in the foreseeable future.

USE OF PROCEEDS

All of the Class A Common Stock and private placement warrants (including shares of Class A Common Stock underlying such warrants and the Earnout Shares) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of our securities by the Selling Securityholders pursuant to this prospectus.

We will receive up to an aggregate of approximately $221.96 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease. We will have broad discretion regarding the timing and application of the net proceeds from this offering. We expect to use the net proceeds from the exercise of any warrants for general corporate purposes, including developing and investing in hydrogen production infrastructure and supply chain, investing in expanded research and development capacity and new production facilities, and acquiring and leasing equipment for manufacturing and assembly.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the warrants offered hereby by us is determined by reference to the exercise price of the warrants of $11.50 per share. The warrants are listed on the Nasdaq Global Select Market under the symbol “HYZNW.”

We cannot determine the price or prices at which shares of our Class A Common Stock or the private placement warrants may be sold by the Selling Securityholders under this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” refers to Hyzon Motors Inc. and its subsidiaries after the Closing, and DCRB prior to the Closing.

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Old Hyzon and DCRB, adjusted to give effect to the Business Combination and consummation of the PIPE Financing (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 was effective on January 1, 2021; therefore, the unaudited pro forma condensed combined financial information herein is presented in accordance therewith.

DCRB was a blank check company incorporated in Delaware on September 7, 2017. DCRB was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As of March 31, 2021, there was approximately $225.7 million held in the Trust Account.

Hyzon is headquartered in Rochester, New York, and Old Hyzon was incorporated in the State of Delaware on January 21, 2020 as a wholly-owned subsidiary of Horizon, a Singapore-based fuel cell company. Horizon is a privately-held fuel cell technology company focused on developing and manufacturing hydrogen fuel cell stacks and systems for a variety of mobility and non-mobility applications, including for vehicles, backup power generation, and educational programs. Horizon has operations primarily in China, Korea, Japan, Singapore, and the Czech Republic.

To our knowledge and as determined in accordance with Rule 13d-3 under the Exchange Act, the following persons are the direct beneficial owners of 5% or more of the outstanding shares of Horizon stock: George Gu, Hyzon’s Executive Chairman (17.56%), P.N. Generations LLP (10.65%), Liu Chengang (8.14%), DPCV1 Limited (7.49%) and Taras Wankewycz (6.78%), and Craig Knight, the Chief Executive Officer of Hyzon, is the direct beneficial owner of approximately 2.2% shares of Horizon stock, in each case, based on 682,810 shares of stock outstanding as of the date hereof.

Hyzon was formed to focus on accelerating the energy transition through the manufacturing and supply of hydrogen fuel cell-powered commercial vehicles across the North American, European, and Australasian regions. Since its inception, Hyzon has devoted substantially all of its efforts in building the infrastructure to support the future production of hydrogen fuel cell trucks and buses and supply of hydrogen fuel cell systems for mobility applications, recruiting management and technical staff, and raising capital. Hyzon has not yet generated any revenue. Hyzon’s rights in intellectual property relating to its core fuel cell technology are subject to the Horizon IP Agreement between Hyzon and JS Horizon, which are part of the Horizon group of companies, described further in the section titled “Business – Intellectual Property.”

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical unaudited condensed consolidated balance sheet of Old Hyzon with the historical unaudited condensed consolidated balance sheet of DCRB on a pro forma basis as if the Transactions had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical unaudited condensed consolidated statement of operations of Old Hyzon for the three months ended March 31, 2021 and the historical unaudited condensed consolidated statement of operations of DCRB for the three months ended March 31, 2021, giving effect to the Transactions as if they had been consummated on January 21, 2020 (inception). The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited consolidated statement of operations of Old Hyzon for the period from January 21, 2020 (inception) through December 31, 2020, with the historical audited consolidated statement of operations of DCRB for the year ended December 31, 2020, as restated, giving effect to the Transactions as if they had been consummated on January 21, 2020.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with DCRB’s and Old Hyzon’s financial statements and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information reflects actual redemption of 2,089,323 shares of DCRB Class A Common Stock at $10.00 per share.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Old Hyzon was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The former owners of Old Hyzon hold a majority in the post-combination company;

•	Hyzon and the former owners of Old Hyzon have the ability to appoint a majority of the board of directors of the post-combination company;

•	Old Hyzon’s management comprises the management of the post-combination company;

•	The operations of the post-combination company will represent the operations of Hyzon; and

•	The post-combination company assumed Hyzon’s name and headquarters.

Old Hyzon has also been determined to be the predecessor entity to the post-combination company based on the same considerations listed above. Under this method of accounting, DCRB was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Hyzon issuing stock for the net assets of DCRB, accompanied by a recapitalization. The net assets of DCRB are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Old Hyzon.

Description of the Transactions

On February 8, 2021, DCRB, Old Hyzon and Merger Sub entered into the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Old Hyzon, with Old Hyzon surviving the merger as a wholly-owned subsidiary of DCRB. At the Effective Time, by virtue of the merger and without any action on the part of DCRB, Merger Sub, Old Hyzon or the holders of any of Old Hyzon’s securities:

•

each share of Old Hyzon Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Old Hyzon Common Stock resulting from the conversion of the Ascent Options, but excluding any shares of Old Hyzon Common Stock resulting from the conversion of Old Hyzon Convertible Notes described above) was canceled and converted into the right to receive (a) the number of shares of Class A Common Stock equal to the Exchange Ratio and (b) the contingent right to receive the Earnout Shares, in each case without interest. Each share of Old Hyzon Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of Old Hyzon Convertible Notes was canceled and converted into the right to receive one share of Class A Common Stock and the contingent right to receive the Earnout Shares;

•	each share of Old Hyzon Common Stock held in the treasury of Hyzon was canceled without any conversion thereof and no payment or distribution was made with respect thereto;

•

each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Company;

•	each Old Hyzon Warrant, to the extent then outstanding and unexercised, was automatically, without any action on the part of the holder thereof, converted into new warrants;

•

each Old Hyzon Option that was outstanding immediately prior to the Effective Time was converted into (A) an option to purchase a number of shares of Class A Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Old Hyzon Common Stock subject to such Old Hyzon Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Old Hyzon Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio and (B) the contingent right to receive the Earnout Shares. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option (as defined below) will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Old Hyzon Option immediately prior to the Effective Time; and

•

each Old Hyzon RSU, whether vested or not vested, outstanding immediately prior to the Effective Time was converted into (a) a restricted stock unit denominated in shares of Class A Common Stock equal to the product of (x) the number of shares of Old Hyzon Common Stock subject to such Hyzon RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (b) the contingent right to receive Earnout Shares.

Pursuant to the terms of the Charter, each share of DCRB Class B Common Stock outstanding prior to the Effective Time converted into one share of Class A Common Stock at the Closing. All of the shares of DCRB Class B Common Stock converted into shares of Class A Common Stock are no longer outstanding and have ceased to exist, and each holder of such DCRB Class B Common Stock has ceased to have any rights with respect to such securities.

The aggregate consideration for the Business Combination will be approximately $2 billion (subject to adjustment pending determination of final transaction costs) payable in the form of shares of the Class A Common Stock, as well as options and warrants to purchase shares of Class A Common Stock.

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB entered into separate Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and DCRB agreed to sell to the PIPE Investors, an aggregate of 35,500,000 PIPE Shares (excluding the shares of DCRB Class A Common Stock issued to holders of Old Hyzon Convertible Notes (the “Conversion Shares”)) for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement.

The following represents the aggregate merger consideration:

(in thousands)	Purchase price	Shares Issued
Share Consideration to Hyzon at Closing(a)(b)(c)	$1,853,679	185,368

(a)

The value of common stock issued to Hyzon included in the consideration is reflected at $10.00 per share. The number of shares excludes 21,887,041 options, warrants and RSUs that do not represent legally outstanding shares of the post-combination company at Closing.

(b)

Amount excludes the issuance of 23,250,000 Earnout Shares to certain Eligible Hyzon Equityholders as a result of the post-combination company satisfying certain performance conditions described below within the Earnout Period.

(c)	Amount includes the Conversion Shares.

In addition to the 185,367,904 shares issued at Closing, during the Earnout Period, Hyzon will issue to eligible holders of securities of Old Hyzon the Earnout Shares, in three tranches of 9,000,000, 9,000,000 and 5,250,000 Earnout Shares, respectively, upon the post-combination company achieving $18, $20 or $35 as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that in no event will the issuance of the 5,250,000 Earnout Shares occur prior to the one year anniversary of the Closing Date. The Earnout Shares will be issued to all (i) Old Hyzon Historical Rollover Stockholders and (ii) holders of Old Hyzon Options and Old Hyzon RSUs, in each case other than certain persons who received their Old Hyzon Common Stock or Old Hyzon Options in relation to their role as consultants to Old Hyzon. Such consultants will beneficially own less than 0.2% of the outstanding shares of Class A Common Stock following the Closing Date. Of the aggregate 23,250,000 Earnout Shares, approximately 20,806,466 are issuable to holders of Old Hyzon Common Stock. At the Closing, these Earnout Shares are not expected to be indexed to the post-combination company’s stock pursuant to ASC Subtopic 815-40. As a result, such Earnout Shares are classified as liabilities in the unaudited pro forma condensed combined balance sheet at their estimated fair value. Please refer to pro forma adjustment (K) within the Notes to Unaudited Pro Forma Condensed Combined Financial Information below for additional information. The remaining approximately 2,443,534 Earnout Shares are issuable to holders of unvested Old Hyzon Options and Old Hyzon RSUs and consequently represent stock-based compensation under ASC Topic 718. Please refer to pro forma adjustment (EE) within the Notes to Unaudited Pro Forma Condensed Combined Financial Information below for additional information.

The following summarizes the unaudited pro forma common stock shares outstanding:

in thousands	Shares	%
DCRB Public Stockholders	20,483	8.29%
DCRB Founders	5,643	2.28%

Total DCRB	26,126	10.57%
Old Hyzon(a)	180,346	73.03%
Hyzon Convertible Note holders(b)	5,022	2.03%
PIPE Shares(c)	35,500	14.37%

Total Shares at Closing	246,994	100.00%

(a)	Amount excludes 21,877,041 options, warrants and RSUs, as well as 23,250,000 Earnout Shares that did not represent legally outstanding shares at Closing.
(b)	Represents shares issued to the holders of the Old Hyzon Convertible Notes upon close of the PIPE Financing, which triggered conversion of the Old Hyzon Convertible Notes. See adjustment (I).
(c)	Excludes the Conversion Shares.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020 are based on the historical financial statements of DCRB and Old Hyzon. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2021

(in thousands, except share and per share amounts)

	DCRB (Historical) (US GAAP)	Old Hyzon (Historical) (US GAAP)	Combined	Pro Forma Adjustments		As of 31-Mar-21
						Pro Forma Combined
ASSETS
Cash	$—	47,773	$47,773	$204,837	(A)	$557,636
				(7,900 (22,171 (14,200 355,000 (5,703	)(B) )(B) )(B)(C) (C) )(B)
Cash held in trust account	225,731		225,731	(204,837	)(A)	—
				(20,894	)(A)
Prepaid expenses and other current assets	917	8,647	9,564			9,564

Total current assets	$226,648	$56,420	$283,068	$284,132		$567,199

Property and equipment—net		4,313	4,313			4,313
Right-Of-use assets		1,507	1,507			1,507
Deferred transaction costs		3,465	3,465	(3,465	)(B)	—
Other assets		736	736			736

Total assets	$226,648	$66,441	$293,089	$280,667		$573,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable		591	591			591
Accrued professional fees and other current liabilities	3,544	3,622	7,166	(3,544	)(B)	3,622
Related party payables	1,984	11,371	13,355	(1,984	)(B)	11,371
Current portion of operating lease liability		434	434			434
Accrued expenses and other current liabilities	175		175	(175	)(B)	—
Deferred revenue		2,905	2,905			2,905

Total current liabilities	5,703	18,923	24,626	(5,703)		18,923

Lease liability, net of current portion		1,257	1,257			1,257
Deferred underwriting fee payable	7,900		7,900	(7,900	)(B)	—
Convertible debt, net		49,441	49,441	559	(I)	—
				(50,000	)(I)	—
Earnout liability				179,137	(K)	179,137
Warrant liabilities	33,939	—	33,939	(21,105	)(H)	12,834

Total liabilities	$47,542	$69,621	$117,163	$94,987		$212,150

Commitments and Contingences
Common stock subject to possible redemption	174,106		174,106	(153,211	)(D)	—
Stockholders’ Equity				(20,894	)(A)
Common Stock		94	94	(94	)(E)	—
Class A Common Stock	1		1	2 18 4 1 1	(D) (E) (C) (I) (F)	25
Class B Common Stock	1		1	(1	)(F)	(0)
Additional paid in capital	27,953	19,522	47,475	153,210 354,996 76 (22,954 (14,200 (3,465 (10,868 21,105 16,551 50,000 (179,247	(D) (C) (E) )(G) )(B)(C) )(B) )(B) (H) (J) (I) )(K)	412,678
Retained earnings (deficit)	(22,954)	(22,418)	(45,372)	(11,303 22,954 (16,551 (559	)(B) (G) )(J) )(I)	(50,830)
Accumulated other comprehensive gain		(54)	(54)			(54)
Non-Controlling Interest		(324)	(324)			(324)

Total Stockholders’ Equity	$5,000	$(3,180)	$1,820	$185,569		$361,495

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$226,648	$66,441	$293,089	$280,667		$573,755

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Period ended December 31, 2020

(Amounts in thousands, except share and per share data)

	For the Period Ended December 31, 2020			Pro Forma Adjustments		For the Period Ended 31-Dec-20
	DCRB (Historical, As Restated) (US GAAP)	Old Hyzon (Historical) (US GAAP)	Combined			Pro Forma Combined
Revenue	$—	$—	$—	$—		$—
Cost of sales	—	—	—	—		—

Gross Margin	—	—	—	—		—

Operating costs	—	—	—	—		—
Research and development	—	1,446	1,446	212	(EE)	1,658
Selling, general, and administrative	5,480	12,785	18,265	11,303	(CC)	46,849
				(24	)(DD)
				17,306	(EE)

Total operating expenses	5,480	14,231	19,711	28,797		48,508

Loss from operations	(5,480)	(14,231)	(19,711)	(28,797)		(48,508)

Expensed offering costs	(655)		(655)			(655)
Interest (expense)	—	(37)	(37)	(559	)(GG)	(596)
Loss on consolidation of variable interest entity	—	(100)	(100)			(100)
Foreign currency loss, net		(8)	(8)			(8)
Interest Income	3	—	3	(3	)(BB)	—
Change in fair value of warrant liabilities	(15,491)		(15,491)	9,368	(FF)	(6,123)

Income (loss) before income taxes	(21,623)	(14,376)	(35,999)	(19,991)		(55,990)

Provision for income taxes	—	—	—	—	(AA)	—

Net Income (loss)	$(21,623)	$(14,376)	$(35,999)	$(19,991)		$(55,990)

Net Income (loss) attributable to noncontrolling interest		$(105)	$(105)	$—		$(105)

Net Income (loss) attributable to Old Hyzon		$(14,271)	$(35,894)	$(19,991)		$(55,990)
Basic and diluted net loss per common share	$(4.22)	$(0.17)				$(0.23)
Weighted average shares outstanding, basic and diluted	5,123,002	86,145,594		—		246,994,208

Unaudited Pro Forma Condensed Combined Statement of Operations

for the three months ended March 31, 2021

(Amounts in thousands, except share and per share data)

	DCRB (Historical) (US GAAP)	Old Hyzon (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$—	$—	$—		$—
Cost of sales	—	—	—	—		—

Gross Margin	—	—	—	—		—

Operating costs			—	—		—
Research and development		627	627	3	(EE)	630
Selling, general, and administrative	776	3,146	3,922	(30	)(DD)	4,109
				217	(EE)

Total operating expenses	776	3,773	4,549	190		4,739

Loss from operations	(776)	(3,773)	(4,549)	(190)		(4,739)

Interest (expense)	—	(4,590)	(4,590)			(4,590)
Loss on consolidation of variable interest entity	—		—			—
Foreign currency loss, net		(28)	(28)			(28)
Change in fair value of warrant liabilities	(339)		(339)	339	(FF)	0
Interest Income	3	2	5	(5	)(BB)	—

Income (loss) before income taxes	(1,111)	(8,389)	(9,500)	143		(9,357)

Provision for income taxes	—	—	—	—	(AA)	—

Net Income (loss)	$(1,111)	$(8,389)	$(9,500)	$143		$(9,115)

Net Income (loss) attributable to noncontrolling interest		$(242)	$(242)	$—		$(242)

Net Income (loss) attributable to Old Hyzon		$(8,147)	$(9,258)	$144		$(9,114)
Basic and diluted net loss per common share	$(0.20)	$(0.09)				$(0.04)
Weighted average shares outstanding, basic and diluted	5,643,125	93,793,115				246,994,208

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DCRB will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Old Hyzon issuing stock for the net assets of DCRB, accompanied by a recapitalization. The net assets of DCRB will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 21, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	DCRB’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, included elsewhere in this prospectus; and

•	Old Hyzon’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	DCRB’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus; and

•	Old Hyzon’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the period from January 21, 2020 (inception) through December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	DCRB’s audited consolidated statement of operations for the period ended December 31, 2020, as restated, and the related notes, included elsewhere in this prospectus; and

•	Old Hyzon’s audited consolidated statement of operations for the period from January 21, 2020 (inception) through December 31, 2020 and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the unaudited pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Hyzon believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma adjustments and it is possible the difference may be material. Hyzon believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of DCRB and Old Hyzon.

2. Accounting Policies

Management will perform a comprehensive review of DCRB’s and Old Hyzon’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. DCRB and Old Hyzon have not had any historical relationship unrelated to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Transactions occurred on January 21, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $204.8 million of cash held in the Trust Account that becomes available at the Closing. Furthermore, $20.9 million in cash was paid to redeeming shareholders for the

2,089,323 shares of DCRB Class A Common Stock that were redeemed at a per share redemption price of $10.00.

(B)

Reflects the settlement of $53.4 million of transaction costs at the Closing in connection with the Business Combination. Of the total, $22.1 million relates to advisory, bankers, legal and other fees incurred, $11.3 million of which is adjusted against retained earnings (see adjustment CC to the unaudited pro forma condensed combined statement of operations for the period from January 21, 2020 (inception) through December 31, 2020) while the remaining $10.8 million is considered direct and incremental to the Transactions and consequently adjusted against additional paid in capital; $7.9 million relates to deferred underwriting fees payable; $14.2 million relates to PIPE fees adjusted against additional paid in capital; and $5.7 million relates to existing DCRB accrued expenses and liabilities that were paid out of transaction proceeds. In addition, Old Hyzon reclassified $3.5 million of previously deferred transaction costs related to advisory and legal fees incurred prior to the Closing to additional paid in capital.

(C)

Reflects the proceeds of $355 million from the issuance of 35.5 million shares of Class A Common Stock pursuant to the PIPE Financing (excluding the Conversion Shares) based on commitments received which will be offset by the PIPE fee of 4% of gross proceeds or $14.2 million in adjustment (B). The net amount has been allocated to Class A Common Stock and additional paid-in capital using a par value of $0.0001 per share.

(D)	Reflects the reclassification of $153.2 million of Class A Common Stock subject to possible redemption that were ultimately not redeemed to permanent equity at $0.0001 par value.

(E)

Reflects the recapitalization of Hyzon’s equity and issuance of approximately 180.3 million shares of Class A Common Stock at $0.0001 par value as consideration for the reverse recapitalization. Note this amount excludes 5.0 million shares of Class A Common Stock issued upon conversion of the Old Hyzon Convertible Notes referenced in adjustment (I).

(F)	Reflects the reclassification of the Founder Shares from Class B Common Stock to Class A Common Stock at the Closing.

(G)	Reflects the reclassification of DCRB’s historical retained earnings to additional paid in capital as part of the reverse recapitalization.

(H)

Reflects the reclassification of the approximately 11.3 million public warrants from liability to equity upon the Closing. Hyzon has preliminarily evaluated the accounting for the public and private placement warrants for the post-combination company under ASC Topic 480 and ASC Topic 815. It currently expects the public warrants to qualify as equity instruments under both ASC Topic 480 and ASC Topic 815 after considering among other factors that the post-combination company will have a single-class equity structure. Separately, Hyzon expects the private placement warrants will continue to be accounted for as a liability under ASC Subtopic 815-40.

(I)

Reflects the conversion of Old Hyzon’s outstanding Old Hyzon Convertible Notes into shares of Class A Common Stock pursuant to such Old Hyzon Convertible Notes’ automatic conversion feature. The adjustment includes a charge to retained earnings of $0.6 million representing the final fair value adjustment on the bifurcated automatic conversion feature and write off of unamortized debt issuance costs (refer to adjustment (GG)).

(J)

Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested Old Hyzon Options and Old Hyzon RSUs (collectively, the “Vested Equity Awards”) who are granted the contingent right to receive approximately 1.9 million Earnout Shares pursuant to the Business Combination Agreement. There are no future service requirements related to such Earnout Shares; however, these Earnout Shares represent compensation under ASC Topic 718. Refer to Note 5—Earnout Shares for additional information.

(K)	Reflects recognition of the approximately 20.8 million Earnout Shares issuable to holders of Old Hyzon Common Stock which are not expected to be indexed to the post-combination company’s stock pursuant to ASC Subtopic 815-40 as of the Closing. Therefore, such amount is classified as a liability in the unaudited pro forma condensed combined balance sheet and recognized at its preliminary estimated fair value. After the Closing, the earnout liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in the post-combination company’s statement of operations within other income/expense. Refer to Note 5—Earnout Shares for additional information.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and period from January 21, 2020 (inception) through December 31, 2020 are as follows:

(AA)

Reflects the income tax effect of unaudited pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Old Hyzon concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion has continued after the Closing and as such, a 0% effective tax rate is reflected.

(BB)	Reflects the elimination of interest income and unrealized gain earned on the Trust Account.

(CC)

Reflects estimated transaction costs that are not considered direct and incremental to the Transactions (see adjustment (B) above). These costs are reflected as if incurred on January 21, 2020 (inception), the date the Transactions were completed for purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(DD)	Reflects elimination of fees incurred by DCRB under an administrative support agreement with an affiliate of the Sponsor that will cease to be paid upon completion of the Business Combination.

(EE)

In addition to the 1.9 million Earnout Shares issuable to holders of Vested Equity Awards discussed in adjustment (J), approximately 0.5 million Earnout Shares are issuable to holders of unvested Old Hyzon Options and Hyzon RSUs (collectively, the “Unvested Equity Awards,” and together with the Vested Equity Awards the “Underlying Equity Awards”). Pursuant to the Business Combination Agreement, Earnout Shares received by holders of Unvested Equity Awards will be held back by the post-combination company and released within 30 days after vesting of the underlying Unvested Equity Award. Forfeiture of the underlying Unvested Equity Award results in forfeiture of the right to receive the associated Earnout Shares. Management determined the Earnout Shares issuable to holders of both Unvested Equity Awards and Vested Equity Awards represent stock compensation under ASC Topic 718 as they are issued in proportion to the Underlying Equity Awards, which themselves represent stock compensation under ASC Topic 718. In the case of Earnout Shares issuable to holders of Unvested Equity Awards, recipients are required to provide services to the post-combination company in order to vest in such Earnout Shares. Both the grant and service inception dates are assumed to be the date of the Closing, which for purposes of the unaudited pro forma condensed combined statements of operations is January 21, 2020 (inception). Additionally, the awards are assumed to be equity classified. The preliminary estimated fair value of the Earnout Shares issuable to holders of Vested Equity Awards is reflected as a one-time compensation charge at the Closing as such holders’ right to these Earnout Shares is not contingent upon provision of future service. The one-time compensation charge associated with the Earnout Shares underlying the Vested Equity Awards is a non-recurring item. Due to the post-combination service required by holders of Unvested Equity Awards, the preliminary estimated fair value of the associated Earnout Shares is recognized assuming a weighted average service period of approximately five years. On a pro forma basis, as of December 31, 2020 and March 31, 2021, there was approximately $3.5 million and $3.3 million, respectively, of total unrecognized compensation cost related to the Earnout Shares associated with Unvested Equity Awards. The preliminary estimated fair value of the Earnout Shares issuable to holders of Vested Equity Awards was determined to be approximately $16.6 million. The adjustment includes approximately $0.2 million and $0.9 million of amortization associated with Earnout Shares issuable to holders of Unvested Equity Awards for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020, respectively. Refer to Note 5—Earnout Shares for additional information.

(FF)

Reflects the elimination of the change in fair value of the derivative warrant liability for the approximately 11.3 million public warrants due to the reclassification from liability to equity upon the Closing. Refer to adjustment (H).

(GG)

Reflects (1) the final fair value adjustment to the carrying amount of the bifurcated automatic conversion feature and (2) the write-off of remaining unamortized debt issuance costs, each in relation to conversion of the Old Hyzon Convertible Notes that occurred upon Closing assuming such conversion occurred on January 21, 2020 (inception), the date the Transactions were completed for purposes of the unaudited condensed combined statements of operations. This is a non-recurring item.

4. Loss per Share

As the Transactions have been reflected as if they occurred on January 21, 2020, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the shares issuable in connection with the Transactions had been outstanding as of such date. Pro forma basic and diluted net loss per share for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020 are calculated as follows:

	Three Months Ended March 31, 2021	Period Ended December 31, 2020
(in thousands, except share and per share data)
Pro forma net loss	(9,115)	(55,885)
Pro forma weighted average shares outstanding—basic and diluted(1)	246,994	246,994

Pro forma net loss per share—basic and diluted	(0.04)	(0.23)
Pro forma weighted average shares outstanding—basic and diluted
DCRB Public Stockholders	20,483	20,483
DCRB Founders	5,643	5,643

Total DCRB	26,126	26,126
Old Hyzon(2)	180,346	180,346
Hyzon Convertible Note holders(3)	5,022	5,022
PIPE Shares(4)	35,500	35,500

Pro forma weighted average shares outstanding—basic and diluted	246,994	246,994

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all public warrants, private placement warrants, unvested Old Hyzon RSUs and Old Hyzon Options are exchanged for shares of Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 19.3 million shares of Class A Common Stock underlying the public warrants, private placement warrants and warrants issued in connection with the conversion of certain loans that were made to DCRB prior to the Closing and (b) approximately 21.9 million shares of Class A Common Stock issued in exchange for unexercised Old Hyzon Options and Old Hyzon Warrants, and unvested Hyzon RSUs.

(2)	Excludes approximately 23.3 million Earnout Shares that were not legally outstanding at Closing.
(3)	Represents shares issued to holders of the Old Hyzon Convertible Notes upon close of the PIPE Financing, which triggered conversion of the Old Hyzon Convertible Notes. See adjustment (I).
(4)	Excludes the Conversion Shares.

5. Earnout Shares

The Earnout Shares, other than those associated with Underlying Equity Awards, are expected to be accounted for as liabilities that are earned upon achieving the Triggering Events (as defined in the Business Combination Agreement), which include events that are not indexed to the post-combination company’s common stock. The preliminary estimated fair value of the Earnout Shares, other than those associated with the Underlying Equity Awards, is approximately $179.2 million; the preliminary estimated fair value of the Earnout Shares associated with the Underlying Equity Awards is approximately $20.9 million.

The preliminary estimated fair value of the Earnout Shares was determined using a simplified Monte Carlo simulation valuation model using a distribution of potential outcomes on a daily basis over the five-year Earnout Period. The preliminary estimated fair value of the Earnout Shares was determined using the most reliable information available. Assumptions used in the preliminary valuation were as follows:

Current stock price: the current stock price was set at $10 per share, the assumed value per share of post-combination company common stock used elsewhere in this prospectus.

Expected term: the expected term is the five-year term of the Earnout Period.

Expected volatility: the volatility rate was determined using an average of historical volatilities over the expected term of selected industry peers deemed comparable to Hyzon.

Expected dividend yield: the expected dividend yield is zero as it is not expected the post-combination company will declare dividends on common stock during the expected term.

The classification of the Earnout Shares is re-assessed at the end of each reporting period. In periods where the Earnout Shares remain liability classified, the post-combination company will re-measure them at fair value using a Monte Carlo simulation valuation model with changes in fair value reflected on the statement of operations at each reporting period. The following table summarizes the total potential statement of operations impact over the five-year Earnout Period assuming the following scenarios:

Earnout scenario	Total potential Statement of Operations Loss / (Gain) from change in Earnout fair value over the five-year Earnout Period
None of the earnout tranches are triggered[1]	$(179.1) million
Only the $18 earnout tranche is triggered[2]	$(34.2) million
Both of the $18 and $20 earnout tranches are triggered[3]	$126.9 million
All of the $18, $20 and $35 earnout tranches are triggered	$(291.4) million

1	Assumes the reversal of the entire initial liability recorded associated with the Earnout Shares
2

Assumes the recognition of additional expense related to the increase in fair value related to the $18 earnout tranche, net of the reversal of the initial liability recorded associated with the $20 earnout tranche and the $35 earnout tranche

3

Assumes the recognition of additional expense related to the increase in fair value related to the $18 earnout tranche net of the $20 earnout tranche, and the reversal of the initial liability recorded associated with the $35 earnout tranche

BUSINESS

Overview

Hyzon was founded for the purpose of commercializing seventeen years of hydrogen fuel cell research through the design, development and assembly of hydrogen-powered commercial vehicles and fuel cell systems. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, we aim to accelerate the energy transition toward hydrogen and become the industry-leader in the hydrogen-powered commercial mobility sector.

Transportation in general, including large trucks and other commercial vehicles, is responsible for a significant portion of global CO2 emissions. While third-party reports showed a decrease in global fossil fuel emissions in 2020, CO2 levels continued to increase. As economies rebound and return to pre-COVID-19 pandemic levels of economic activity, fossil fuel and CO2 emissions from road transport, which declined slightly in 2020, remain an ongoing concern.

We believe that our hydrogen fuel cells can play a critical role in reducing CO2 emissions from on-road and off-road heavy vehicles that utilize traditional combustion systems. In doing so, we believe we can help combat global climate change without compromising—and in fact optimizing—vehicle performance and eventually even lowering the total cost of ownership.

As the commercial transportation sector transitions to hydrogen energy, our key competitive advantage over other hydrogen-powered vehicle providers is that the technology underlying our hydrogen fuel cell systems has already been deployed in approximately 500 commercial vehicles. This means that we can offer customers commercial vehicles using road-tested Proton Exchange Membrane (“PEM”) high power-density fuel cell stacks with power up to 240 kW, meeting the power requirements of most commercial vehicles.

We intend to integrate these PEM fuel cell stacks and related technology into a range of Hyzon-branded products, including medium and heavy-duty trucks, and city and coach buses. These vehicles are expected to also include electric propulsion systems, hydrogen fuel storage system and vehicle controls integrated into commercially available and widely deployed truck bodies and chassis sourced from third-party OEMs. Initial deliveries of Hyzon-branded commercial vehicles are expected this year.

In addition, we are in the early stages of designing our SuperH2Truck, a purpose-built hydrogen-powered truck with a fuel cell optimized chassis that is expected to be available by 2025.

We also already integrate our and our affiliated companies’ proprietary PEM fuel cell stacks into hydrogen solutions for customers using their private labels based on customer specifications. We perform integration for on and off-road transportation applications as well as rail and aviation customers and plan to expand our integration activities across maritime and other applications in the future. We expect the opportunities in these sectors to continue to expand with the rapid technological advances in hydrogen-powered fuel cells and the increasing investments in hydrogen production, storage and refueling infrastructure around the world.

Our commercial vehicle business will initially be focused on manufacturing and supplying heavy-duty (Class 8) trucks, medium-duty (Class 6) trucks and 40- and 60-foot (12- and 18-meter) city and coach buses to commercial vehicle operators. On road, our potential customers include shipping and logistics companies and retail customers with large distribution networks, such as grocery retailers, food and beverage companies, and government agencies around the world. Off-road, our potential customers include mining and port equipment manufacturers and operators. These strategic customer groups generally employ a back-to-base model where their vehicles return to a central “base” between operations, thereby allowing operators to have fueling independence as the necessary hydrogen can be produced locally at or proximate to the central base and dispensed at optimally-configured hydrogen refueling stations. Our fuel cell technologies are also compatible with light commercial vehicles among other applications. We plan to expand our range of products and hydrogen solutions if the transportation sector increasingly adopts hydrogen power and investments are made in hydrogen production and related infrastructure in accordance with our expectations.

As of March 31, 2021, we have received orders for Hyzon-branded commercial vehicles and coach buses in an aggregate value of approximately $18.2 million1 from companies around the world and our counterparties have paid $1.8 million in deposits in respect of such orders. We also have an order valued at $1.47 million to integrate a hydrogen fuel cell system built around our next generation fuel cell stacks into aircraft, in respect of which our counterparty has paid a deposit of $0.7 million. Our orders each include terms permitting the counterparty to cancel or suspend some or all of their obligations thereunder without cause, with little or no prior notice and without penalty or early termination payments. However, we currently expect that these orders will be fulfilled and have determined that each a contract with a customer exists in accordance with ASC 606-10-25-1. The transaction price associated with the subset of these contracts entered into prior to December 31, 2020 has accordingly been disclosed as a remaining performance obligation pursuant to ASC 606-10-50-13 through 50-15 (refer to Note 3: Revenues, within the Notes to Old Hyzon’s Consolidated Financial Statements as of December 31, 2020 and for the period from January 21, 2020 (inception) to December 31, 2020).

Benefits of Hydrogen

Hydrogen is the most abundant and lightest element in the universe and has the highest energy content of common combustible fuels by weight: approximately three times higher than diesel, natural gas or bioethanol. Hydrogen can also be produced locally from a wide variety of resources and, when produced with blue/green production methods and used to power fuel cells, results in near-zero direct greenhouse gas emissions to the atmosphere. We believe that this combination of availability, energy density, local production and near-zero emissions positions green hydrogen to become the dominant fuel source for powering commercial vehicles as the commercial transportation sector increases its focus on decarbonization.

Hydrogen has the potential to be a fuel with near-zero greenhouse gas (“GHG”) emissions. However, this varies substantially by the method used to produce such hydrogen. Hydrogen production is typically divided into “gray”, “blue”, or “green” hydrogen, depending on the source of the hydrogen. While all three types of hydrogen result in near-zero emissions from hydrogen-powered vehicles, blue and green hydrogen have the potential to significantly reduce the overall GHG emissions associated with transportation. By combining these potential emissions benefits with hydrogen’s increasing availability, because hydrogen has one of the highest energy densities of any common fuel, and because of its ability to be produced locally and with the declining cost of production, we believe hydrogen is positioned to become a dominant fuel source for powering commercial vehicles.

Gray: hydrogen produced from fossil fuel hydrocarbon feedstocks, most typically, natural gas. This is the most carbon-intensive pathway of generating hydrogen and also currently the most common method of producing it.

Blue: hydrogen produced using the same conventional processes used in gray hydrogen but where carbon capture and sequestration technologies are included to capture the emitted carbon and store it instead of simply letting it be released into the atmosphere.

Green: hydrogen produced without the production of additional direct GHG emissions, including via electrolysis from electricity generated using renewable, carbon-negligible sources of energy, such as wind and solar, as well as via steam reformation using renewable natural gas, such as from landfill methane.

[1]	This figure was derived by converting order amounts in euros to U.S. dollars at a rate of 1.19 USD/EUR as of March 17, 2021.

Based on internal and third-party testing and customer-reported experiences, we believe that the principal benefits of hydrogen fuel cells as compared to internal combustion engines include:

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Higher fuel efficiency: In many applications, fuel cell electric vehicles can provide significantly improved fuel efficiency compared to internal combustion engines. Currently, most internal combustion engines operate with an energy efficiency of around 25%, while hydrogen fuel cells typically have an energy efficiency level of about 50%.

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Potentially lower cost of fuel: Due to a combination of factors, including the relative abundance of hydrogen and its ability to be produced from multiple renewable sources (such as wind and solar power and biomass), we expect that the price of hydrogen will decrease relative to non-renewable hydrocarbon resources, including diesel fuel. Local production of hydrogen is expected to result in minimal transportation costs, which are built into the price of hydrogen, as compared to oil derivatives which may need to be shipped extended distances. Further, as decarbonization efforts continue globally, including by governments worldwide, we expect that investments in the hydrocarbon economy will shift towards renewable energy and that investment in hydrogen production will increase worldwide, resulting in lower hydrogen fuel costs. Finally, we expect the price of hydrocarbon fuels to rise as governments around the world increase taxation on high-emissions fuels, while incentivizing clean energy sources such as blue/green hydrogen. When coupled with technological innovations that are expected to decrease the cost of producing hydrogen fuel cell systems, these factors are expected to allow hydrogen-powered vehicles to be competitive with diesel and other internal combustion engines and to be widely adopted by the transportation sector.

•

Improved performance: Hydrogen vehicles use high torque electric drive providing optimal performance in commercial mobility. As compared to internal combustion engines, hydrogen vehicles provide smoother acceleration, even with load in excess of Class 8 vehicle weight limits in the United States. In addition, we expect our SuperH2Truck to provide up to 40,000 N-m of axle drive torque that are consistent throughout the vehicle operating range and 20%+ grade performance. These high torque levels would be expected to provide a typically loaded heavy commercial vehicle 0 to 60 mph accelerations in less than 20 seconds, compared to 60 to 120 seconds for comparable diesel-powered vehicles.

•

Reduced noise: Due to the approximately 80% fewer moving parts in the hydrogen fuel cell system as compared to a typical internal combustion engine, hydrogen-powered heavy vehicles are generally much quieter than internal combustion engine vehicles which reduces the resulting noise pollution that can affect those operating the vehicles as well as those in the vehicle’s immediate surroundings. In addition, the time restrictions that are placed on truck operations in residential areas are often introduced with the aim of reducing noise pollution, meaning that quieter hydrogen vehicles may enjoy more freedom to operate in some cases.

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Reduced GHG emissions: Hydrogen fuel cell technology is a near-zero-emission powertrain, as there is no combustion occurring in any hydrogen-powered vehicle. Based on CO2 emissions data from the Environmental Protection Agency (22.2 pounds of CO2 emissions per gallon of diesel), Hyzon management currently estimates that 100,000 of our hydrogen-powered Class 8 commercial vehicles could eliminate approximately 161 million tons of CO2 emissions over 10 years assuming green hydrogen from 100% zero carbon source used, 100,000 operating miles annually per vehicle and a consumption rate of 6.25 miles per diesel gallon. Management calculated total expected CO2 emissions reductions for one hydrogen-powered truck on an annual basis as follows: expected annual miles driven x 1 / (diesel miles per gallon) x 10,084 grams of CO2 / diesel gallon x 1 kilogram/1000 grams.

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Significant local area health benefits: In addition to reducing greenhouse gas emissions, adoption of hydrogen-powered commercial vehicles and other hydrogen solutions in the transportation sector can lead to improved air quality due to a reduction in sulfur oxides (SOx) and nitrogen oxides (NOx) emissions and emissions of fine particulate matter (PM2.5) and help meet increasingly stringent air quality standards and regulations around the world.

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Reduced maintenance costs: We anticipate that our customers will experience cost savings on overall vehicle maintenance through reduced wear and tear compared with mechanical motor and drive systems. This is principally as a result of fewer moving parts in fuel cell vehicles and the fact that the dynamic elements of traditional drive systems are typically the wear and maintenance intensive components. In addition, the fuel cell system is more enclosed than an internal combustion engine, meaning that dust and debris from the road does not collect in the fuel cell engine in the same manner as internal combustion engines, which may also reduce the need for maintenance. Lastly, with the intelligence built into today’s electrically driven systems—remote monitoring can also provide health prognostics, thereby increasing the likelihood of avoiding maintenance issues and further reducing maintenance costs.

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Reduced total ownership costs: We believe that hydrogen-powered commercial vehicles will eventually offer an attractive alternative to commercial operators because of a lower total cost of ownership as compared to internal combustion engine alternatives. We expect higher initial purchase prices to be offset by lower maintenance costs and the increased efficiency of hydrogen-powered propulsion. We anticipate that, as global investment in hydrogen technologies and production facilities continues to grow, more favorable hydrogen cost structures will allow hydrogen-powered commercial vehicles to deliver lower per mile (or kilometer) operating costs than their internal combustion engine equivalents. Using publicly available data, including from the National Renewable Energy Laboratory, Hyzon management projects that a fuel cell truck can potentially achieve $0.70 total cost per mile compared to $0.93 per mile for a diesel truck.[2]

•

Seamless transition from ICE: Because the amount of hydrogen fuel that is carried on board a hydrogen-powered vehicle can be customized to fit a particular customer’s driving range requirements, existing traditional diesel-powered vehicle operations can generally be seamlessly converted into hydrogen fuel cell technology without significant changes to how fleet operators conduct their businesses today. Moreover, an operator’s existing refueling practices and operating schedules can generally remain unchanged due to the fact that hydrogen tanks can be refilled at refueling stations in strategic locations, which we expect to be increasingly available within the existing network of retail diesel-fuel stations, in a similar manner to diesel tanks and without a material increase in the amount of time required for refueling.

In addition, based on internal and third-party testing and customer-reported experiences, we also believe that hydrogen fuel cells offer the following advantages as compared to battery-powered electric vehicles:

•

Increased driving range: Battery-powered electric propulsion systems for large, heavy commercial vehicles with high utilization currently require large, heavy battery packs, which tend to limit driving range and payloads. Our heavy-duty trucks are expected to include hydrogen storage capacity of 40-50 kilograms, resulting in a more than 300-mile range depending on duty cycle. This range is 17% greater than the distance of comparable battery only vehicles assuming a 250-mile range as advertised by Daimler AG for the Freightliner eCascadia Class 8 heavy-duty battery electric truck.

•

Increased payloads: In the United States, the U.S. Department of Transportation Federal Highway Administration sets the Gross Vehicle Weight Rating (“GVWR”) weight allowance for a Class 8 truck at approximately 36 tons (approximately 80,000 lbs.). A tractor of a typical heavy commercial electric

[2]

For the purposes of this calculation, management assumed: for a fuel cell truck, a truck cost of $150,000, an average lifespan of 700,000 miles, a fuel cost of $3.00 per kg, a fuel efficiency of 9 miles per kg, and average service and maintenance costs of $0.15 per mile; and for a diesel truck, a truck cost of $140,000, an average lifespan of 700,000 miles, a fuel cost of $3.25 per gallon, a fuel efficiency of 6.25 miles per gallon, and average service and maintenance costs of $0.21 per mile. These are assumptions provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

vehicle that has a range of 250 miles generally weighs approximately 24,000 pounds, including the battery which alone can weigh up to five to eight tons. A comparable Hyzon heavy commercial vehicle tractor weighs approximately 20,000 pounds as our hydrogen fuel cell systems are designed to be about 4,000 pounds lighter than battery packs. This means that a Hyzon heavy commercial vehicle will have approximately 7% more payload than a battery truck. In addition to increased range and reduced recharging times offered by our fuel cell systems, this saved weight can be used to increase payload and generate better economics to our customers. Additional weight allowances for zero emission trucks benefit fuel cell electric trucks to the same extent as battery only vehicles.

•

Faster refueling times: Hydrogen-powered commercial vehicles are refueled in a process similar to diesel vehicles by pumping hydrogen gas into the vehicle tank using a gas pump and nozzle and typically requires fifteen to twenty minutes for a full refill, whereas a full charge of large battery packs can take two hours for rapid-charging batteries and up to four hours for the average battery, resulting in less productive time in service for fleet operators.

The Future of Hydrogen is Now

We expect hydrogen to quickly become one of the leading commercial vehicle power sources. As described above, we believe that hydrogen fuel cells provide clear benefits over internal combustion engines and battery-powered electric propulsion, and that hydrogen-powered vehicles can be competitive on price. The production of fuel cells and hydrogen is expected to continue to scale, which we anticipate will result in a reduction in the overall cost of hydrogen-powered vehicle operations. In addition, various jurisdictions around the world are developing financial incentives encouraging the adoption of fuel cell technology, such as the European Road Tax Savings. Further, partly due to the expected reduction in the cost of hydrogen, the fuel cell electric heavy vehicle market is expected to grow rapidly in the near term. As these various factors combine, we expect that more hydrogen will be produced and more applications for hydrogen will be developed. Together, we believe that these shifts will have a network effect that will accelerate this energy transition to hydrogen and result in a hydrogen economy that is more competitive than the hydrocarbon economy in the near- to medium-term.

Our Strengths and Strategy

Our key strengths include the following:

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Proven hydrogen fuel cell technology. Based upon both internal and third-party performance testing, we expect our fuel cell technologies and designs to provide superior performance and range compared to electric alternatives, decreased greenhouse gas emissions compared to hydrocarbon alternatives, and eventually meaningful reductions in the total cost of ownership as compared to internal combustion engine vehicles due to lower operating and maintenance costs.

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Highly experienced and proven team. Our senior executive team has over 100 years of collective experience in the design and manufacturing of hydrogen fuel cells, heavy-duty vehicle system integration as well as automotive development at prominent automotive OEMs and Tier 1 suppliers. Our co-founder and Executive Chairman, George Gu, is an inventor of hydrogen fuel cell technologies and the co-founder of Horizon, which has grown from a startup in 2003 to an industry leading player with an international business presence. Craig Knight, our co-founder and Chief Executive Officer has over 25 years of experience in business development and management in the Asia-Pacific region, including various roles in the chemical sector involving business management and business development responsibilities before moving into the hydrogen fuel cell technology sector in 2006. Our other senior executives also bring decades of experience in vehicle system integration and fuel cell system integration in the commercial vehicle markets. We believe that the combined experience of our management gives us a competitive advantage in our goal of achieving a leadership position in the hydrogen-powered commercial vehicle market.

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Significant opportunity exists in the commercial vehicle market. We have concentrated our fuel cell system designs on the particular needs of commercial vehicle operators and believe there is significant potential for hydrogen vehicle adoption in this market. As further described below, under the sections entitled “Market Opportunity” and “Competition,” we expect our hydrogen-powered commercial vehicles to result in a lower total cost of ownership for fleet operators as compared to internal combustion engine vehicles, due to lower maintenance costs and the fact that the higher initial purchase price and cost of hydrogen production will be spread across many highly-utilized vehicles. We believe that the rapid technological advances in hydrogen-powered fuel cells, the growing abundance of low-cost renewable fuels that can be converted to hydrogen and the increasing investments in hydrogen refueling stations provide an attractive market opportunity for our vehicle solutions. Furthermore, government policies addressing climate change around the world have become more stringent in emission reduction, and heavy-duty commercial vehicles are becoming the target vehicles to be brought into compliance for emission reduction.

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Research, manufacturing and assembly facilities in strategic locations. As described further under the section entitled “Facilities,” we have established a test center in the former GM fuel cell research facility near Rochester, New York, and have acquired a 78,000 sq. foot building in the same region to begin production of hydrogen fuel cell systems and assembly of hydrogen storage systems. The Rochester facility is expected to distribute fuel cells to our assembly partners in the United States as well as to Hyzon Europe’s assembly plant in the Netherlands. We currently lease a manufacturing facility in the Chicago area where we intend to produce fuel cell membrane electrode assembly and develop an innovation center focused on advanced research and development (“R&D”) of materials for fuel cells, electrolyzers, solid-state batteries, advanced e-drive systems, autonomous driving technologies and green hydrogen production technologies. We are also planning to lease an R&D facility in the Detroit area. We selected the Rochester, New York, Chicago, Illinois and Detroit, Michigan areas because they are home to a highly trained workforce with experience in developing and manufacturing fuel cell materials, fuel cell systems, hydrogen vehicles and automotive manufacturing ventures.

Key elements of our strategy include:

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Initially leveraging an asset-light production strategy to become the leading global provider of cost-competitive hydrogen fuel cell commercial vehicles through global partnerships with vehicle OEMs, Tier-1 suppliers, assembly partners and hydrogen fuel suppliers whilst developing the Hyzon SuperH2Truck.

•

Establishing localized supply chains in strategic markets worldwide to provide fuel cell commercial vehicle solutions optimized for local markets, minimizing logistic costs, fostering local business partnerships, creating local jobs, and ensuring stable supply chains.

•

Providing total hydrogen mobility solutions for fleet operators with lower total cost of ownership operations through affordable fueling solutions developed by Hyzon and partners and local hydrogen production techniques.

•	Maintaining our technological leadership in hydrogen fuel cells and systems to provide benchmark performance and an optimized total cost of ownership for large commercial vehicles.

•

Meeting the increasing demands for stricter air quality and environmental standards and regulations that will apply to commercial vehicles throughout the world. More than 60 countries have committed to zero net emissions by 2030, and over 110 countries, together with the European Union, have pledged carbon neutrality by 2050.

•

Leveraging the substantial hydrogen supply needs of customers and partners to secure access to the lowest-cost green hydrogen in different regions of the world, providing a competitive advantage in fuel costs, which represent a substantial portion of whole-of-life costs for commercial vehicles with high utilization.

Market Opportunity

The last ten years have seen the rapid development of alternative energy solutions in the transportation space. We believe this growth will continue to accelerate as increased product offerings, technological developments, reduced costs, additional supporting infrastructure, and increased global focus on climate goals drive broader adoption. We believe that we are well positioned to capitalize on this growth across a broad range of mobility applications, including on-road, off-road, rail, maritime and aviation.

On road, our initial target market is commercial vehicle operators, with potential customers including companies with large distribution networks. Off-road, potential customers include mining and port equipment manufacturers and operators. The common factor across these strategic customer groups is that they generally employ a back-to-base model where their vehicles return to a central “base” between operations. This allows us and our customers to provide access to one hydrogen supply source at the central base instead of having to deploy, or rely on third parties to deploy, a widely dispersed network of hydrogen infrastructure for refueling. In addition to our immediate target market of powering large and medium commercial vehicles, our hydrogen fuel cell technology can also be integrated into other mobility applications such as rail, maritime and aviation vehicles and heavy equipment. As hydrogen fuel cell mobility scales, we believe that our products will become increasingly cost-effective and in-demand. Manufacturers and operators of these complex machines seek the same benefits from hydrogen power available for large commercial on-road vehicles: lower total cost of operation, improved performance, and reduced GHG emissions. Across these sectors, we have already entered into a number of non-binding memoranda of understanding and letters of intent and a limited number of orders, as discussed further described below, under the section entitled “Our Solutions, Timelines and Existing Customers.”

In the aviation sector, our hydrogen fuel cells are currently capable of powering small (five to eight passenger) electric planes. While the adoption of hydrogen fuel cell technology remains in the nascent stage in the commercial aviation industry, as technological advances are made in hydrogen aircraft design, including with respect to hydrogen storage, hybrid engines and fuel cell propulsion systems, our fuel cells could be used to compliment modified gas-turbine engines in large commercial aircraft to produce a highly efficient hybrid-electric propulsion system and contribute to the decarbonization of the aviation industry.

In the rail sector, our hydrogen fuel cells are currently capable of powering electric trains and provide the similar key benefits over battery-electric trains that they do over battery-electric commercial vehicles.

Hydrogen fuel cells also show promise in decarbonizing the maritime industry which would help to protect the world’s oceans and marine life. Third-party studies involving the use of hydrogen and fuel cells as alternative propulsion system for commercial maritime vessels have shown the feasibility of near-zero-emission technologies such as hydrogen fuel cells for re-powering of today’s diesel-electric vessels in the world’s fleet. We believe that our fuel cells would be ideally suited for the commercial maritime industry and expect the range of possible applications of our hydrogen fuel cell in these sectors to continue to expand.

Government entities, states, and municipalities are another segment of the market that we believe will be active participants in the transition from internal combustion engines to sustainably powered vehicles and equipment, and represent potential customers. In the U.S., the California Air Resources Board adopted the Advanced Clean Truck Regulation in June 2020 mandating truck manufacturers who certify Class 2b-8 chassis or complete vehicles with combustion engines to sell zero-emission trucks as an increasing percentage of their annual California sales from 2024 to 2035. Many other States in the U.S. have expressed intent to follow similar decarbonization paths. We are also in advanced discussions with municipalities and ports in the United Kingdom and European Union.

We believe these target markets will be driven towards hydrogen-powered commercial vehicles predominantly by the need to decarbonize activities, but also by the potential for lower total cost of ownership in comparison to the cost of ownership associated with traditional gasoline and diesel internal combustion engine vehicles. Using publicly available data, including from the National Renewable Energy Laboratory, Hyzon management projects that a fuel cell truck can potentially achieve $0.70 total cost per mile compared to $0.93 per mile for a diesel truck.3

Given our and our competitors’ outlook on the opportunities and market demand for decarbonized hydrogen-powered commercial mobility, we believe that the rapid technological advances in hydrogen-powered fuel cells, the growing abundance of low-cost renewable fuels that can be converted to hydrogen and the increasing investments in hydrogen refueling stations will allow us to continue to be a leading innovator and supplier of hydrogen fuel supply, distribution, and hydrogen-powered commercial mobility.

Competition

The competitive landscape for our commercial vehicles ranges from vehicles relying on legacy internal combustion engines, to extended range electric and battery electric engines, to other hydrogen fuel cell and alternative low-to-no carbon emission propulsion vehicles. Competitors include well established vehicle companies already deploying vehicles using internal fuel cell technology, such as Hyundai and Toyota, and other heavy vehicle companies that have announced their plans to offer fuel cell trucks in the future, such as Daimler and Volvo, and new entrants in heavy vehicles such as Nikola Motor Company and Arrival.

Currently, our main competitors for commercial vehicle market share are traditional internal combustion engine vehicle manufacturers, such as Hyundai, Toyota, Isuzu, Navistar, and Volvo. However, given the key advantages of hydrogen-powered vehicles over legacy internal combustion engines, as outlined under the section entitled “Benefits of Hydrogen” above, We believe we are well-positioned to compete with internal combustion engine vehicle-providers and grow our market share in the commercial vehicle sector.

In the extended range electric and battery electric engine sector, our key competitors include Daimler, Nikola, Tesla, and Volvo, which enjoy the largest market share in this sector. We believe that the benefits of hydrogen-powered vehicles over extended range electric and battery electric engines, as outlined under the section entitled “Benefits of Hydrogen” above, will allow our hydrogen-powered vehicles to compete favorably with electric vehicles.

Our main competitors in the hydrogen fuel cell and alternative low-to-no carbon emission propulsion sectors include Toyota, Hyundai and Nikola. In addition, we expect traditional competitors in the internal combustion

[3]

For the purposes of this calculation, management assumed: for a fuel cell truck, a truck cost of $150,000, an average lifespan of 700,000 miles, a fuel cost of $3.00 per kg, a fuel efficiency of 9 miles per kg, and average service and maintenance costs of $0.15 per mile; and for a diesel truck, a truck cost of $140,000, an average lifespan of 700,000 miles, a fuel cost of $3.25 per gallon, a fuel efficiency of 6.25 miles per gallon, and average service and maintenance costs of $0.21 per mile. These are assumptions provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

engine market to enter the hydrogen fuel cell and alternative propulsion sector. We believe we are well positioned to compete favorably in the hydrogen and alternative propulsion sectors due to having a clear technological lead in fuel cells with market-proven and tested technology, controlling our own fuel cell supply, and being purpose-built for the heavy-duty truck market.

We also face competition from other fuel cell manufacturers, such as Ballard, Cummins, PowerCell, ElringKlinger, and Plug Power.

Our current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than us. Our competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their internal combustion, alternative fuel and electric truck programs. Additionally, our competitors may also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other tangible and intangible resources than us. These competitors also compete with us in recruiting and retaining qualified R&D, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our products. Additional mergers and acquisitions may result in even more resources being concentrated in our competitors.

Our Technology

Hydrogen Fuel Cells

The fuel cell stack is the heart of a fuel cell power system. It generates electricity in the form of direct current (DC) from electro-chemical reactions that take place in the fuel cell. A single fuel cell produces less than 1 V, which is insufficient for most applications. Therefore, individual fuel cells are typically combined in series into a fuel cell stack. A typical fuel cell stack may consist of hundreds of individual cells. The amount of power produced by a fuel cell depends upon several factors, such as fuel cell type, cell size, the temperature at which it operates, and the pressure of the gases supplied to the cell.

Horizon has over seventeen years of R&D experience in fuel cell technology, which has helped us to overcome challenges and limitations with respect to producing high-power fuel cells with higher voltage performance at higher current densities that can be competitive with traditional diesel internal combustion engines. The core of our technology is the high-power density fuel stacks developed by Horizon that can provide up to 150 kW of power in a single fuel cell stack. These 150-kW fuel cell stacks have been deployed on the road, in approximately 500 commercial vehicles.

We are also co-developing our next generation fuel cell stacks, which were validated internally and by an independent third-party testing laboratory in October 2020 as capable of reaching a power-density of 6 kW/l (excluding plate hardware). We intend to deploy our 200 kW and 300 kW fuel cell systems in heavy-duty trucks beginning in 2022.

Hydrogen fuel cell stacks including those used in our products are made up of two key components: the membrane electrode assembly (the “MEA”) and the bipolar plate.

The Membrane Electrode Assembly

At the core of a PEM fuel cell is the membrane electrode assembly. The main function of the MEA is to support the core electrochemical reactions that generate the power in a fuel cell. The MEA however is also the major cost contributor to the fuel cell, as it contains precious materials. The main components of the MEA are the membrane, the electrodes and the gas diffusion layers.

The membrane allows protons to pass through but does not conduct electrons. Each side of the membrane is coated with an electrode. The electrode contains a carbon support, catalyst, and ionomer. One electrode is called the anode electrode. The anode electrode dissociates hydrogen molecules into protons and electrons.

The protons travel through the membrane to the other electrode. The electrons travel in the opposite direction through the bipolar plate to the adjacent electrode. The other electrode is called the cathode electrode. The cathode electrode combines oxygen, protons and electrons to form water. The movement of the electrons through the bipolar plate is what generates the current from the fuel cell reaction. This generated current is used to do work in the fuel cell system and vehicle.

Our Innovations in MEAs

We have developed advanced cathode catalysts in-house and use innovative functionalized ionomers and nano-engineered microporous layers to reduce the platinum loading in the cathode catalyst layer. We are also developing novel membrane stabilizers to improve membrane lifetime and limit any trade off in performance or durability.

By integrating these new capabilities, tests conducted have shown that our MEA outperformed the best-in-class third party catalyst in cell reversal tolerance by a factor of 1.6, highlighting the potential for enhanced freeze start-up capability.

The combination of the bipolar plate and MEA enables the Hyzon fuel cell stack to support the fuel cell reaction to generate higher voltages (>600mV/cell) at higher current densities (>2.2A/cm2).

Our MEA technologies have applications in a variety of electrochemical devices from fuel cell stacks, to electrolyzers and solid state batteries.

Bipolar Plates

The main functions of the bipolar plate are to supply and remove fluids into and out of the fuel cell stack assembly and to conduct electrons generated by the fuel cell reaction. The fluids include air, fuel and coolant. Air and fuel are used to support the fuel cell reaction and come in direct contact with the MEA. Coolant is used to remove the heat generated during the fuel cell reaction and is fully contained within the bipolar plate.

Our Innovations in Bipolar Plates

The unique metallic plate development of Hyzon and its affiliated companies was the product of their deep engineering design and materials innovation knowledge and experience. We currently deploy our hybrid plates in our fuel cells, which are under a joint patent application with JS Horizon subject to the Horizon IP Agreement. We believe that our surface engineered plates with advanced coating technology, integrated with superior nano materials, offer excellent durability against chemical and electrochemical corrosion. Additionally, we believe the flow field features on the plate help direct the fuel and air flow to reduce mass transport resistance and manage the water formed during the fuel cell reaction. Finally, the bipolar plate is designed to be very thin and light which enables very high volumetric and gravimetric power densities.

Further advancements in producing such thin, high functional metallic bipolar plates integrated with advanced MEAs has enabled our next generation fuel cell stacks to reach a power-density up to 6 kW/l (excluding plate hardware), as recorded by a respected third-party testing laboratory in October 2020. Our materials and engineering design advancements have aided considerably in producing high power-density fuel cell stacks, and the stack operating strategy through system-control is expected to complement the materials advancement in extending the life of our hydrogen fuel cell vehicles.

High Performance Fuel Cell System

The fuel cell stack requires a system around it to support its functions, which is made up of air delivery, fuel delivery, cooling and electrical. These systems perform the care and feeding of the fuel cell stack. The collection of these support systems is commonly referred to as the balance of plant (“BOP”) which, together with the fuel stack, make up the fuel cell system. The fuel cell system takes hydrogen from the fuel storage system and performs all the functions necessary to supply conditioned electricity to the high voltage electrical system of the vehicle. The systems are fitted with hydrogen sensors for leak detection safety. The fuel cell system also manages its own air supply and exhaust. The fuel cell system cooling must interface with the vehicle cooling system for rejection of the heat generated during the fuel cell reaction. Hyzon and its affiliated companies have several proprietary technologies relating to these BOP systems that have been developed to deliver the highest possible fuel cell stack and system performance.

Our Solutions, Timelines and Existing Customers

Hyzon-Branded Commercial Vehicles

We are currently sourcing vehicle components from automotive suppliers to produce our first Hyzon-branded commercial vehicles in Winschoten, in the greater Groningen area. Initially, we are focusing on developing medium and heavy-duty trucks, and buses.

We are taking a vehicle system level approach to producing these vehicles through focusing on our proprietary fuel cell system and optimizing the vehicle controls and interfaces while utilizing existing third-party components such as the chassis, cab, and e-axles.

We expect that our branded commercial vehicles will contain a fuel cell system based on the same proprietary technology that has been integrated into hydrogen-powered medium and heavy commercial vehicles sold by Horizon and its partners and on the road today. Management’s models suggest that our PEM fuel cell vehicles can typically achieve a driving range of 250-500 miles (400-800 km) per fill with maximum power delivered via the electric motors of up to 500 kW or 670 horsepower in large commercial vehicles (trucks with combined vehicle mass up to 50 metric tonnes).

We expect to source traction motors, electric accessories and other commercially available components such that we can build a highly integrated fuel cell electric vehicle that we believe can be a competitive alternative to internal combustion engine vehicles. We intend to exploit existing component and assembly supply chain partners such as chassis, electric motors and hydrogen cylinders, an approach that is expected to minimize tooling and capital expenditures. These components are tested and validated and have excess installed production capacity.

We expect to tie all of these systems together with proprietary vehicle control software. Further, with the intelligence that is built into today’s modern components, we are able to overlay over-the-air communications, a feature that is not possible with traditional diesel/mechanical systems. This allows us to implement remote monitoring, health prognostics and preventative maintenance delivering increased uptime to our customers.

We are currently accepting orders for medium-duty and heavy-duty trucks, as well as our city and coach buses. All of our commercial vehicles can be tailored to customer specifications and are expected to include onboard hydrogen storage systems with volumes that provide increased driving range as compared to battery only comparable vehicles, and that are capable of being refueled in 15-20 minutes. In addition, our commercial vehicles are designed for a hydrogen working pressure of 350 bar. We anticipate that employing hydrogen pressurized at 350 bar will contribute to our ability to offer hydrogen-powered vehicles at a competitive initial purchase price and result in cost savings for operators due to reduced refueling costs, as compared to hydrogen-powered alternatives offered by certain competitors that may require a higher working pressure in order to achieve a driving range suitable for fleet operations.

Trucks

Our branded medium and heavy-duty trucks are planned to be equipped with high-power fuel stacks. We expect that the medium and heavy-duty trucks will be equipped with electric powertrains with a high-voltage battery capacity of 55kWh and 110kWh, respectively, and a system voltage of 600 volts. The fuel cells are specifically designed for the medium and heavy-duty truck applications, and to operate in the fuel cell’s “sweet spot” to deliver the right amount of power for maximum energy efficiency. Our trucks are expected to have a driving range of up to 800 kilometers before requiring a hydrogen fuel refill. The hydrogen storage system is expected to be placed behind the cabin of the truck for ease of maintenance and safety. The electric powertrains are also expected to be fitted with an on-board Combined Charging System charger for the battery systems so the vehicles have the option of being charged at normal EV charging points. In addition, we plan to offer adaptive cruise control with forward collision warning and advanced emergency braking systems in our trucks.

Our medium and heavy-duty trucks are expected to be equipped with an air compressor for braking and suspension, and an electric steering pump. An up to 250 kW peak electric motor is expected to be in our medium-duty trucks and an up to 500 kW peak electric motor is expected to be in our heavy-duty trucks. We expect the motors to be able to connect to Allison gearboxes, making it possible for operators to use gearbox PTO (Power Take Off) for any super structures such as refuse collection, sewer cleaning, box trucks, and many additional applications. The batteries in both trucks have been specifically designed to be used as a backup power source and can be used when the vehicles are stationary to power all accessories for extended periods of time. The specifications that follow are provided for illustrative purposes. We expect to produce other configurations to meet customer specifications.

Medium-Duty Trucks

Based on estimated specifications, we expect our medium-duty trucks for the European market to have a maximum speed of 100 kilometers/hour and a Gross Vehicle Mass (“GVM”) of 23.5 metric tonnes. These medium-duty trucks are expected to have a power electric motor of up to 250 kW peak and a fuel cell power of up to 120 kW continuous. The cabin suspension is expected to be mechanical. With an option of maximum charging speed of 50 kW per hour and a Hybrid 2.0 Hydrogen and battery system, we expect that our medium-duty trucks will be appealing to operators in many locations and for varied applications.

US Class 8 Trucks

We are developing a Class 8 fuel cell electric truck for the U.S. market. Based on estimated specifications, we expect that our Class 8 fuel cell electric truck will have an electric powertrain with a power electric motor of 350 kW peak, a high-voltage battery capacity of 110 kWh and a fuel cell power of up to 120 kW in the first phase and up to 240 kW in the second phase. We expect our Class 8 fuel cell electric truck to climb road gradients up to 7%. We expect that our Class 8 fuel cell truck will have a standard driving range of 300 miles, with an option to go up to 500 miles. The fuel cell system in this vehicle is expected to be supplied by a 40-70 kg onboard hydrogen storage system placed behind the cabin. The hydrogen storage system is expected to have a working pressure of 350 bar with a worldwide standard receptacle for refueling.

Heavy-Duty Trucks

Based on our estimated specifications, we expect that our heavy-duty trucks will have a GVM of up to 50 metric tonnes, which is expected to include an onboard hydrogen mass of 45 kilograms and the option to upgrade to a hydrogen mass of 70 kilograms. The cabin of our heavy-duty trucks is expected to be air suspended and to open using electric tilt. Our heavy-duty trucks are expected to have a Hyzon fuel cell system with power up to 240 kW and fuel economy of eleven kilometers per kilogram of hydrogen while loaded. We expect that the 240 kW fuel cell system will allow our heavy-duty trucks to run at 100% of operating requirements on hydrogen without draining the batteries.

City and Coach Buses

We are developing city and coach buses with safety features including forward collision warning, advanced emergency braking systems and lane departure warnings. We also expect that our city bus will include remote vehicle monitoring. As with our other commercial vehicle offerings, detailed specifications can be tailored to a customer’s individual requirements.

City Bus

Based on estimated specifications, we expect that our city bus will seat 35 passengers and accommodate 35 standing passengers and will have a Curb Weight (unladen mass) of 13.5 metric tonnes. We expect that our first generation city buses will have integrated fuel cell stacks with power of up to 100 kW continuous (90 kW peak). Our city bus is expected to feature 2x120 kW continuous power electric motors and 100 kWh battery, with a system voltage of 460V. Designed to be low-rise and low-entry, our first generation city buses are expected to have a driving range of 500 kilometers. The fuel cell system is expected to be supplied by a 40 kilogram hydrogen storage system located in the roof of the bus for safety, so that, in the case of tank damage, hydrogen can vent rapidly away from the vehicle. The hydrogen storage system is expected to have a working pressure of 350 bar with a worldwide standard receptacle for refueling.

Coach Bus

Based on estimated specifications, we expect that our coach buses will seat up to 57 passengers and have a Curb Weight of 18 metric tonnes. Our coach buses are expected to feature a 120kW fuel cell, a Dana TM4 power electric motor (115 kW continuous (230 kW peak)) that provides smooth acceleration and superior control, as well as a 100 kWh battery that provides power when the vehicle is idle, or the fuel tank is empty. Designed for long-range passenger transport with comfort in mind, passengers and drivers can enjoy a smooth drive without the disruption of engine vibration. Fuel cell coaches are at least 60% quieter than comparable diesel vehicles, especially at idle. Our coach buses are expected to have a normal driving range of up to 300 kilometers and an onboard hydrogen mass of 26 kilograms in 8 x 140 liter tanks.

Timeline

In Europe, we commenced assembling commercial vehicles in our Winschoten facility in February 2021, and most current European and Australia/New Zealand commercial vehicle sales are expected to be fulfilled by the Winschoten facility, with first deliveries targeted for the third quarter of 2021.

In the United States, our commercial vehicle assembly is targeted to begin in Fontaine Modification Company’s plant in 2022. We have not yet commenced vehicle sales in the United States and, as was the case in Europe, we expect initial orders to be small volume validation orders, enabling North American customers to assess the suitability of Hyzon fuel cell powered vehicles for their needs. We expect deployments of series production Hyzon vehicles to commence before the end of 2022.

Existing Customers

As of March 31, 2021, we had received a limited number of orders in an aggregate value of approximately $18.2 million4 for Hyzon-branded trucks, sleepers and buses to Australia, New Zealand and the Netherlands. We are also in advanced discussions for delivery of Hyzon-branded trucks to France and Germany in 2022. Our existing customers which have placed orders include leaders in the transportation and logistics and mining sectors, as well as companies committed to reducing the overall environmental impact and fuel costs

[4]	This figure was derived by converting order amounts in euros to US dollars at a rate of 1.19 USD/EUR as of March 17, 2021.

of their owned and operated trucking fleets. Our orders each include terms permitting the counterparty to cancel or suspend some or all of their obligations thereunder without cause, with little or no prior notice and without penalty or early termination payments. However, we currently expect that these orders will be fulfilled and have determined that each contract with a customer exists in accordance with ASC 606-10-25-1. The transaction price associated with the subset of these contracts entered into prior to December 31, 2020 has accordingly been disclosed as a remaining performance obligation pursuant to ASC 606-10-50-13 through 50-15 (refer to Note 3: Revenues, within the Notes to Old Hyzon’s Consolidated Financial Statements as of December 31, 2020 and for the period from January 21, 2020 (inception) through December 31, 2020).

We have also entered into non-binding memoranda of understanding and letters of intent with various companies and municipalities predominantly in Europe, Asia and Australia, which indicate interest in over 3,000 Hyzon-branded commercial vehicles, and in some cases we have deployed demonstration units to customers. Such non-binding memoranda of understanding and letters of intent signal significant potential fleet demand, but we have not yet converted these non-binding, memoranda of understanding or letters of intent into orders or sales. We have no assurances that such potential customers will convert into orders or sales, including because of the current or future financial position and the level of demand for the products and services of such potential customers. We may also be unable to identify or secure additional customers. For more information about these risks, please see the section entitled “Risk Factors.”

Hyzon’s SuperH2Truck

We are also in the early-stages of designing the SuperH2Truck, a purpose-built hydrogen-powered truck that is expected to enter production by 2025. Our SuperH2Trucks are intended to be based on a Hyzon-produced fuel cell-optimized high-strength steel chassis and feature an integrated Hyzon-designed fuel cell stack. By developing the SuperH2Truck in-house that is specifically designed for fuel cells, not internal combustion engines, we hope to increase fuel storage, freight capacity, strength and power while reducing aerodynamic drag, rolling resistance, and, crucially, weight. Through our ongoing R&D efforts both on a standalone basis and in coordination with partners, we aim to develop next generation fuel cell and vehicle technologies, including technologies that are currently under development, such as a humidifier and an air compressor designed for a 200 kW to 300 kW fuel cell system, high power and high safety battery back, and a high efficiency multi-motor independent drive system. By blending together these enhanced features with the benefits of hydrogen fuels, we believe we can provide a compelling suite of benefits to both fleet operators and their drivers.

Integrating Our Hydrogen Fuel Cell Systems

In addition to developing our range of Hyzon-branded commercial vehicles, we also integrate and configure hydrogen fuel cell systems into existing commercial vehicles as well as maritime and aircraft applications for customers using their private labels based on the individual requirements of customers.

Heavy-Duty Commercial Vehicles

We currently integrate fuel cell systems in the United States and Europe for new hydrogen-powered commercial vehicles using automotive parts sourced from third-party OEMs and other vendors and assemble hydrogen storage systems for commercial vehicles using externally sourced parts. Although we expect that our current market of heavy-transport operators within the commercial vehicle sector will continue to be our main target market in the near to medium term, our fuel cell technologies are also compatible with Class 3 through Class 6 commercial vehicles. As such, we anticipate expanding into light and medium commercial vehicle applications as the market for hydrogen-powered vehicles develops and matures, and as hydrogen supply becomes more prevalent, and importantly, more economical.

City and Coach Buses

Our fuel cell systems are well suited for both city bus and regional coach applications.

For city buses, our fuel cells are designed to be compatible with the 40- and 60-foot (12- and 18-meter) low-floor city bus models that are used in urban areas around the globe. Due to the fast refueling offered by hydrogen-powered buses, we expect cities and municipalities to be able to replace diesel bus fleets with a near-zero emissions equivalent with minimal impact on operating routes and depot facilities.

In the regional coach market, many coach bus operators seek at least a 200-mile (320-km) driving range, and, currently, we believe that only hydrogen fuel cells can achieve that range with near-zero emissions.

In both markets, we believe that our buses will offer superior performance compared to diesel buses and provide improved passenger amenity through near-zero emissions, elimination of diesel smells and quieter operations.

We expect to perform coach assembly in the United States and Europe to complement existing assembly efforts in Asia (through multiple third-party OEMs) and are currently evaluating possible timelines with respect to beginning assembly activities in those regions.

We have already received an order from Fortescue Metals Group Ltd. in Australia for the delivery of ten coach buses in 2021. We have also entered into a non-binding memorandum of understanding with Goldi Mobility Kft to collaborate on developing hydrogen fuel cell electric buses in Hungary. Phase I of this initiative involves designing and building a prototype 60-foot (18-meter) bus, which is in process; Phase II would consist of the procurement of 12 initial buses in Hungary and other European nations.

Fuel Cell Systems for Rail, Maritime and Aviation Applications

We also believe that our fuel cell systems have the ability to meet customer requirements for rail, maritime and aviation applications. Indeed, we are already in the process of designing and developing high-powered density fuel cell systems for small electric aircraft usage and anticipate delivering such a fuel cell system to an end-customer by the end of 2021.

We have also had discussions with manufacturers of intercity, standard and high speed passenger trains to design and integrate our hydrogen fuel cells into passenger trains. In addition, a number of ocean-going vessel manufacturers have expressed an interest in validating our technology for their vessels. To date these applications have not resulted in orders.

Hydrogen Fuel Cell System Production and Supply

We expect that our first fuel cells will be manufactured at the facility in Rochester, New York, in the beginning of 2022 and that production of hydrogen fuel cell advanced materials (such as MEAs) in Illinois will also begin in the beginning of 2022. Following these initial milestones, we expect to distribute our fuel cell systems to facilities in Europe for assembly into hydrogen-powered vehicles by the end of the first quarter of 2022. We currently source hydrogen fuel cells and fuel cell stacks and systems from Horizon and anticipate continuing to rely on Horizon as a fuel cell supplier at least until our manufacturing plants are operational. We may continue to source hydrogen fuel cells and fuel cell stacks from Horizon for the Chinese market, even after our manufacturing of fuel cells commences, as it may be more economical to source from Horizon’s factory in China than ship our U.S.-made fuel cells to China. We also plan to engage in the production of other electrification components for fuel cell vehicles by 2025.

Once production of the fuel cell systems commences, we intend to (1) deploy the systems in the assembly of Hyzon-branded commercial vehicles and the integration into other applications described above and (2) sell such fuel cells on a standalone basis to select partners for mobility applications in certain geographies.

Complete Hydrogen Solutions

Although a significant portion of our current customers are fleet operators that use a back-to-base model with pre-existing access to hydrogen, we are developing a complete hydrogen solution that is intended to serve customers who do not currently have access to hydrogen. This solution is expected to include hydrogen production, compression, and storage.

To develop this complete hydrogen solution, we intend to collaborate with chosen technology and project development partners such as our existing partners Raven SR in the United States, Hiringa Energy Limited in New Zealand, and Global NRG Ltd. in Australia, to ensure that affordable hydrogen is available to our fleet operator customers. In addition, we have entered into a strategic alliance with Viva Energy Group Limited to provide near-zero-emission vehicles coupled with hydrogen refueling stations to customers in Australia. We believe that we have the potential to realize recurring revenue from certain hydrogen supply partnership agreements as hydrogen production hubs are commissioned.

In addition, Hyzon has developed an alliance, which aims to facilitate the establishment of hydrogen hubs around the world starting from back-to-base or base-to-base logistics hubs. Hydrogen can be produced from local renewable sources such as municipal waste, renewable natural gas, bio-methanol, solar or wind, not only to refuel the vehicles but also to provide peak power backup power to the electricity grid, thereby increasing grid resilience.

The alliance is planned to facilitate ecosystems for commercializing fuel cell vehicles, and collaborators may include energy companies, green hydrogen production companies, hydrogen equipment companies, financing companies, insurance companies, corporate customers and after-sales service companies, among others. The alliance will also promote public awareness and education of the environmental benefits hydrogen mobility and how hydrogen can play an important role in helping to reduce global carbon emissions. We and our partners plan to announce multiple green hydrogen hubs in the United States, Australia, New Zealand and Europe before the end of 2021.

On April 23, 2021, we announced our joint venture with Raven SR to work towards building up to 100 hydrogen hubs across the US and globally, with the first two hubs to be built in California.

Through Hyzon Zero Carbon, Inc., a wholly owned subsidiary of Hyzon, we also intend to provide fuel cell lifecycle management service and hydrogen supply to fuel cell commercial vehicles.

Financing Solutions

We intend to provide vehicle leasing solutions. We are working to establish a financing program in Australia in partnership with Bank of America Australia, which is expected to enable fleet operators to lease a vehicle and pay one monthly fee and receive:

•	the zero emission vehicle;

•	scheduled preventative maintenance; and

•	hydrogen supply.

We are exploring launching our financing program which, if successful, we intend to expand into other markets by partnering with other financial institutions.

The application of new technology and the development and delivery of competitive hydrogen vehicles, including the release of new high-volume models, is expected to enable rapid growth for Hyzon around the world and to contribute to the acceptance of commercial hydrogen fuel cell vehicles and the affordable transition of the transportation sector to hydrogen energy.

Facilities

Manufacturing and Assembly

We acquired a 78,000 sq. foot building near Rochester, New York to begin production of hydrogen fuel cell systems. Once online, the Rochester facility is expected to distribute fuel cells to our assembly partners in the United States as well as to Hyzon Europe’s (as defined below) assembly plant in the Netherlands. We currently lease a manufacturing facility in the Chicago area where we intend to produce fuel cell membrane electrode assembly.

We expect that our first fuel cells will be manufactured at the facility in Rochester, New York, in 2021 and that production of hydrogen fuel cell advanced materials (such as MEAs) in Illinois will also begin in 2021.

We also have a 5,000 sq. meter facility in Winschoten, in the greater Groningen area in the Netherlands, where we currently assemble Hyzon-branded commercial vehicles. We expect the first delivery of Hyzon-branded commercial vehicles from the Winschoten facility to occur during 2021. We expect that, at full capacity, the Winschoten facility may be able to assemble up to 100 fuel cell commercial vehicles per month.

We have also established a test center in the former GM fuel cell research facility near Rochester, New York.

Research and Development

Our R&D activities currently take place in our Rochester, New York, Troy, Michigan and Bolingbrook, Illinois area facilities. R&D activities at the Rochester Facility are focused on fuel cell systems development, testing and validation. The Bolingbrook, Illinois innovation center is expected to conduct advanced R&D on fuel cell materials, electrolyzers, solid-state batteries, advanced e-drive systems, autonomous driving technologies and green hydrogen production technologies. We expect to focus R&D at the Troy facility on hydrogen fuel cell systems, and advanced e-drive systems. We have begun R&D activity in Rochester, and expect to begin R&D activity in Chicago and Detroit by the end of 2021.

In addition, we also plan to establish various innovation centers around the world based on business needs and the availability of local expertise.

Key Agreements

On January 12, 2021, JS Horizon (as defined below) and Hyzon entered into the Horizon IP Agreement (as defined below), pursuant to which JS Horizon assigned to Hyzon a joint ownership interest in Background IP (as defined below), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP. Under the Horizon IP Agreement, Hyzon also grants JS Horizon a non-exclusive license under certain identified provisional patent applications owned by Hyzon and identified in the agreement, as well as improvements thereto, for use only within JS Horizon’s field of use. Please see the section below entitled “Intellectual Property” for additional information concerning the Horizon IP Agreement.

On January 7, 2021, Hyzon and Jiangsu Qingneng New Energy Technologies Co. Ltd., part of the Horizon group of companies, entered into that certain Commercial Terms for the Supply of Goods Agreement, wherein, Horizon agreed to supply and treat Hyzon as a preferred export customer, each party agreed to exchange information on lead times for materials, parts and components, and each party agreed to seek out opportunities to optimize the supply of equipment and materials from Horizon to Hyzon.

Strategic Partnerships

On December 30, 2020, Hyzon formed Hyzon Motors Europe B.V., a Dutch-based, private limited company joint venture (“Hyzon Europe”) with Holthausen Clean Technology Investments B.V. (“Holthausen”), for the primary purpose of supplying hydrogen-powered trucks to the European Union and nearby markets such as the United Kingdom, the Nordic countries and Switzerland. Hyzon owns 50.5% of the equity interests and Holthausen owns 49.5% of the equity interests of Hyzon Europe, respectively. Pursuant to the Joint Venture Agreement, dated as of December 30, 2020 (the “JV Agreement”) by and among Hyzon, Holthausen and Hyzon Europe, neither Hyzon nor Holthausen may have an interest in, be engaged in, or be concerned with, or approach any person with a view to obtaining an interest or being engaged in or concerned with, any business involving the development or production of, or the trading in, any products developed, produced or traded by, or the provision of services developed or provided by Hyzon Europe or any of its subsidiaries, subject to certain exceptions for de minimis passive investments.

On August 4, 2020, Hyzon entered into an agreement with Fontaine Modification Company (“Fontaine”) in the United States, for the purposes of collaboration relating to the assembly of Hyzon branded near-zero-emission trucks to be supplied into the U.S. market. The agreement is initially non-binding in nature, but provides a framework for a close future collaboration with the goal of deploying approximately 5,000 Hyzon trucks per year from Fontaine facilities by 2025.

On April 23, 2021, Hyzon announced its joint venture with Raven SR, a renewable fuels company to work towards building up to 100 hydrogen hubs across the US and globally, with the first two hubs to be built in California. In connection with this partnership, Hyzon agreed to acquire a minority interest in Raven SR.On May 24, 2021, Hyzon announced that it had signed a strategic collaboration agreement with Sojitz Machinery Corporation of America (“SMA”) with the goal of partnering in penetrating new markets and exploring the development of new fuel cell-powered commercial mobility applications. The strategic relationship between Hyzon and SMA is designed to connect Hyzon’s hydrogen fuel cell-powered heavy vehicles and fuel-cell technologies with SMA customers and suppliers.

On April 29, 2021, Hyzon, together with Modern Industrial Investment Holding Group (“Modern Group”), announced the signing of a memorandum of understanding (MoU) with NEOM Company for the development of a vehicle assembly facility in NEOM, the $500 billion giga-project in northwest Saudi Arabia. Under the MOU. Hyzon, Modern Group and NEOM Company plan to work closely over the next 18 months to finalize plans and specifications for a new NEOM regional assembly facility with an anticipated annual capacity to assemble up to 10,000 vehicles. To facilitate construction of the new facility, Hyzon and Modern Group plan to incorporate a joint venture company, Hyzon Motors Middle East (ME), which would focus on supplying locally-built, Hyzon-branded zero-emission commercial vehicles throughout Saudi Arabia and the Gulf Cooperation Council.

On July 6, 2021, Hyzon and Chart Industries Inc. announced that they had entered into an agreement to develop and produce a liquid, hydrogen-powered heavy-duty commercial vehicle with a range of up to 1,000 miles.

On July 12, 2021, Hyzon announced that it signed an MOU with TotalEnergies SE to expand the companies’ relationship. Under the terms of the MOU, the parties will seek to collaborate on developing hydrogen ecosystems, as well as production and sale of 80 hydrogen fuel cell-powered trucks for TotalEnergies’ French customers.

Sales and Marketing

We have a global sales and marketing strategy that is centrally coordinated and delivered at the regional level, with business development teams in the United States, Australia, Singapore, China and Europe. We expect to work with local partners in certain countries where we do not have employees and contractors, to develop agency and/or reseller arrangements. We plan to focus most of our efforts on direct sales to private sector and government heavy-vehicle fleet operators but may also pursue indirect sales through commercial vehicle dealerships and other channels.

Research and Development

We expect that our research and development activities will continue to be focused on advanced fuel cell material development and control software technology, vehicle technology and design and fuel cell stacks and systems. Specifically, our research and development is primarily focused on:

•	basic materials for fuel cells, solid state batteries, and electrolyzers;

•	advanced fuel cell and electrolyzer technologies;

•	solid state battery for fuel cell vehicle hybridization;

•	high efficiency multi-motor independent drive systems with torque vectoring;

•	advanced driver assistance system and autonomous driving technology;

•	purpose-built vehicle platforms optimized for hydrogen power;

•	advanced production technologies for fuel cell systems and vehicle electrification components;

•	data analytics;

•	green hydrogen hub with hydrogen and electricity produced from renewable resources; and

•	on-site energy storage with hydrogen and batteries.

As described further under the section titled “Facilities,” we already own and operate a facility in Rochester, New York and are establishing an R&D facility in Troy, Michigan and a fuel cell membrane electrode assembly production facility and innovation center in the Chicago, Illinois area. The Chicago innovation center is planned to conduct advanced research and development on materials for fuel cells, electrolyzers, solid-state batteries, advanced e-drive systems, autonomous driving technologies and green hydrogen production technologies.

In addition, we also plan to establish various innovation centers around the world based on business needs and the availability of local expertise.

Intellectual Property

Intellectual property is important to our business, and we seek to protect our strategic intellectual property through a combination of patents, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions.

Pursuant to the Intellectual Property Agreement (the “Horizon IP Agreement”), dated January 12, 2021, between Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) and Hyzon, JS Horizon assigned to Hyzon a joint ownership interest in certain intellectual property rights previously developed by JS Horizon (“Background IP”), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP.

Our field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation of mobility products throughout the world, as well as fuel cells designed for use in mobility products commercialized outside of identified countries in Asia, Africa and South America. JS Horizon’s field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation throughout the world of fuel cells not designed for use in mobility products, as well as fuel cells designed for use in mobility products commercialized within identified countries in Asia, Africa and South America. Under the Horizon IP Agreement, the parties also acknowledge and confirm Hyzon’s sole ownership of the 20 pending U.S. provisional patent applications owned by Hyzon as of the date of the Horizon IP Agreement, and Hyzon grants

JS Horizon a non-exclusive license under those patent applications (and any patents issuing therefrom), as well as improvements thereto, for use only within JS Horizon’s field of use. Under the terms of the Horizon IP Agreement, Hyzon will pay JS Horizon two fixed payments in 2021 totaling $10 million.

Prior to entering into the Horizon IP Agreement, Hyzon was a party to a License Agreement, effective as of January 20, 2020 (substantially concurrent with Old Hyzon’s formation), pursuant to which Old Hyzon received an exclusive license under certain of the Background IP. That agreement was replaced with a Partial Assignment Agreement of Fuel Cell Technology, dated November 19, 2020, which contemplated a joint ownership structure with respect to certain of the Background IP similar to the structure set forth under the Horizon IP Agreement. Both of those January 20, 2020 and November 19, 2020 agreements have been superseded by the Horizon IP Agreement.

As of the date hereof, we exclusively owned 23 pending U.S. provisional patent applications, and jointly owned, subject to the terms of the Horizon IP Agreement, 9 issued U.S. patents and 6 pending U.S. non-provisional patent application.

We pursue the registration of its domain names, trademarks and service marks in the United States, and as of the date hereof, owned 8 trademark applications pending before the U.S. Patent and Trademark Office.

We regularly review our development efforts to assess the existence and patentability of new intellectual property. To that end, we are prepared to file additional patent applications as we consider appropriate under the circumstances relating to the new technologies that we develop.

We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications we may own or license in the future, nor can we be sure that any of our existing IP portfolio will be useful in protecting our technology. Please see the section entitled “Risk Factors” for additional information on the risks associated with our IP strategy and portfolio.

Employees and Contractors

As of the date hereof, we employ approximately 55 full-time employees in the United States and 65 full time employees in Europe, Australia, and China, none of whom are represented by a collective bargaining agreement or an organized labor union. We anticipate significant employee growth in the near term as we prepare for full production of our hydrogen fuel cells and hydrogen fuel cell vehicles. We hope to employ up to over 200 hourly employees when our facilities in the greater Rochester, Chicago and Groningen areas are fully staffed and in full production. We have also contracted with various independent contractors and other service providers both in the United States and other countries where we operate to perform certain functions or services we require to operate.

Government Regulations

The industry in which we operate is subject to extensive environmental regulations in numerous countries, and to regulations which have become increasingly more complex and restrictive over time. These laws and regulations generally govern water use, air emissions, use of recycled materials, energy sources, the storage, handling, treatment, transportation and disposal of hazardous materials, protection of the environment, occupational safety, natural resources and endangered species and the remediation of environmental contamination. We may be required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges.

Compliance with such laws and regulations at an international, regional, national, provincial, and local level is an important aspect of our ability to continue our operations. Environmental standards applicable to us are established by the laws and regulations of the countries in which we operate, standards adopted by regulatory agencies and the permits and licenses that we hold. Each of these sources is subject to periodic modifications and increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses. Please see the section entitled “Risk Factors — Risks Related to Litigation and Regulation” for additional information.

Greenhouse Gas (GHG) Credits

In connection with the delivery and placement into service of Hyzon’s near-zero-emission vehicles under the Greenhouse Gas Emissions Standards for Medium- and Heavy-Duty Engines and Vehicles (the “EPA Heavy Duty Vehicle GHG Rule”). We are expected to earn tradable credits that under current laws and regulations can be sold. Under the EPA Heavy Duty Vehicle GHG Rule, each hydrogen fuel cell electric vehicle earns a credit multiplier of 5.5 for use in the calculation of emission credits. This multiplier is currently set to expire in 2027, but may be extended in future rulemaking. Commercial vehicle manufacturers are required to ensure they meet the carbon-dioxide and nitrogen oxide emission standard for each type of vehicle produced. This emission standard continues to lower the emission requirement over time, increasing the difficulty for conventional diesel vehicles to meet the standard. At present, manufacturers of diesel trucks may need to purchase GHG credits to cover their emission deficit. The EPA Heavy Duty Vehicle GHG Rule provides the opportunity for the sale of excess credits to other manufacturers who apply such credits to comply with these regulatory requirements. Current regulations do not limit the number of battery-electric and hydrogen fuel cell credits sold within the same commercial vehicle categories. California also has a greenhouse gas emissions transportation standard which closely follows the EPA Heavy Duty Vehicle GHG Rule. However, the California timeline for reaching very low GHG emissions is more aggressive than that of the EPA. We intend to cover our emission deficits first for California.

The fairly recent California Air Resources Board (“CARB”) Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) and regulations, including the requirements and benefits of such program may provide for potential voucher incentives for Hyzon’s Class 8 trucks and their powertrain design and technology. The HVIP requires eligible vehicles to be “CARB-certified”. CARB’s recently adopted certification standards and test procedures for heavy-duty ZEVs (the “ZEPCert Procedures,” incorporated in 13 CCR 1956.8(a)(8)) are optional beginning with model year (“MY”) MY2021 and mandatory beginning with MY2024. Thus, prior to MY2024, if Hyzon elects to certify its vehicles following the traditional certification framework (primarily involving GHG certification using the EPA/CARB simulation model), customers that purchase our vehicles in California may be eligible for voucher incentives under the HVIP program (currently set at $120,000 for each Class 8 truck sold and registered in CA). However, the HVIP program provides a credit multiplier that makes Class 8 fuel cell vehicles eligible for $240,000 voucher for customers, but this multiplier may be determined in part by how our vehicles are designed and whether they contain on-board, plug-in battery capabilities.

Other Financial Incentives

Examples of other potential incentive and grant programs that either Hyzon or its customers may apply for include:

•

Low Carbon Fuel Standard. The Low Carbon Fuel Standard was initially developed in California and is gaining traction in other U.S. states and other jurisdictions around the world. Its goal is to reduce the well-to-wheel carbon intensity of fuels by providing both mandated reduction targets as well as tradeable/sellable credits. In California, this includes a credit for hydrogen refueling infrastructure as well as credits for the dispensing of hydrogen as transportation fuel.

•

Grant Programs. Government entities at all levels from federal (including the Department of Energy), state (e.g., CARB (as defined below)) and local (e.g., North Texas Council of Governments), have grant programs designed to increase and accelerate the development and deployment of zero emission vehicles and infrastructure technologies.

•

EPA Smartway. The EPA Smartway program provides grants and funding for the retrofit of heavy-duty vehicles with components and technologies that reduce emissions. Drivers and fleet owners who repower vehicles with advanced technology powertrains or CNG engines may be able to access funding to offset a portion of the cost.

Vehicle Safety and Testing Regulation

Our vehicles and those of our customers whose vehicles we configure or power with our hydrogen fuel cells are subject to, and comply with, numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. Federal Motor Vehicle Safety Standards (“FMVSS”). As a vehicle manufacturer and integrator of hydrogen fuel cells, we must self-certify that the vehicles meet or are exempt from all applicable FMVSSs before a vehicle can be imported into or sold in the U.S. There are numerous FMVSSs that apply to our vehicles. Examples of these requirements include:

•	Electronic Stability Control. Performance and equipment requirements on heavy-duty vehicles to reduce crashes caused by rollover or by directional loss-of-control.

•	Air Brake Systems. Performance and equipment requirements of air brake systems on heavy-duty vehicles to ensure safe braking performance under normal and emergency conditions.

•	Electric Vehicle Safety. Limitations on electrolyte spillage, battery retention, and avoidance of electric shock following specified crash tests.

•	Flammability of Interior Materials. Burn resistance requirements for materials used in the occupant compartment.

•	Seat Belt Assemblies and Anchorages. Performance and equipment requirements to provide effective occupant protection by restraint and reducing the probability of failure.

The following FMVSSs do not apply to our vehicles, but we currently incorporate the applicable components of the standards for additional safety performance:

•	Tire Pressure Monitoring System. Performance requirements to warn the driver of significant under-inflation of tires resulting in safety problems.

•	Roof Crush Resistance. Strength requirements for the occupant roof to prevent crushing of the roof into the occupant compartment in rollover crashes.

•	Minimum Sound Requirements for Hybrid and Electric Vehicles. Performance requirements for sound to alert pedestrians that a commercial vehicle is in the immediate area.

•	Crash Tests for High-Voltage and Hydrogen Fuel System Integrity. Preventing electric shock from high-voltage systems and fires that result from fuel spillage during and after motor vehicle crashes.

In addition to the FMVSS requirements for heavy-duty vehicles, we also design our vehicles to meet the requirements of the Federal Motor Carrier Safety Administration (“FMCSA”), which has requirements for the truck and fleet owners. We also design to meet the requirements set forth in the Federal Motor Carrier Safety Regulations (“FMCSR”) pertaining to the safety of the driver during operation of the vehicle. There are numerous FMCSRs that apply to our vehicles. Examples of these requirements include:

•	Step, Handhold and Deck Requirements. Performance and equipment requirements to enhance the safety for entry, egress, and back of cab access of a heavy-duty vehicle.

•	Auxiliary Lamps. Performance and placement requirements for lamps in addition to lamps that meet the requirements of FMVSS 108 Lamps, Reflective Devices and Associated Equipment.

•	Speedometer. Performance and accuracy requirement for equipment indicating the vehicle speed. This includes both digital and analog displays.

We are also required to comply with other NHTSA requirements and federal laws administered by NHTSA, including early warning reporting requirements regarding warranty claims, field reports, death and injury reports, foreign recalls, and owner’s manual requirements.

The vehicles we expect to offer for sale in Europe are subject to United Nations Economic Commission Europe (“UNECE”) safety testing regulations. Many of those regulations, referred to as European Union Whole Vehicle Type Approval (“WVTA”), are different from the federal motor vehicle safety standards applicable in the United States and may require redesign and/or retesting. Our vehicles currently meet specific NHTSA-type approvals, and we plan to commence with testing our vehicles for the WVTA to assure compliance with the UNECE requirements. There are UNECE compliance requirements and UN Global Technical Regulations (“GTR”) applicable to heavy-duty vehicles in Europe, which have not been developed for heavy-duty vehicles by NHTSA or FMCSA. We have implemented the UNECE standards for additional safety during driving operation. The following are some UNECE standards and GTRs applied to our vehicles:

•

Electromagnetic Compatibility & Interference. Performance requirements for the prevention and interference of electromagnetic radiation which may cause disturbances in the drivability of the vehicles and other vehicles in the area.

•	Lane Departure Warning System. Performance and testing requirements for a system that warns the driver of an unintentional drift of the vehicle out of its travel lane.

•	Electric Vehicle Safety. Performance and testing requirements for BEVs during in-use and post-crash.

•	Hydrogen Fuel Cell Vehicle Safety. Performance and testing requirements for hydrogen fuel cell vehicles during in-use and post-crash.

Our vehicles and systems consist of many electronic and automated components and systems. Our vehicles are designed to comply with the International Standards Organization’s (“ISO”) Functional Safety Standard. This standard addresses the integration of electrical systems and software and identifies the possible hazards caused by malfunctioning behavior of the safety-related electrical or electronic systems, including the interaction of these systems.

Environmental Regulations

We are subject to extensive environmental laws and regulations, including, among others, water use, and discharge, air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials and wastes, the protection of health, safety and the environment, natural resources, and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines, penalties, the suspension or loss of such permits, and possibly orders to cease or limit non-compliant operations.

Air Emissions

Our operations and products are required to comply with regulations under the Clean Air Act and analogous laws in other jurisdictions, For example, our vehicles are required to obtain a Certificate of Conformity (“COC”) issued by the United States Environmental Protection Agency (the “EPA”), or an order issued by the CARB for vehicles sold in jurisdictions that impose California’s emission standards, prior to being sold. There are currently four states which have adopted the CARB standard for heavy-duty vehicles. These COCs must be obtained for each model year of production, and failure to obtain them prior to entering our vehicles into commerce may result in substantial fines or penalties.

Hazardous Substances and Waste

We are subject to laws and regulations regarding the generation, use, treatment, handling, storage, and disposal of hazardous substances and solid wastes. For example, the transportation of our fuel cells is subject to certain design, packaging, and similar such regulations from the Pipeline and Hazardous Materials Safety Administration. Similarly, hydrogen is a “chemical of interest” (“COI”) under the Chemical Facility Anti-Terrorism Standards (“CFATS”). Facilities that store COIs above certain specified thresholds may be required to comply with various reporting, security, and other regulations as part of the CFATS.

Additionally, laws may impose strict, joint and several liability for the investigation and remediation of sites where hazardous substances have been released or disposed of. For instance, in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as Superfund, as well as similar state laws can impose joint and several liability, without regard to fault or the legality of the original conduct, on entities that contributed to the release of a hazardous substance into the environment. These include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances at the site. Under CERCLA, these persons may be subject to strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of addressing health impacts. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environmental and to recover from the responsible entities the costs they incur. We may handle hazardous substances within the meaning of CERCLA, or similar state statutes, in the course of ordinary operations and, as a result, may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment.

We may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of our manufacturing waste may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste, which are subject to more rigorous and costly handling and disposal requirements. Any such changes in the laws and regulations, or our ability to qualify the materials we use for exclusions under such laws and regulations, could adversely affect our operating expenses.

Supply Chain

Increasingly, jurisdictions require companies to monitor for and address certain practices from their supply chains. For example, several jurisdictions have adopted or are considering adopting supply chain diligence laws. Compliance with such laws entails substantial costs, and may require modifying our supply chains if any issues are discovered or could result in substantial fines. Additionally, should we fail to sufficiently monitor our supply chains, we may be subject to fines or penalties for non-compliance, which may have an adverse effect on our operations.

Similar or more stringent laws also exist in other jurisdictions where we operate, including the European Union.

Government Support

We believe that our operations at the Rochester facility and our business plan can have a beneficial effect in the region. Empire State Development is assisting Hyzon with its growth by providing a tax credit through the Excelsior Tax Credit program. Monroe County, New York has notified Hyzon that the County has awarded a package of incentives estimated at $662,000 over a three-year period, based on the estimated number of jobs added, and the level of capital investment made, by Hyzon in the County.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims in the ordinary course of business. We currently believe that we are not a party to any legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on its business, financial condition, or results of operations. Regardless of outcome, such proceeding or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors and there can be no assurances that favorable outcomes will be obtained.

In connection with our acquisition by DCRB (our predecessor company), certain of DCRB’s purported stockholders filed lawsuits against DCRB and its directors asserting claims for breaches of fiduciary duty: Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.) and Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup. Ct., San Mateo Cnty.). These complaints allege that the DCRB board members breached their fiduciary duties by in connection with the merger by allegedly agreeing to the transaction following an inadequate process and at an unfair price, and by allegedly disseminating inaccurate or incomplete information concerning the transaction. These complaints seek, among other things, injunctive relief and an award of attorneys’ fees. The defendants in these cases have not yet answered these complaints and we believe that these pending and threatened lawsuits are without merit.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. This discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Hyzon,” “we,” “us,” and “our” are intended to mean the business and operations of Old Hyzon and its consolidated subsidiaries prior to the Business Combination and to New Hyzon and its consolidated subsidiaries following the consummation of the Business Combination.

Overview

Hyzon was founded for the purpose of commercializing seventeen years of hydrogen fuel cell research through the design, development and assembly of hydrogen-powered commercial vehicles and fuel cell systems. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, we aim to accelerate the energy transition toward hydrogen and become the industry-leader in the hydrogen-powered commercial mobility sector.

As the transportation sector transitions to hydrogen energy, our key competitive advantage over other hydrogen-powered vehicle providers is that the technology underlying our hydrogen fuel cell systems has already been deployed, on the road, in approximately 500 commercial vehicles. This means that we can offer customers commercial vehicles using road-tested Proton Exchange Membrane (“PEM”) high power-density fuel cell stacks with power up to 240 kW, meeting the power requirements of most commercial vehicles.

We intend to integrate these PEM fuel cell stacks and related technology into a range of Hyzon-branded products, including medium and heavy-duty trucks, and city and coach buses. These vehicles are expected to also include electric propulsion systems, hydrogen fuel storage systems and vehicle controls integrated into commercially available and widely deployed truck bodies and chassis sourced from third-party OEMs. Initial deliveries of Hyzon-branded commercial vehicles are expected this year.

In addition, we are in the early stages of designing its SuperH2Truck, a purpose-built hydrogen-powered truck with a fuel-cell optimized chassis that is expected to be available by 2025.

We also already integrate our and our affiliated companies’ proprietary PEM fuel cell stacks into hydrogen solutions for customers using their private labels based on customer specifications. We perform integration for on and off-road transportation applications as well as rail and aviation customers and plan to expand our integration activities across maritime and other applications in the future. We expect the opportunities in these sectors to continue to expand with the rapid technological advances in hydrogen-powered fuel cells and the increasing investments in hydrogen production, storage and refueling infrastructure around the world.

Our commercial vehicle business will initially be focused on manufacturing and supplying heavy-duty (Class 8) trucks, medium-duty (Class 6) trucks and 40- and 60-foot (12 and 18-meter) city and coach buses to commercial vehicle operators. On road, our potential customers include shipping and logistics companies and retail customers with large distribution networks, such as grocery retailers, food and beverage companies, and government agencies around the world. Off-road, our potential customers include mining and port equipment manufacturers and operators. These strategic customer groups generally employ a back-to-base model where their vehicles return to a central “base” between operations, thereby allowing operators to have fueling independence as the necessary hydrogen can be produced locally at or proximate to the central base and dispensed at optimally-

configured hydrogen refueling stations. Our fuel cell technologies are also compatible with light commercial vehicles among other applications. We plan to expand our range of products and hydrogen solutions if the transportation sector increasingly adopts hydrogen power and investments are made in hydrogen production and related infrastructure in accordance with our expectations.

As of March 31, 2021, we have received orders for Hyzon-branded commercial vehicles and coach buses in an aggregate value of approximately $18,276 thousand from companies around the world and our counterparties have paid $1,800 thousand in deposits in respect of such orders. We also have an order valued at $1,470 thousand to integrate a hydrogen fuel cell system built around our next generation fuel cell stacks into aircraft, in respect of which our counterparty has paid a deposit of $700 thousand. Our orders each include terms permitting the counterparty to cancel or suspend some or all of their obligations thereunder without cause, with little or no prior notice and without penalty or early termination payments. However, we currently expect that these orders will be fulfilled and we have determined that each contract with a customer exists in accordance with ASC 606-10-25-1. The transaction price associated with the subset of these contracts entered into prior to December 31, 2020 has accordingly been disclosed as a remaining performance obligation pursuant to ASC 606-10-50-13 through 50-15 (refer to Note 3: Revenues, within the Notes to Old Hyzon’s Consolidated Financial Statements as of December 31, 2020 and for the period from January 21, 2020 (inception) to December 31, 2020).

The Business Combination

Our results of operations and statements of assets and liabilities may not be comparable in future periods as a result of the Business Combination.

We were originally known as Decarbonization Plus Acquisition Corporation (“DCRB”). On July 16, 2021, DCRB consummated the Business Combination with Old Hyzon pursuant to the Business Combination Agreement, dated as of February 8, 2021, among DCRB, Merger Sub and Old Hyzon (the “Business Combination Agreement”). In connection with the consummation of the Business Combination, Merger Sub merged with and into Old Hyzon, with Old Hyzon surviving the merger as a wholly-owned subsidiary of DCRB. Following the consummation of the Business Combination, DCRB changed its name to “Hyzon Motors Inc. and Old Hyzon changed its name to Hyzon Motors USA Inc.

The Business Combination is accounted for in reporting periods including and following the Closing Date as a reverse recapitalization in accordance with GAAP. Old Hyzon is deemed to be the accounting predecessor and we, as the combined entity, are the successor SEC registrant, meaning that Old Hyzon’s financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC. Under this method of accounting, the predecessor DCRB will be treated as the acquired company for financial statement reporting purposes. Operations prior to the Business Combination are those of Old Hyzon and the historical financial statements of Old Hyzon became the historical financial statements of the combined company, upon the consummation of the Business Combination.

The Business Combination generated gross proceeds of approximately $559.8 million of cash. This includes an aggregate of $355 million of proceeds from the PIPE Financing at $10.00 per PIPE Share. Total transaction costs for the Business Combination were approximately $53.4 million. Hyzon’s cash on hand after giving effect to these transactions, including any transaction costs and expenses, is expected to be used for general corporate purposes, including developing infrastructure and supply chain, acquiring and leasing equipment for manufacturing, and investing in research and development.

As a consequence of the Business Combination, we will continue as a Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices as they relate to our operations going forward. We expect to incur additional annual expenses as a public company that Old Hyzon did not historically incur to date, which expenses include directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal administrative resources, including increased audit and legal fees.

COVID-19 Pandemic

The COVID-19 pandemic is currently impacting countries, communities, supply chains, and the global financial markets. Governments have imposed laws requiring social distancing, travel restrictions, shutdowns of businesses and quarantines, among others, and these laws may limit our ability to meet with potential customers or partners, or affect the ability of our personnel, suppliers, partners and customers to operate in the ordinary course. Depending on the severity and longevity of the COVID-19 pandemic, which is highly uncertain and cannot be predicted, these factors, in turn, may materially adversely affect our operations, financial position and cash flows.

Key Trends and Uncertainties

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors—Risk Factors Relating to Our Business and Industry.”

Commercial Launch of Hyzon-branded commercial vehicles and other hydrogen solutions

We currently have no revenues, and our business model has yet to be tested. Our ability to create a sustainable business may be adversely affected by our current financial condition, access to equity and debt financing, general economic conditions which can be cyclical in nature along with prolonged recessionary periods, and other economic and political situations. Our planned operations, including the construction of required manufacturing facilities and the achievement of research and development milestones, are dependent upon our ability to raise additional capital, obtain additional financing, and/or generate positive cash flows from operations. Management believes that we will be able to obtain debt financing and expects to finance our operations through a combination of debt financings, merger proceeds from the Business Combination, PIPE Financing, and available cash. However, we can give no assurances that we will be successful in achieving our plans or that such additional financing will be available or, if available, on terms acceptable to us. Should we not be successful in obtaining the necessary additional financing to fund our operations, and ultimately achieve adequate profitability and cash flows from operations, we would need to curtail certain or all of our operating activities.

Customer Demand

We have a limited number of current customers, and there is no assurance as to the accuracy of our sales pipeline, or that we will be able to convert non-binding letters of intent or memoranda of understanding into binding orders or sales, or that we will be able to identify and secure additional customers. To date, we have produced only technology validation units, and there is no assurance that we will be able to establish and operate facilities capable of producing our hydrogen fuel cell systems or assemble our hydrogen-powered commercial vehicles in appropriate volumes and at competitive costs or at all.

Supplier Relationships

We also depend on third parties, including Horizon, for supply of key inputs and components for our products, such as fuel cells and automotive parts. We intend to negotiate potential relationships with industry-leading OEMs to supply chassis for our Hyzon-branded vehicles but do not yet having a binding agreement, and there is no guarantee that a definitive agreement will be reached. Such suppliers, including Horizon, may be unable to deliver the inputs and components necessary for us to produce our hydrogen-powered commercial vehicles or hydrogen fuel cell systems at prices, volumes, and specifications acceptable to us. If we are unable to source required inputs and other components from third parties on acceptable terms, it could have a material adverse effect on our business and results of operations.

Market Trends and Competition

The last ten years have seen the rapid development of alternative energy solutions in the transportation space. We believe this growth will continue to accelerate as increased product offerings, technological developments, reduced costs, additional supporting infrastructure, and increased global focus on climate goals drive broader adoption.

We believe that commercial vehicle operators, our initial target market, will be driven towards hydrogen-powered commercial vehicles predominantly by the need to decarbonize activities, but also by the potential for lower total cost of ownership in comparison to the cost of ownership associated with traditional gasoline and diesel internal combustion engine vehicles. Our fuel cell technology can be deployed across a broad range of mobility applications, including on-road, off-road, rail, maritime and aviation.

The competitive landscape for our commercial vehicles ranges from vehicles relying on legacy internal combustion engines, to extended range electric and battery electric engines, to other hydrogen fuel cell and alternative low-to-no carbon emission propulsion vehicles. Competitors include well established vehicle companies already deploying vehicles using internal fuel cell technology and other heavy vehicle companies that have announced their plans to offer fuel cell trucks in the future. We also face competition from other fuel cell manufacturers. We believe that we are well positioned to capitalize on growth in demand for alternative low-to-no carbon emission propulsion vehicles due to the numerous benefits of hydrogen power, including hydrogen’s abundance and ability to be produced locally and the generally faster refueling times for hydrogen-powered commercial vehicles, as compared to electricity-powered vehicles, however, in order to successfully execute on our business plan, we must continue to innovate and convert successful research and development efforts into differentiated products, including new commercial vehicle models.

Our current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than us. Our competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their internal combustion, alternative fuel and electric truck programs.

Regulatory Landscape

We operate in a highly regulated industry. The failure to comply with laws or regulations could subject us to significant regulatory risk and changing laws and regulations and changing enforcement policies and priorities could adversely affect our business, prospects, financial condition and operating results. We may be also required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. We depend on global customers and suppliers, and adverse changes in governmental policy or trade regimes could significantly impact the competitiveness of our products. Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability. See the section entitled “Business—Government Regulations.”

Results of Operations

Three Months Ended March 31, 2021 and the Period from January 21, 2020 (Inception) through March 31, 2020

Hyzon was formed and commenced operations on January 21, 2020. As a result, we have a very limited operating history from inception and limited prior period comparable information is available to be presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have yet to generate revenues. Operating expenses for the three months ended March 31, 2021 were $3,773 thousand compared to $124 thousand for the period ended March 31, 2020. Operating expenses consist of research and development expenses and selling, general and administrative expenses.

Research and Development Expenses. Research and development expenses represent costs incurred to support activities that advance the development of current and next generation hydrogen powered fuel cell systems, and the integration of those systems into various mobility applications. Our research and development expenses consist primarily of employee-related personnel expenses, prototypes, design expenses, consulting and contractor costs and an allocated portion of overhead costs.

Research and development expenses were $627 thousand and $45 thousand in the three months ended March 31, 2021 and the period ended March 31, 2020, respectively. The increase was due primarily to higher headcount and expansion of our geographic footprint. Stock compensation included research and development expenses amounted to $181 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. We expect research and development expenses to increase significantly and become a larger percentage of our operating expenses going forward as we build out our research facilities and expand headcount to advance our development of current and next generation hydrogen powered fuel cell systems, and the integration of those systems into various mobility applications.

Selling, General and Administrative Expenses. Selling expenses consist primarily of employee-related costs for individuals working in our sales and marketing departments, third party commissions, and related outreach activities. General and administrative expenses consist primarily of personnel-related expenses associated with our executive, finance, legal, information technology and human resources functions, as well as professional fees for legal, audit, accounting and other consulting services, and an allocated portion of overhead costs.

Selling, general and administrative expenses were $3,146 thousand in the three months ended March 31, 2021 compared to $79 thousand in the period ended March 31, 2020. Within selling, general and administrative expenses, salary and related expenses were $746 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. Stock compensation included in selling, general administrative expenses amounted to $109 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. The increase in selling, general and administrative expense was primarily due to building out our corporate infrastructure and legal and accounting costs associated with the proposed transaction. We also expect to continue to incur increased expenses, including accounting, audit, legal, regulatory and tax-related services associated with maintaining compliance with exchange listing and SEC requirements; director and officer insurance costs; and investor and public relations costs.

Foreign currency exchange gain (loss). Foreign currency exchange gain (loss) represents exchange rate gains and losses related to all transactions denominated in a currency other than our or our subsidiary’s functional currencies. Foreign currency exchange loss was $28 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020, as there were no transactions in foreign currencies in the prior period. We expect the volume of foreign currency transactions to grow significantly in the future as we continue to expand our geographic footprint.

Interest expense. Interest expense was $4,590 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. Our interest expense relates to the convertible debt issued in the February 2021 and is comprised primarily from changes in the fair value of the embedded derivative associated with the automatic conversion provision of the convertible note. There was no debt outstanding during the period ended March 31, 2020.

Net income (loss) attributable to non-controlling interests. Net income (loss) attributable to non-controlling interests represents results attributable to third parties in our operating subsidiaries. Net income (loss) is generally allocated based on such ownership interests held by third parties with respect to each of these entities.

Net loss attributable to non-controlling interests was $242 thousand for the three months ended March 31, 2021 compared to zero in the period ended March 31, 2020. The change in the comparative periods are a result of the Company entering into a joint venture agreement with Holthausen Clean Technology Investment B.V. to establish a venture in the Netherlands in October of 2020.

Period from January 21, 2020 (Inception) through December 31, 2020

We reported operating expenses of $14,231 thousand, resulting in a net loss of $(14,376) thousand for the period from January 21, 2020 (inception) through December 31, 2020. These operating expenses consist of research and development expenses of $1,446 thousand and selling, general and administrative expenses of $12,785 thousand. Within selling, general and administrative expenses, stock compensation amounted to $9,983 thousand. The remainder of the expenses within selling, general, and administrative related primarily to salary, wages, and benefits for employees as well as professional services fees.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net loss before interest income or expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, if applicable. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net loss to EBITDA and Adjusted EBITDA for the periods from January 1, 2021 through March 31, 2021; January 21, 2020 (date of inception) through March 31, 2020; and January 21, 2020 (date of inception) through December 31, 2020:

	For the period January 1, 2021 through March 31, 2021	For the period January 21, 2020 (date of inception) through March 31, 2020	For the period January 21, 2020 (date of inception) through December 31, 2020
Net Loss	($8,389)	($124)	($14,376)
Interest (income) expense, net	$4,588	$0	($37)
Income tax expense (benefit)	$0	$0	$0
Depreciation and amortization	$129	$0	$13

EBITDA	($3,672)	($124)	($14,400)
Stock based compensation	$290	$0	$9,983

Adjusted EBITDA	($3,382)	($124)	($4,417)

Liquidity and Capital Resources

As of March 31, 2021, we had $47,773 thousand in unrestricted cash, positive working capital of $37,497 thousand, and an accumulated deficit of $(22,418) thousand. Our ability to continue as a going concern depends upon whether we can ultimately attain profitable operations, generate sufficient cash flow to meet our obligations, and obtain additional financing as needed.

Debt

As of March 31, 2021 we had net convertible debt of $49,441 thousand, which includes the note face value of $45,000 thousand, the fair value of the bifurcated embedded derivative associated with the automatic conversion triggered by the Business Combination with DCRB of $4,500 thousand, and net of deferred issuance costs of $59 thousand. The notes automatically converted to 5,022,052 shares of Class A Common Stock on the Closing Date.

Cash Flows

Cash Flows for the Three Months Ended March 31, 2021 and for the Period from January 21, 2020 (Inception) through March 31, 2020

Cash Flows from Operating Activities

Net cash used in operating activities was $(9,470) thousand for the three months ended March 31, 2021, as compared to zero for the period ended March 31, 2020. The cash flows used in operating activities for the three months ended March 31, 2021 was driven by Hyzon recording a net loss of $(8,389) thousand, offset by noncash expenses of $4,919, and then reduced by changes in operating assets and liabilities of ($6,000) thousand. There were no meaningful operating activities in the period ended March 31, 2020.

Cash Flows from Investing Activities

Net cash used in investing activities was $(4,073) thousand for the three months ended March 31, 2021, as compared to zero for the period ended March 31, 2020. The cash flows used in investing activities for the three months ended March 31, 2021 were related primarily to capital expenditures related to acquiring a facility near Rochester, NY to begin production of hydrogen fuel cell systems and assembly of hydrogen storage systems. There were no similar purchases in the prior period ended March 31, 2020.

Cash Flows from Financing Activities

Net cash provided by financing activities was $44,603 thousand for the three months ended March 31, 2021, as compared to zero for the period ended March 31, 2020. The cash flows provided by financing activities for the three months ended March 31, 2021 was due primarily to the proceeds received from issuance of convertible debt. There were no similar financing activities in the period ended March 31, 2020.

We continue to seek additional financing to advance our business plans. However, our management cannot give assurances that we will be successful even if we obtain additional financing. Should we not be successful in its business plan or be unable to obtain sufficient financing, we could need to curtail certain operating activities.

Cash Flows for the Period from January 21, 2020 (Inception) through December 31, 2020

Cash Flows from Operating Activities

For the period from January 21, 2020 (date of inception) through December 31, 2020, net cash used in our operating activities was $(1,177) thousand. The cash flows used in operating activities was driven by us recording a net loss of $(14,376) thousand, offset by noncash expenses of $10,173 thousand (including stock-based compensation of $9,983 thousand), and changes in operating assets and liabilities of $3,026 thousand driven by an increase in contract liabilities of $2,608 thousand. The increase in contract liabilities is due to our receipt of certain payments made by customers for which revenue has not yet been recognized.

Cash Flows from Investing Activities

For the period from January 21, 2020 (date of inception) through December 31, 2020, net cash used in our investing activities was $(553) thousand. This was comprised of capital expenditures of ($431) thousand and investment in equity securities of $(122) thousand. Capital expenditures were primarily related to setting up operations at our global headquarters and building a demonstration vehicle. Investment in equity securities was related to acquiring common stock and options in a complementary green hydrogen production business headquartered in New Zealand.

Cash Flows from Financing Activities

For the period from January 21, 2020 (date of inception) through December 31, 2020, net cash provided by financing activities was $18,894 thousand, driven primarily by $18,560 thousand in net proceeds received from the issuance of common stock on November 12, 2020.

Hyzon’s Funding Since Inception

Prior to the Business Combination, we financed our operations primarily through a Round A equity financing and a convertible debt financing, raising aggregate gross proceeds of approximately $65,000 thousand since our inception in January 2020.

Requirements and Resources

Short-Term Liquidity Requirements

We estimate the following cash requirements over the approximately twelve-month period from the date of the Business Combination in order to execute on our business plan:

•	approximately $40 million to $70 million of capital expenditures to develop infrastructure, establish supply chain, begin vehicle deliveries from existing backlog, ramp operation and commercial teams;

•	approximately $20 million to $40 million to acquire and/or lease equipment to commence manufacturing operations research and development; and

•	approximately $20 million to $40 million for R&D on next generation systems, ramp capacity, expand geographic offering and footprint.

We believe that our cash on hand following the consummation of the Business Combination, including the net proceeds from DCRB’s cash in trust, and the PIPE Financing will be sufficient to fund our post-combination cash requirements until the third quarter of 2023.

Long-Term Liquidity Requirements

We estimate the following cash requirements over the period from fiscal year 2022 to 2025, in order to execute on our business plan:

•	approximately $190 million to $230 million of capital expenditures to ramp up operation and expand production capacity;

•

approximately $350 million to $400 million of working capital to support increased production volume; approximately $200 million to $240 million for R&D on next generation fuel cell systems, completion of the design and engineering of our SuperH2Truck and alternative hydrogen fuel cell mobility applications; and

•

approximately $580 million to $630 million for general and administrative expenses to support continued growth and scale, including approximately $450 million in personnel-related expenses to expand our management team, workforce at our U.S. production facilities, and marketing and sales force.

In connection with the Business Combination we received gross proceeds of $559.8 million, including transaction fees of approximately $53.4 million, for net proceeds of approximately $506.4 million. Based on the net proceeds received from the Business Combination:

•

Our long-term priorities include substantial investments into expanded research and development capacity and new production facilities necessary to complete deliveries of nonbinding customer preorders and to ramp up sales of Hyzon-branded commercial vehicles. These activities are currently planned to occur even while we are in the process of achieving positive cash flow from its existing business activities.

•

We believe that our cash on hand following the consummation of the Business Combination will be sufficient to fund our post combination cash requirements until the third quarter of 2023. In the second quarter of 2023, we plan to issue approximately $100 million in debt securities to provide required liquidity to support our operations until we achieve positive cash flow, which we expect to be in 2024.

Although our management has estimated the Company’s short and long-term liquidity requirements based on assumptions they consider to be reasonable, we may, however, need additional cash resources due to changed business conditions or other developments, including supply chain challenges, disruptions due to COVID-19, competitive pressures, and regulatory developments, among other developments. Our budget projections may be subject to cost overruns for reasons outside of our control and we may experience slower sales growth than anticipated, which would pose a risk to it achieving cash flow positivity. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease its level of investment in infrastructure development or scale back our operations, which could have an adverse impact on our business and financial prospects. If we were to require additional funding or otherwise determine it was beneficial to seek additional sources of financing, we believe we could access financing on reasonable terms. However, there can be no assurance that such financing would be available to us on favorable terms or at all.

Contractual Obligations and Commitments

Our contractual obligations and other commitments as of March 31, 2021 are two fixed payments totaling $10,000 thousand in the aggregate due in 2021 to JS Horizon, pursuant to the terms of the Horizon IP Agreement. Please see the section above entitled “Business—Intellectual Property” for additional information concerning the Horizon IP Agreement. This liability is reported under Horizon license agreement payable on the Consolidated Balance Sheet as of March 31, 2021.

Off-Balance Sheet Arrangements

Except as described below, we do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

One investor in the Round A Transaction (as described in greater detail within Old Hyzon’s Notes to Consolidated Financial Statements within this prospectus), Ascent Funds Management LLC (“Ascent”), received detachable options to purchase up to approximately 4.6 million shares of the Old Hyzon Common Stock in connection with its investment of $3.0 million in Old Hyzon Common Stock in the Round A Transaction. The options’ exercise price was $2.73 per share and was automatically exercised in full by Ascent on a cashless basis into approximately 3.9 million shares of Old Hyzon Common Stock immediately prior to the consummation of the Business Combination, which converted into approximately 6.9 million shares of Class A Common Stock in connection with the Business Combination.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for Hyzon include share-based compensation.

Share-based Compensation

We measure and recognize compensation expense for all stock options and restricted stock awards based on the estimated fair value of the award on the grant date. The fair value is recognized as expense over the requisite service period, which is generally the vesting period of the respective award, on a straight-line basis when the only condition to vesting is continued service. If vesting is subject to a market or performance condition, recognition is based on the derived service period of the award. Expense for awards with performance conditions is estimated and adjusted based upon the assessment of the probability that the performance condition will be met.

We use the Black-Scholes option pricing model to estimate the fair value of stock option awards with service and/or performance conditions. The Black-Scholes option pricing model requires management to make a number of assumptions, including the expected life of the option, the volatility of the underlying stock, the risk-free interest rate and expected dividends. The assumptions used in our Black-Scholes option-pricing model represent our management’s best estimates at the time of grant. These estimates involve a number of variables, uncertainties and assumptions and the application of our management’s judgment, as they are inherently subjective. If any assumptions change, our stock-based compensation expense could be materially different in the future.

These assumptions are estimated as follows:

•

Fair Value of Common Stock. The grant date fair value of our common stock utilized in the calculation of share-based compensation was determined using valuation methodologies which utilize certain assumptions, including observations of comparable equity values and transactions, probability weighting of events, time to liquidation, a risk-adjusted interest rate, and assumptions regarding our projected future cash flows and growth potential.

•	Expected Term. The expected term represents the period that our stock options are expected to be outstanding.

•

Expected Volatility. We determine the price volatility factor based on the historical volatilities of our publicly traded peer group as we did not previously have a trading history for our common stock. Industry peers consist of several public companies in the automotive and energy storage industry that are similar to us in size, stage of life cycle, and financial leverage.

•	Risk-Free Interest Rate. The risk-free interest rate was based on U.S. Treasury zero-coupon securities with maturities consistent with the estimated expected term.

•	Expected Dividend Yield. We have not paid dividends on our common stock nor do we expect to pay dividends in the foreseeable future.

Equity Valuations

Valuations of Hyzon’s equity instruments require the application of significant estimates, assumptions, and judgments. These valuations impact share-based compensation reported in Hyzon’s financial statements. The following discussion provides additional details regarding the significant estimates, assumptions, and judgments that impact the determination of the fair values of share-based compensation awards and the common stock that comprises Hyzon’s capital structure. The following discussion also explains why these estimates, assumptions, and judgments could be subject to uncertainties and future variability.

Common Stock Valuations

Prior to the Business Combination, we used valuations of our common stock for various purposes, including, but not limited to, the determination of the exercise price of stock options and inclusion in the Black-Scholes option pricing model. The lack of an active public market for our common stock prior to the Business Combination required our management and the Board to exercise reasonable judgment and consider a number of factors in order to make the best estimate of fair value of Hyzon’s equity. As our capital structure consists of a single class of equity, Hyzon, with the assistance of a third-party valuation specialist, estimated the fair value of Hyzon’s total equity value using a combination of the comparable sales method (a market approach) and the excess earnings method (an income approach). Estimating Hyzon’s total equity value required the application of significant judgment and assumptions. Factors considered in connection with estimating these values include:

•	Recent arms-length transactions involving the sale or transfer of Hyzon’s common stock;

•	Hyzon’s historical financial results and future financial projections;

•	The market value of equity interests in substantially similar businesses, which equity interests can be valued through nondiscretionary, objective means;

•	The lack of marketability of Old Hyzon’s common stock prior to the Business Combination;

•	The likelihood of achieving a liquidity event, such as the Business Combination, given prevailing market conditions;

•	Industry outlook; and

•	General economic outlook, including economic growth, inflation and unemployment, interest rate environment and global economic trends.

As of November 12, 2020, our estimated fair value of Old Hyzon Common Stock was $2.00 per share. In making this determination, we relied upon the previous Round A equity financing, which closed on November 12, 2020 as being the only reliable indication of fair value of Old Hyzon Common Stock before (and including) December 1, 2020. The price of the Round A capital raise was $2.00 per share of Old Hyzon Common Stock.

Our estimated fair value of Old Hyzon Common Stock was $4.45 per share as of December 31, 2020. The increase in fair value was primarily due to Hyzon making progress and taking necessary steps to prepare for the Business Combination. The necessary steps undertaken to prepare for the Business Combination included meeting with DCRB and financial advisors, discussing timing expectations, negotiating a non-binding letter of intent and signing a binding exclusivity agreement between DCRB and Hyzon. As our ongoing negotiations related to the Business Combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of our equity as of December 31, 2020 took into consideration the indicated equity value implied by the negotiations. While the December 31, 2020 valuation incorporated indicated equity values based upon traditional income and market approaches, consisting of the excess earnings method and comparable sales method – the valuation also incorporated the equity value implied by the Business Combination. Accordingly, the valuation applied the probability-weighted expected return method (PWERM) to weight the indicated equity value determined under the traditional income and market approaches and the equity value implied by our expected Business Combination with DCRB. Due to the proximity in time and observability, management placed the most significant weighting on the value as implied by the comparable sales method.

Our estimated fair value of Old Hyzon Common Stock was $8.55 per share as of March 31, 2021. The increase in fair value from December 31, 2020 to March 31, 2021 was primarily due to Hyzon executing a non-binding letter of intent with DCRB in January 2021 and the execution of the Business Combination Agreement, as well as issuing convertible notes payable in the aggregate amount of $45 million in February 2021.

The fair value of the equity of Hyzon implied by the Business Combination was approximately $2 billion. As noted above, as of March 31, 2021, we estimated the fair value of Old Hyzon Common Stock to be $8.55 per share, which equates to an implied equity value of $905.4 million. The primary difference between the fair value derived on March 31, 2021 and the fair value implied by the Business Combination is that the fair value implied by the Business Combination is based only upon a scenario in which the parties complete the Business Combination and is not probability weighted, in contrast to the March 31, 2021 valuation, which considered multiple potential outcomes, some of which would have resulted in a lower value of our common stock than our implied transaction value.

Now that the Class A Common Stock is publicly traded, the Board intends to determine the fair value of Class A Common Stock based on the closing market price on or around the date of grant.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Hyzon, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. At times, we may elect to early adopt a new or revised standard.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on Hyzon’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of DCRB’s initial public offering, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Material Transactions with Related Parties

Horizon IP Agreement

In January 2021, we entered into the Horizon IP Agreement with JS Horizon, part of the Horizon group of Companies, pursuant to which each of Hyzon and JS Horizon conveys to the other certain rights in intellectual property relating to our core fuel cell and mobility product technologies, and under which we will pay JS Horizon two fixed payments in 2021 totaling $10,000 thousand. Please see the section above entitled “Business—Intellectual Property” for additional information concerning the Horizon IP Agreement.

Horizon Supply Agreement

In January 2021, we entered into the Horizon Supply Agreement with Jiangsu Horizon New Energy Technologies Co. Ltd, a wholly-owned subsidiary of Horizon, to supply certain fuel cell components. During the three months ended March 31, 2021, we made a deposit payment to Horizon in the amount of $5 million for long lead time components. This payment is included in prepaid expenses as none of the components have yet been received.

MANAGEMENT

Executive Officers and Directors

Our directors and executive officers, and their respective ages, are as follows:

Name	Age	Position
Executive Officers
George Gu	50	Executive Chairman
Craig Knight	52	Director and Chief Executive Officer
Mark Gordon	50	Director and Chief Financial Officer
Gary Robb	48	Chief Technology Officer
John Zavoli	62	General Counsel & Chief Legal Officer
Parker Meeks	40	Chief Strategy Officer
Max Holthausen	22	Managing Director of Hyzon Europe
Non-Employee Directors
Erik Anderson(2)	62	Director
Ivy Brown(1)	58	Director
Dennis Edwards(2)(3)	50	Director
Viktor Meng(2)(3)	46	Director
Ki Deok (KD) Park(1)	52	Director
Elaine Wong(1)(3)	45	Lead Independent Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

George Gu. Mr. Gu has served as Executive Chairman and a member of the Board since August 2020. Prior to that, Mr. Gu served as Chief Executive Officer of Hyzon from January 2020, when he co-founded the company, until August 2020. Mr. Gu co-founded Horizon, a leading international fuel cell producer, in 2003 and has served as Horizon’s Chairman since August 2019. Prior to that, Mr. Gu served as Horizon’s Chief Executive Officer from the company’s formation until August 2019. Mr. Gu served as the Chairman of Horizon Educational Group, an affiliate of Horizon focused on fuel cell education, from August 2019 to February 2021. From June 1999 to October 2003, Mr. Gu was the Digital Ventures Manager at Eastman Chemical Company, a specialty materials company primarily in the chemical industry, where he was responsible for clean technology and e-commerce. Mr. Gu holds an M.B.A. from the University of North Carolina (Chapel Hill) and a B.S. degree in Finance from Fudan University.

We believe Mr. Gu is qualified to serve on the Board due to his operational experience as Hyzon’s Executive Chairman and as a member of Old Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, business leadership experience in the hydrogen mobility sector and his experience serving on the board of directors of a hydrogen-focused company.

Craig Knight. Mr. Knight has served as Hyzon’s Chief Executive Officer and as a member of the Board since August 2020. From January 2020 when Mr. Knight co-founded Hyzon until August 2020, Mr. Knight served as its Chief Commercial Officer. Mr. Knight served as Chief Executive Officer of Horizon from September 2019 to August 2020, and as Horizon’s Chief Executive Officer from August 2006 to September 2019. Mr. Knight has been the Managing Director of Hymas, an affiliate of Hyzon, since its formation in May 2018. Mr. Knight holds an M.B.A. and a B.S. degree in Chemistry and Pure Mathematics from the University of Sydney.

We believe Mr. Knight is qualified to serve on the Board due to his operational experience as Hyzon’s Chief Executive Officer and a member of Old Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, and extensive business leadership and professional experience in the hydrogen mobility and chemical sectors.

Mark Gordon. Mr. Gordon has served as Chief Financial Officer of Hyzon since August 2020 and as a member of the Board since July, 2021. Mr. Gordon served as the Chief Investment Officer of Ascent Fund, an energy transition investment platform, since January 2018. From January 2018 to October 2015 Mr. Gordon served as a senior portfolio manager at Janus Henderson, a leading global active asset manager, and its predecessor, where he managed the Alphagen Energy Funds. From December 2012 to December 2014, Mr. Gordon worked as a senior analyst at Paulson & Co, Inc., an investment management firm, where he was responsible for the energy sector. Prior to his tenure at Paulson, Mr. Gordon was a portfolio manager at Soros Fund Management, an investment management firm, from April 2009 to March 2012, where he ran an energy and natural resources fund. Mr. Gordon was a Managing Director of Goldman Sachs Asset Management from December 2007 to January 2009, and previously worked as a portfolio manager from September 2004 to January 2009. Prior to that, he worked as a research analyst from September 2000 to August 2004. Mr. Gordon holds an M.B.A. (honors) from the University of Chicago with concentrations in Analytic Finance and Economics, an M.A. degree from Stanford University and a B.A. degree from Brown University (honors). Mr. Gordon is a CFA charter holder.

We believe Mr. Gordon is qualified to serve on the Board due to his operational experience as Hyzon’s Chief Financial Officer, his historical knowledge of Hyzon and his extensive business and financial experience at various investment and asset management firms, particularly in the energy transition industry.

Gary Robb. Mr. Robb has served as Hyzon’s Chief Technology Officer since April 2020 and helped co-found Hyzon in January 2020 . From August 2016 to April 2020 Mr. Robb served as President of Gary M. Robb Consulting, his private consulting company, which provided general chemical engineering consulting (focused on fuel cell systems and diesel exhaust emissions) and of which Hyzon was a client. Prior to that, Mr. Robb served as Director of Development at AirFlow Catalyst Systems, a developer, manufacturer and supplier of catalyzed exhaust treatment systems of diesel engines, from February 2013 to April 2016. Prior to his tenure at AirFlow Catalyst Systems, Mr. Robb served in various positions at General Motors from September 1997 to December 2012, including Development Team Leader for Fuel Cell System Durability and Program Manager of the Advanced Product Engineering Organization. Mr. Robb holds an M.S. degree in Chemical Engineering from the University of Cincinnati and a B.S. degree in Chemical Engineering from the University at Buffalo.

Parker Meeks. Mr. Meeks has served as Chief Strategy Officer of Hyzon since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016. Mr. Meeks holds an MBA degree in Finance from William Marsh Rice University and a B.S. degree in Electrical Engineering from Columbia University.

John Zavoli. Mr. Zavoli has served as General Counsel and Chief Legal Officer of Hyzon since February 2021. From January 2020 to February 2021, Mr. Zavoli served as General Counsel of Karma Automotive, an electric vehicle manufacturer and alternative energy mobility company. From January 2017 to May 2019, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel of Conduent Inc., a software company focused on delivering mission-critical services and solutions on behalf of businesses and governments. Prior to that, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel in the Law Department of Xerox Corporation, a print and digital document products and services provider, from August 2014 to January 2017, where he supported the StrataCare business unit and other Xerox services businesses. Prior to that, Mr. Zavoli served as Chief Financial Officer and General Counsel of StrataCare, LLC from December 2007 to August 2014, when StrataCare, LLC was acquired by Xerox Corporation and eventually spun off into Conduent Inc. Mr. Zavoli holds an LL.M. from Boston University, a J.D. from University of Illinois Chicago Law School and B.S. degree in Accounting from the University of Illinois Chicago.

Max Holthausen. Mr. Holthausen has served as Hyzon’s Managing Director of Hyzon Europe since March 2020. Since January 2020, Mr. Holthausen has also served as Chief Executive Officer of Holthausen Clean Technology B.V. (“Holthausen”), an affiliate of Hyzon co-founded by Mr. Holthausen that develops and produces hydrogen vehicles for the European market. Holthausen owns 49.5% of Hyzon Motors Europe B.V., a joint venture with Hyzon, who owns the remaining 50.5%. Prior to that Mr. Holthausen served as hydrogen engineer at Holthausen from July 2016 to January 2020. From November 2018 to January 2021, Mr. Holthausen served as Chief Financial Officer of Mission Zero Leasing B.V., a leasing company in the Netherlands for zero emission vehicles. Since 2018, Mr. Holthausen has also served as Chief Executive Officer of Holthausen Clean Technology Investments B.V., a financial company focused on making investments in clean energy companies. Mr. Holthausen holds a degree in Hydrogen Fuel Cell Technology from the Delft University of Technology.

Non-Employee Directors

Erik Anderson. Mr. Anderson has served as a member of the Board since July 2021. Mr. Anderson served as DCRB’s Chief Executive Officer from September 2020 until July 2021 and as a member of the DCRB board of directors from October 2020 until July 2021. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation III since February 11, 2021 and a member of its board of directors since March 2021. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation II since January 2021 and a member of its board of directors since February 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002 and has served as chief executive officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman of Singularity University, a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the executive chairman of Topgolf Entertainment Group, a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the Board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, chief executive officer of Matthew G Norton Co. and vice president at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal. Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

We believe Mr. Anderson is qualified to serve on the Board due to his experience serving as DCRB’s Chief Executive Officer and member of the DCRB board of directors, and his financial, investing and management expertise.

Ivy Brown. Ms. Ivy Brown has served as a member of the Board since July 2021. Ms. Brown was the President of United Parcel Service Northeast from April 2013 to January 2020. Ms. Brown’s career at UPS spanned 32 years, including positions as Package Division Manager from July 2006 to April 2013 and Director of Sales from August 2000 to July 2006. She has been a member of the board of directors of The Chef’s Warehouse (NASDAQ: CHEF), a specialty foods distributor, since November 2020. Ms. Brown holds an M.B.A. (Information Technology) from Golden Gate University and a B.A. degree (Industrial Engineering) from Southern Illinois University.

We believe Ms. Brown is qualified to serve on the Board based on her extensive executive and professional experience in the transportation and logistics industries and experience as a director of a public company.

Dennis Edwards. Mr. Edwards has served as a member of the Board since July 2021. Mr. Edwards has been the President of Detroit Chassis, an assembler of rolling strip chassis, since November 2017 and has deep leadership experience overseeing global operations, program and launch management for major auto suppliers such as Lear Corporation, Advanced Engineered Products and Dura Automotive Regional plant responsibilities throughout Southeast Asia at Lear. From September 2015 to October 2017, Mr. Edwards served as Vice President of Program Management and Process Engineering at Dura Automotive Systems LLC, an automotive supplier. Prior to that, Mr. Edwards served as Vice President of Operations of Advanced Engineered Products from May 2013 to August 2015, and as Vice President of Operations of Lear Corporation from 1996 to 2012. Mr. Edwards holds an M.B.A. (Management) from Georgia State University and a B.A. degree from Oregon State University.

We believe Mr. Edwards is qualified to serve on the Board due to his extensive executive and senior management experience in the automotive industry, and his proficiencies in lean manufacturing, process engineering, capital/tooling acquisition, manufacturing, supply chain management and plant management.

Viktor Meng. Mr. Meng has served as a member of the Board since August 2020. Mr. Meng has served as the Managing Director of Bscope Ltd., part of the Piëch-Nordhoff family office, which is focused on the management and execution of the long term strategic and sustainability interests of the Piëch-Nordhoff family, since March 2012 and Bscope Pte Ltd since 2017. One of the family office’s investment vehicles holds shares in Horizon Fuel Cell Technologies Pte. Ltd. Prior to co-founding Bscope, Mr. Meng prepared the entry of Porsche Holding GmbH, Europe’s largest automobile distribution and retailing company at the time, into the rapidly growing Chinese market as an independent consultant from 2002 to 2003. Mr. Meng worked as a Consultant at Haarmann Hemmelrath in Shanghai from 2001 to 2002 and at United Management Technologies in New York and London from 1999 to 2001, advising on corporate efficiency and alignment. Mr. Meng holds a B.S. summa cum laude in Business Administration from the State University of New York at Stony Brook and an MSc. in Management from the London School of Economics.

We believe Mr. Meng is qualified to serve on the Board due to his expertise gained from serving as a member of Old Hyzon’s board of directors, and his nearly two decades of experience in global direct and venture investment.

Ki Deok (KD) Park. Mr. Park has served as a member of the Board since July 2021. Mr. Park has served as an Executive Managing Director of Korea Zinc Co., Ltd. since January 2020 and has over 28 years of experience with the company in strategy and planning. From January 2015 to December 2019, Mr. Park served as Managing Director of Strategies and Planning, after he served as Director for the same division from 2011 to 2014. Prior to that, Mr. Park was the Chief Financial Officer of Sun Metals Corporation Pty Ltd (Korea Zinc Australian Operations) from 2008 to 2010 and a member of the board of directors of Sun Metals Holding Ltd (Korea Zin Australian Holding Company) from 2006 to 2010. Mr. Park holds a B.A. in Economics from Busan National University in Korea.

We believe Mr. Park is qualified to serve on the Board based on his experience as an executive of a publicly traded company and because of his knowledge of strategy development in the non-ferrous metal industry, for use in steel, automobiles, electronics and construction materials.

Elaine Wong. Ms. Wong has served as a member of the Board since July 2021 and is the Lead Independent Director. Ms. Wong is the co-founder and a partner of Hydrogen Capital Partners, which was formed in October 2019 to support the new hydrogen energy economy’s rapid growth, in which hydrogen is used as an emission free new energy source or fuel. Prior to co-founding Hydrogen Capital Partners, Ms. Wong co-founded HAO Capital in June 2006, a China-focused Growth Equity Fund that invests in healthcare, environmental technologies, FinTech and consumer companies. Ms. Wong worked at The Carlyle Group as an Associate in Washington, DC from July 1999 to August 2001 and as a Senior Associate in Hong Kong from June 2003 to June 2006. Prior to that, from August 1997 to July 1999, Ms. Wong worked as an Analyst at Arthur D. Little’s chemicals practice in Cambridge, MA. Ms. Wong holds an M.B.A. from Stanford Graduate School of Business and a B.S. (Chemical Engineering) from MIT.

We believe Ms. Wong is qualified to serve on the Board due to her over 20 years’ business experience in the private equity sector, her knowledge of the hydrogen energy economy and her experience serving on the boards of numerous companies that have gone on to become publicly listed companies.

Director Independence; Controlled Company Exemption

The Board determined that each of the directors other than George Gu, Craig Knight and Mark Gordon qualifies as an independent director of the Board, as defined under the Nasdaq listing rules , and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Hymas and its affiliates control a majority of the voting power of the Class A Common Stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including those that would require:

•	the Board to have a majority of independent directors;

•	that Hyzon establish a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that Hyzon have independent director oversight of Hyzon’s director nominations.

While we do not currently rely on any of these exemptions (including with respect to the requirement for a majority of independent directors), we will be entitled to do so for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Role of Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and Hyzon’s audit committee has the responsibility to consider and discuss Hyzon’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Hyzon’s compensation committee also assesses and monitors whether Hyzon’s compensation plans, policies and programs comply with applicable legal and regulatory requirements, and Hyzon’s nominating and corporate governance committee provides oversight with respect to corporate governance and monitor the effectiveness of Hyzon’s corporate governance policies and principles.

Board Committees

In connection with the consummation of the Business Combination, the Board established an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board adopted a charter for each of these committees, which charters comply with the applicable requirements of Nasdaq rules. We intends to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website at www.hyzonmotors.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Audit Committee

Our audit committee consists of Ivy Brown, KD Park and Elaine Wong. The Board determined that each of the members of the audit committee satisfies the independence requirements of the Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Ivy Brown serves as the chair of the audit committee. The Board determined that KD Park qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the Board considered KD Park’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

The functions of this committee includes, among other things:

•

evaluating the performance, independence and qualifications of our independent auditors and determining their compensation and whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the agenda, responsibilities, priorities, plan and staffing of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

preparing any report of the audit committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement and reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and the treatment of any such complaints;

•

reviewing and approving of any related party transactions that are required to be disclosed under SEC rules that require such approval under our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	conducting and reviewing with the Board an annual self-assessment of the performance of the audit committee, and reviewing and assessing the audit committee charter at least annually; and

•	reporting to the Board on a regular basis.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Erik Anderson, Dennis Edwards and Viktor Meng. Erik Anderson serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the Nasdaq listing rules. The functions of the committee includes, among other things:

•	establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs;

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	determining and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving such plans or amendments thereto to the extent authorized by the Board;

•	overseeing the activities of the committee or committees administering our retirement and benefit plans;

•	reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans, to the extent such authority is delegated by the Board;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material agreements for our executive officers;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;

•	preparing an annual report on executive compensation, to the extent such report is required to be included in our annual proxy statement or Form 10-K;

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board; and

•

in consultation with management, overseeing regulatory compliance with respect to compensation matters including overseeing our policies on structuring compensation programs to preserve tax deductibility.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dennis Edwards, Viktor Meng and Elaine Wong. Elaine Wong serves as the chair of the nominating and corporate governance committee. The Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of the Nasdaq listing rules. The functions of this committee includes, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the Board;

•	evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•	evaluating nominations by stockholders and management of candidates for election to the Board;

•	evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

•

evaluating the “independence” of directors and director nominees against the independence requirements under the Nasdaq listing rules and regulations promulgated by the SEC and such other qualifications as may be established by the Board from time to time and make recommendations to the Board as to the independence of directors and nominees;

•	recommending to the Board directors to serve as members of each committee, as well as candidates to fill vacancies on any committee of the Board;

•	reviewing annually our corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•	advising and making recommendations to the Board on corporate governance matters; and

•	reviewing annually the nominating and corporate governance committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will seek to comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.hyzonmotors.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

EXECUTIVE COMPENSATION

This section provides an overview of Hyzon’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Hyzon’s board of directors, with input from its Executive Chairman, determines the compensation for Hyzon’s named executive officers. For the year ended December 31, 2020, Hyzon’s named executive officers were:

•	Craig Knight, Chief Executive Officer;

•	George Gu, Executive Chairman; and

•	Gary Robb, Chief Engineer and Vice President of Fuel Cell Powertrain

Hyzon has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward qualified executives who share its philosophy and desire to work towards achieving Hyzon’s goals.

Hyzon believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. As Hyzon’s needs evolve, Hyzon intends to continue to evaluate its philosophy and compensation programs as circumstances require.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Craig Knight, Chief Executive Officer(2)	2020	$148,090	$0	$4,492,188	$0	$4,640,278
George Gu, Executive Chairman(3)	2020	$211,641	$0	$6,140,625	$15,397	$6,367,663
Gary Robb, Chief Engineer and Vice President of Fuel Cell Powertrain	2020	$119,289	$7,500	$1,378,000	$9,212	$1,514,001

(1)

Amounts in this column to reflect the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation please see Note 7 to our consolidated financial statements, entitled “Stock Compensation,” for the fiscal year ended December 31, 2020, which is included on page F-68 of this prospectus.

(2)	Mr. Knight’s annual salary was paid by Horizon and was reimbursed by Hyzon for that amount.
(3)	$101,722 of Mr. Gu’s annual salary was paid by Horizon and reimbursed by Hyzon for that amount.

Narrative Disclosure to Summary Compensation Table

For fiscal year 2020, the compensation program for Hyzon’s named executive officers consisted of base salary, cash bonus, incentive compensation delivered in the form of stock option awards and certain other compensation.

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Hyzon’s employment agreements with each of Mr. Gu, Mr. Knight and Mr. Robb, each of which is described in more detail below, set forth their annual base salaries.

Cash Bonus

Messrs. Knight’s, Gu’s and Robb’s employment agreements with Hyzon provide for an annual cash bonus opportunities, as described in more detail below. Messrs. Knight’s and Gu’s prior consultancy and employment agreements, respectively, with Hyzon did not provide for a cash bonus opportunity.

Hyzon 2020 Stock Incentive Plan, Stock Option Awards and Treatment Upon Change in Control

In fiscal year 2020, Hyzon’s board of directors adopted, and Hyzon’s stockholders approved, the 2020 Stock Incentive Plan, which we refer to herein as the “2020 Plan”. The 2020 Plan permitted the grant of incentive options, non-qualified options, stock appreciation rights, restricted stock and restricted stock units. In connection with the Business Combination, the 2021 Plan became effective on the Closing Date, and shares subject to equity awards under the 2020 Plan were converted into equity awards under the 2021 Plan. Once the 2021 Plan became effective, the 2020 Plan was terminated and no new awards will be granted thereunder. The 2021 Plan is described below under “—Executive Officer and Director Compensation Following the Business Combination”.

A total of 16,250,000 shares of Old Hyzon Common Stock were reserved for grant under the 2020 Plan, of which no more than 16,250,000 shares could have been issued upon the exercise of incentive options (both of these limits subject to adjustment as provided in the 2020 Plan).

Administration. Hyzon’s board of directors or a committee designated by the board of directors (the “2020 Plan Committee”) administered the 2020 Plan. Subject to the terms of the 2020 Plan, the 2020 Plan Committee has the power to take any of the actions set forth in the 2020 Plan.

Options. The options granted to Messrs. Knight, Gu and Robb under the 2020 Plan were granted in the form of non-qualified options. The exercise price per share of non-qualified options granted under the 2020 Plan were required to be at least 100% of the fair market value per share of Old Hyzon Common Stock on the grant date.

Change in Control. In the event that Hyzon engaged in, among other transactions, a reorganization, merger, or consolidation as a result of which Hyzon was not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), the 2020 Plan Committee had the authority to, among other things provide for the assumption of outstanding awards by surviving, successor or transferee corporations and/or make such other changes as it deemed advisable, in its sole discretion. The 2020 Plan Committee had no obligation to take the same action or actions with respect to all awards or portions thereof or with respect to all award holders.

The Business Combination constituted a transaction as a result of which Hyzon survived as a wholly-owned subsidiary of another corporation pursuant to the 2020 Plan, and Hyzon therefore made appropriate adjustments to the previously outstanding Old Hyzon Options by providing for a rollover of the awards into awards based upon Class A Common Stock, as described below.

Each Old Hyzon Option that was outstanding immediately prior to the Effective Time was converted into (A) an option to purchase a number of shares of Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Old Hyzon Common Stock subject to such Old Hyzon Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Old Hyzon Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio and (B) the contingent right to receive the Earnout Shares. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option continues to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Old Hyzon Option immediately prior to the Effective Time.

Each Old Hyzon RSU that was outstanding immediately prior to the Effective Time was converted into (A) a restricted stock unit denominated in shares of Class A Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Old Hyzon Common Stock subject to such Old Hyzon RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (B) the contingent right to receive Earnout Shares.

Benefits and Perquisites

Hyzon provides benefits to its named executive officers on the same basis as provided to all of its employees, including with respect to health, dental and vision insurance; life insurance; and access to a tax-qualified Section 401(k) plan. Hyzon does not maintain any executive-specific benefit or perquisite programs.

Agreements with Hyzon’s Named Executive Officers

In connection with the consummation of the Business Combination, Hyzon entered into a new employment agreement with Mr. Gu with respect to Mr. Gu’s role as Executive Chairman of Hyzon, and a new employment agreement with Mr. Knight with respect to Mr. Knight’s role as Chief Executive Officer of Hyzon. Hyzon has also entered into an employment agreement with Mr. Robb, as summarized below. Messrs. Knight, Gu and Robb also hold outstanding stock option awards pursuant to the 2020 Plan and individual award agreements.

Employment Agreement with Mr. Knight

On July 9, 2021, Hyzon entered into an employment agreement with Mr. Knight with respect to Mr. Knight’s service as Chief Executive Officer of Hyzon. The employment agreement provides Mr. Knight with an annual base salary of $450,000. Mr. Knight is eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Mr. Knight is also eligible to receive one grant under the 2021 Plan in an amount equal to 3% of the fully diluted outstanding shares of Class A Common Stock following the consummation of the Business Combination; the grant is expected to be in the form of options and RSUs, with certain awards subject to performance-based vesting conditions. Mr. Knight is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Knight’s employment agreement provides for “at-will” employment and, at any time, either Mr. Knight or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Knight is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Knight for good reason (as such terms are defined in the employment agreement), Mr. Knight will also receive: (i) a lump sum payment equal to 24 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 24 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or accelerated vesting of outstanding equity awards under the 2021 Plan that would have vested during the 12 month period following termination had Mr. Knight remained continuously employed by Hyzon (if there is not a qualifying change in control termination).

Mr. Knight’s employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Knight is bound during his employment and for one year thereafter.

Employment Agreement with Mr. Gu

On July 9, 2021, Hyzon entered into an employment agreement with Mr. Gu with respect to Mr. Gu’s service as Executive Chairman of Hyzon. The employment agreement provides Mr. Gu with an annual base salary of

$475,000. Mr. Gu is eligible to receive an annual cash bonus with an annual target of up to 70% of his base salary. Mr. Gu is also eligible to receive one grant under the 2021 Plan in an amount equal to 3% of the fully diluted outstanding shares of Class A Common Stock following the consummation of the Business Combination; the grant is expected to be in the form of options and RSUs, with certain awards subject to performance-based vesting conditions. Mr. Gu is also entitled to participate in Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Gu’s employment agreement provides for “at-will” employment and, at any time, either Mr. Gu or Hyzon may terminate the employment agreement, generally upon 60 days’ notice. Upon a termination for any reason, Mr. Gu is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by Hyzon without cause or by Mr. Gu for good reason (as such terms are defined in the employment agreement), Mr. Gu will also receive: (i) a lump sum payment equal to 24 months’ base salary (in the case of a qualifying change in control termination, as defined in the employment agreement) or 12 months’ base salary (if there is not a qualifying change in control termination), (ii) a pro-rata bonus for the year of termination, (iii) reimbursement for continued medical benefits for a period of up to 24 months in connection with a qualifying change in control termination or up to 12 months for a qualifying termination not in connection with a change in control and (iv) full vesting of outstanding equity awards under the 2021 Plan (in the case of a qualifying change in control termination) or 12 months’ accelerated vesting of outstanding equity awards under the 2021 Plan (if there is not a qualifying change in control termination).

Mr. Gu’s employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Gu is bound during his employment and for one year thereafter.

Employment Agreement with Gary Robb

Hymas entered into an employment agreement with Mr. Robb on January 20, 2020 with respect to Mr. Robb’s service as Chief Engineer and Vice President of Fuel Cell Powertrain of Hyzon. Following the closing of the Preferred A round fundraising, Hyzon became the employing entity under the employment agreement. The employment agreement provides Mr. Robb with an annual base salary of $200,000, which increases 5% each year. Under the employment agreement, Hyzon contributes an amount equal to 5% of Mr. Robb’s salary during each pay period to a 401(k) sponsored by Hyzon and provides Mr. Robb with healthcare and other benefits. Mr. Robb also received 1,000,000 stock options in connection with his employment, which vest in six equal tranches over five years, beginning on the grant date.

Mr. Robb is also eligible to receive (i) an annual performance bonus based on meeting documented objectives equal to 0-20% of base salary and (ii) a profit-sharing bonus based on the economic performance of the Company equal to 0-20% of base salary.

Mr. Robb’s employment agreement with Hyzon is an “at-will” employment agreement. At any time, either Mr. Robb or Hyzon may terminate the employment agreement, generally by giving at least one month’s notice in writing of termination. Hyzon may terminate the employment agreement without prior notice, however, upon the occurrence of certain specified conduct by Mr. Robb, including, but not limited to, any serious or persistent breach of the employment agreement, grave misconduct or willful neglect of his duties under the employment agreement or fraud or dishonesty. The employment agreement provides for severance in the amount of one month of continued compensation for each year of service in the event of a termination of Mr. Robb’s employment by Hyzon for any reason.

The employment agreement also contains certain restrictions, including a covenant not to be engaged or interested in any trade, business or occupation other than the business of Hyzon and its affiliates, except for personal financial investments in publicly traded companies or mutual funds, or entirely unrelated private companies, during the period in which the consulting agreement is in effect. As a condition to employment, Mr. Robb was required to sign a standard confidentiality agreement, which will remain in effect for two years after the termination of the employment agreement.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by Hyzon’s named executive officers as of December 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Craig Knight	11/12/20	3,125,000	0	$2.00	11/12/35
George Gu	11/12/20	3,125,000	3,125,000	$2.00	11/12/35
Gary Robb	11/12/20	166,665	833,335	$2.00	11/12/25

(1)

The option awards reported in these columns granted to Mr. Knight were fully vested on the grant date. The option awards reported in this column granted to Mr. Gu vest as follows: 50% fully vested on the grant date and 50% on the occurrence of a Qualified HFCT Exit Event (as defined therein and described below under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”). The option awards reported in these columns granted to Mr. Robb vest as follows: 1/6 on the grant date and 1/6 on each of the first five anniversaries of the grant date. The treatment of these awards upon the occurrence of certain termination and change in control events is described below under “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Additional Narrative Disclosure

Retirement Benefits

Hyzon provides a tax-qualified Section 401(k) plan for all employees, including its named executive officers. Hyzon does not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control

Unless an award agreement provides otherwise, the 2020 Plan provides that Hyzon’s board of directors had the authority to determine the treatment of awards under the 2020 Plan in the event of a change in control (as defined in the 2020 Plan) of Hyzon or an affiliate that employs the award holder. None of the award agreements for the named executive officers provide for a specific treatment of the options on a change in control, and, thus, in the event of a change in control that occurred on December 31, 2020, the board of directors would have the discretion to determine the treatment of both vested and unvested option awards held by the named executive officers.

Unless an award agreement provides otherwise, the 2020 Plan also provided that Hyzon’s board of directors had the authority and discretion to determine the treatment of awards upon an employee’s termination for cause or good reason (as defined in the 2020 Plan) or any other termination of employment. The award agreements for Messrs. Knight and Gu provide that, to the extent the option awards have vested, in the event the named executive officer’s employment is terminated, the option will remain outstanding and exercisable until the option expiration date. The award agreement for Mr. Robb provides as follows:

•

in the event of Mr. Robb’s termination of employment for Cause (as defined below), the unvested portion of the option will be forfeited and the vested portion of the option will immediately cease to be exercisable;

•

in the event of a termination of employment due to Mr. Robb’s death or Disability (as defined below), the unvested portion of the option will be forfeited and the vested portion of the option will remain outstanding and exercisable for six months following the date of termination (or the expiration date of the option, if earlier); and

•

in the event of Mr. Robb’s termination of employment other than due to his death or disability or for Cause, the unvested portion of the option will be forfeited and the vested portion of the option will remain outstanding and exercisable for 30 days following the date of termination (or the expiration date of the option, if earlier).

For purposes of Mr. Robb’s option award, “Cause” means conduct amounting to (1) fraud or dishonesty against Hyzon or an affiliate; (2) an award holder’s willful misconduct, repeated refusal or failure to follow the reasonable directions of Hyzon or an affiliate or the award holder’s direct supervisor, or knowing violation of law in the course of performance of the duties owed by an award holder to Hyzon or an affiliate; (3) repeated intoxication with alcohol or drugs while on Hyzon’s or an affiliate’s premises during regular business hours; (4) a conviction of or plea of nolo contendere to a felony or a crime involving dishonesty; or (5) a material breach or violation of the terms of any employment or other agreement to which an award holder and Hyzon or an affiliate are parties, or a material violation of Hyzon’s or an affiliate’s code of conduct or other written policy.

For purposes of Mr. Robb’s option award, “Disability” means the award holder is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

The award agreement evidencing Mr. Gu’s option grant provides that 50% of the option vests in the event of a Qualified HFCT Exit Event (as defined below). The award agreement also provides that if Mr. Gu experiences a termination of employment for any reason prior to the occurrence of a Qualified HFCT Exit Event, then the portion of the option related to the Qualified HFCT Exit Event immediately terminates. Because a Qualified HFCT Exit Event had not occurred as of December 31, 2020, if Mr. Gu experienced a termination of employment on that date, he would have forfeited all 3,125,000 of the unvested option shares.

For purposes of Mr. Gu’s option grant, “Qualified HFCT Exit Event” means the occurrence of (x) a bona fide and enforceable obligation or obligations, by one or more related buyers pursuant to a single agreement or multiple related agreements, to purchase all of the issued and outstanding shares of Horizon Fuel Cell Technologies (“Horizon”) that are outstanding on the date of grant of the option; provided that such obligation(s) and agreement(s) shall not be subject to any conditions to closing other than those that are usual and customary for transactions under similar circumstances (including legally required regulatory approvals), but for the avoidance of doubt excluding discretionary termination rights such as satisfactory completion of due diligence; or (y) an initial public offering of the equity securities of Horizon, in either case, subject to the achievement of certain performance metrics related to the valuation of Horizon.

In the event of any termination of employment that occurred on December 31, 2020, each of Messrs. Knight, Gu and Robb would have been entitled to receive one month of compensation for each year of service, beginning, in the case of Messer’s Knight and Gu, with their service at Horizon. As of December 31, 2020, each of the named executive officers had completed less than one year of service. In addition, Mr. Robb’s employment agreement provides for guaranteed base salary for three years. If Mr. Robb experienced a termination of employment on December 31, 2020, he would be entitled to receive the base salary he would have otherwise been paid through April 1, 2023.

Director Compensation

In 2020, Hyzon provided equity compensation in the form of stock options to the one non-employee director, with a total value of $10,490 in connection with his service on Hyzon’s board of directors. Hyzon did not provide any other compensation to members of its board of directors in 2020.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Viktor Meng	$0	$10,490	$10,490

(1)	This amount reflects the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. As of December 31, 2020, Mr. Meng had 10,000 options outstanding.

Hyzon’s board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that Hyzon is able to recruit and retain qualified directors.

Executive Officer and Director Compensation Following the Business Combination

Executive Compensation

The policies of Hyzon with respect to the compensation of its executive officers are administered by the Board in consultation with its compensation committee. The compensation policies followed by Hyzon are intended to provide for compensation that is sufficient to attract, motivate and retain executives of Hyzon and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

In addition to the guidance provided by its compensation committee, Hyzon may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or the engagement of independent compensation consultants. Hyzon has negotiated the terms of, and entered into, new employment agreements with certain senior executive officers of Hyzon, including Messrs. Knight and Gu.

2021 Equity Incentive Plan

In connection with the Business Combination, the DCRB stockholders and the DCRB board of directors approved the Hyzon 2021 Equity Incentive Plan, which we refer to herein as the “2021 Plan”. The 2021 Plan is designed to attract, motivate and retain high-quality executives and align the interests of the 2021 Plan participants with those of our stockholders. No additional awards have been or will be granted under the 2020 Plan following the effective date of the 2021 Plan. The 2021 Plan has the following principal features:

•

Eligibility. Any employee of Hyzon or any of its affiliates, or any person who provides services to Hyzon or its affiliates, including members of the Board, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator. At the sole discretion of the plan administrator, consultants are eligible to receive awards pursuant to the 2021 Plan.

•	Types of Awards. The 2021 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards (“RSUs”), performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

•

Shares Available for Awards. Initially, the maximum number of shares of Class A Common Stock that may be issued under the 2021 Plan after it becomes effective will not exceed 23,226,543 shares, plus shares subject to outstanding equity awards granted under the Hyzon 2020 Stock Incentive Plan that were converted into equity awards denominated in shares under the 2021 Plan immediately prior to the consummation of the Business Combination, plus an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (A) 2.5% of the shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board, or a duly authorized committee thereof. The maximum number of shares of Class A Common Stock that may be issued on the exercise of ISOs under the 2021 Plan is 23,226,543 shares.

•

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (a) $750,000 in total value or (b) if such non-employee director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value.

•

Performance Awards. The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance goals may be based on any measure of performance selected by the Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board when the performance award is granted, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals, which may include the following actions: (a) exclude restructuring and other nonrecurring charges; (b) exclude exchange rate effects; (c) exclude the effects of changes to GAAP; (d) exclude the effects of any statutory adjustments to corporate tax rates; (e) exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (f) exclude the dilutive effects of acquisitions or joint ventures; (g) assume that any portion of Hyzon’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) exclude the effect of any change in the outstanding shares of Class A Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) exclude the effects of stock based compensation and the award of bonuses under Hyzon’s bonus plans; (j) exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; and (k) exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

The following applies to stock awards under the 2021 Plan in the event of a change in control (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with Hyzon or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a change in control, the Board, in its sole discretion, will take one or more of the following actions with respect to awards, contingent upon the closing or completion of the change in control:

•

settle such awards for an amount of cash or securities equal to their value, where in the case of stock options and stock appreciation rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Board;

•

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a substantially similar award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of Hyzon pursuant to the change in control);

•

arrange for the assignment of any reacquisition or repurchase rights held by Hyzon in respect of Class A Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

•

modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate;

•

deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Board) after closing;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by Hyzon with respect to the award;

•

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

•

provide that for a period of at least 20 days prior to the change in control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares of Class A Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control.

In the event that the consideration paid in the change in control includes contingent value rights, earnout or indemnity payments or similar payments, then the Board will determine if awards settled under the 2021 Plan are (a) valued at closing taking into account such contingent consideration (with the value determined by the Board in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a change in control where all stock options and stock appreciation rights settled for an amount (as determined in the sole discretion of the Board) of cash or securities, the Board may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction without payment of consideration therefor. Similar actions to those described herein may be taken in the event of a merger or other corporate reorganization that does not constitute a change in control.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants. The Board may also take different actions with respect to the vested and unvested portions of an award. The new employment agreements of Messrs. Gu and Knight provide for the certain treatment of awards granted to them under the 2021 Plan upon specified termination events, including in connection with a change in control, as described above under “Narrative Disclosure to Summary Compensation Table — Agreements with Hyzon’s Named Executive Officers.”

Director Compensation

We expect that the Board will implement an annual compensation program for Hyzon’s non-employee directors. The material terms of this program are not yet known and will depend on the judgment of the members of the Board based on advice and counsel of its advisors.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Charter, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Common Stock

Class A Common Stock

The Charter authorizes the issuance of 410,000,000 shares of capital stock, par value of $0.0001 per share, consisting of (a) 400,000,000 shares of Class A Common Stock and (b) 10,000,000 shares of preferred stock.

As of July 16, 2021, our issued and outstanding share capital consisted of: (i) 246,994,208 shares of Class A Common Stock, held of record by approximately 154 holders of record, (ii) no shares of preferred stock and (iii) 19,626,799 warrants, consisting of 11,286,251 public warrants, 8,014,500 private placement warrants and 326,048 Ardour Warrants, held of record by approximately 10 warrant holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law, the Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Director Elections

Under the Charter, the Board is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Dividend Rights

Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, holders of Class A Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of Hyzon, the holders of Class A Common Stock will be entitled to receive all the remaining assets of Hyzon available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

Preferred Stock

The Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.

The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Common Stock and could have antitakeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Hyzon or the removal of Hyzon’s management. Hyzon has no Preferred Stock outstanding as of the date hereof.

Unvested Stock Options and Restricted Stock Units

As of July 16, 2021, Hyzon had approximately 21.6 million shares of Class A Common Stock underlying unvested outstanding options and restricted stock units.

Warrants

Public Stockholders’ Warrants

As of July 16, 2021, there were 11,286,251 public warrants and 8,014,500 private placement warrants outstanding, which entitle the holder to acquire Class A Common Stock. Each whole warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of DCRB’s initial public offering or 30 days after the consummation of the Business Combination (which for the avoidance of doubt is August 15, 2021). Pursuant to the Warrant Agreement (as defined below), a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire on July 16, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the consummation of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. The registration statement, of which this prospectus forms a part, registers the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement.

Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described below with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Cash When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described below with respect to the private placement warrants):

•	in whole and not in part;

•

at a price of $0.01 per warrant, provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock (as defined below) except as otherwise described below);

•	upon a minimum of 30 days’ prior written notice;

•

if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading prior to the date on which we send the notice of redemption to the warrant holders; and

•

if the last sale price of our Class A Common Stock on the day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Common Stock shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are “out of the money” (i.e. the trading price of our Class A Common Stock is below the exercise price of the warrants) and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide the warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a Black-Scholes option pricing model with a fixed volatility input as of October 21, 2020. This redemption right provides us an additional mechanism by which to redeem all of the outstanding warrants and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the warrants when the Class A Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50. No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted pursuant to the following three paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) 1 minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. If an amendment adversely affects the private placement warrants in a different manner than the public warrants or vice versa, then approval of holders of at least 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes, is required.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until August 15, 2021 (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor), and they will not be redeemable by us (except as described above under “—Redemption of Warrants for Cash When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

We have not paid any cash dividends on the Class A Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Lock-Up Agreement

Certain stockholders of Hyzon, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Party Transactions” for lock-up restrictions on our securities under the Lock-Up Agreement.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

Under Section 203 of the DGCL, Hyzon is prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

•	the Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Hyzon for a three-year period. This may encourage companies interested in acquiring Hyzon to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Charter, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under the Charter, special meetings of our stockholders may be called only by the chairperson of the Board, the Chief Executive Officer of Hyzon or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.

Exclusive Forum

The Charter provides that, unless Hyzon consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

Notwithstanding the foregoing, the Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) will be the Court of Chancery of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to the forum provision in the Charter.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Class A Common Stock or warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such securities then-outstanding; or

•	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the consummation of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under our 2021 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover approximately 45 million shares of Class A Common Stock. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our Class A Common Stock and public warrants are listed on Nasdaq under the symbols “HYZN” and “HYZNW,” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of Class A Common Stock as of July 16, 2021 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Class A Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Class A Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Class A Common Stock is based on 246,994,208 shares of Class A Common Stock issued and outstanding as of July 16, 2021. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock beneficially owned	% of outstanding Class A Common Stock
Five Percent Holders
Horizon Fuel Cell Technologies Pte. Ltd.(1)	155,639,006	63.0
Directors and Named Executive Officers
George Gu(2)	5,759,000	2.3
Erik Anderson(3)	630,947	*
Mark Gordon	—	—
Craig Knight(4)	5,714,700	2.3
Elaine Wong	781,386	*
Ivy Brown	—	—
Viktor Meng(6)	44,300	*
Dennis Edwards	177,200	*
KD Park	—	—
Gary Robb(5)	295,330	*
Directors and Executive Officers as a Group (13 Individuals)(7)	13,581,063	5.3

*	Less than one percent.
(1)

Hymas is the record holder of the shares. Hymas is 79.62% owned indirectly by Horizon, through its subsidiaries, including JS Horizon and Horizon Fuel Cell Technology (Hong Kong) Ltd. (“HFCT HK”). Horizon, by reason of its ownership of the voting securities of JS Horizon, JS Horizon’s ownership of the voting securities of HFCT HK, and HFCT HK’s ownership of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing body of Hymas and, therefore, to direct the management and policies of Hymas. As a result, Horizon has voting and investment power over the shares of Class A Common Stock held of record by Hymas. Mr. Gu beneficially owns 17.6% of Horizon, consisting of 119,892 Ordinary Shares of Horizon, which is approximately 46.9% of the outstanding Ordinary Shares of Horizon, and 1 D-1 Preferred Share of Horizon, which is approximately 0.0% of the outstanding D-1 Preferred Shares of Horizon. Mr. Knight beneficially 2.4% of Horizon, consisting of 1,205

Ordinary Shares of Horizon, which is approximately 0.0% of the outstanding Ordinary Shares of Horizon, and 15,257 shares of A Preferred Shares of Horizon, which is approximately 19.9% of the outstanding A Preferred Shares of Horizon. Mr. Gu and Mr. Knight disclaim any beneficial ownership of Class A Common Stock by reason of their beneficial ownership of shares of Horizon. The address for Horizon and Hymas is Enterprise Hub, 48 Toh Guan Road East, Postal 608586, #05-124, Singapore. The address for JS Horizon is 302-309 Building A, New Environmental Materials Industrial Park, Huada Road, Jingang Town, Zhangjiagang City, Jiangsu, People’s Republic of China. The address for HFCT HK is 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong.
(2)

Consists of 221,500 shares of Class A Common Stock, and 5,537,500 shares of Class A Common Stock issuable upon the exercise of options within 60 days, subject to the vesting conditions described in the section entitled “Executive Compensation” in this prospectus.

(3)

Interests shown exclude 726,057 shares of Class A Common Stock underlying private placement warrants that are not currently exercisable. WRG is the record holder of the shares reported herein. WestRiver Management, LLC is the managing member and majority owner of WRG with 82% ownership. Erik Anderson is the sole member of WestRiver Management, LLC and has voting and investment discretion with respect to the common stock held of record by WRG. As such, each of WestRiver Management, LLC and Erik Anderson may be deemed to have or share beneficial ownership of the Class A Common Stock held directly by WRG. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and Erik Anderson is 920 5th Ave, Ste 3450, Seattle, WA 98104.

(4)	Consists of 177,200 shares of Class A Common Stock, and 5,537,500 shares of Class A Common Stock issuable upon the exercise of options within 60 days.
(5)	Consists solely of shares of Class A Common Stock issuable upon the exercise of options or restricted stock units within 60 days.
(6)	Consists of 26,580 shares of Class A Common Stock, and 17,720 shares of Class A Common Stock issuable upon the exercise of options within 60 days.
(7)	Consists of 2,015,813 shares of Class A Common Stock and 11,565,250 shares of Class A Common Stock issuable upon the exercise of options or restricted stock units within 60 days.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and private placement warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock and private placement warrants after the date of this prospectus.

The following table sets forth certain information as of July 16, 2021 provided by or on behalf of the Selling Securityholders regarding the beneficial ownership of the Selling Securityholders of our Class A Common Stock and the private placement warrants and the shares of Class A Common Stock and the private placement warrants being offered by the Selling Securityholders. The applicable percentage ownership of the securities being offered hereby is based on approximately 246,994,208 shares of Class A Common Stock outstanding as of July 16, 2021. Information with respect to shares of Class A Common Stock and the private placement warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock and private placement warrants offered and no other purchases or sales of our securities.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose or, at any time and from time to time, the Class A Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act.

The number of Earnout Shares that may be issued to each Selling Securityholder pursuant to the Business Combination Agreement as a result of such Selling Securityholder’s holdings of unexercised options or unvested RSUs of the Company may be increased from the number of Earnout Shares set forth in the table below to the extent that any other Selling Securityholders entitled to receive Earnout Shares as a result of holding unexercised options or unvested RSUs of the Company has forfeited or settled such options or RSUs prior to the applicable triggering event.

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
					Number	Percent	Number	Percent
40 North Latitude Master Fund Ltd.(1)	500,000	—	500,000	—	—	—	—	—
Alphacorp Ventures Ltd.(2)	376,536	—	419,977	—	—	—	—	—
Alyeska Master Fund L.P.(3)	2,494,062	—	2,000,000	—	494,062	*	—	—
Antara Capital Master Fund LP(4)	1,700,000	—	1,700,000	—	—	—	—	—
Anthony Hopson(5)	76,604	—	85,442	—	—	—	—	—
Ardour Capital Investments LLC(6)	326,048	—	326,048	—	—	—	—	—
Arleon LLC, a series of Virtru PE LLC, A Delaware Series LLC(7)	200,000	—	200,000	—	—	—	—
Certain entities affiliated with Ascent(8)	9,618,267	—	10,727,925	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
					Number	Percent	Number	Percent
Certain entities affiliated with Athos Capital(9)	300,000	—	300,000	—	—	—	—	—
Audacy VP Investments Pty Ltd(10)	400,000	—	400,000	—	—	—	—	—
BlackRock, Inc.(11)	2,500,000	—	2,500,000	—	—	—	—	—
Blackstone Global Master Fund ICAV acting solely on behalf of its sub-fund Blackstone Aqua Master Sub-Fund(12)	700,000	—	700,000	—	—	—	—	—
CEV Opportunity Fund LP(13)	200,000	—	200,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(14)	600,000	—	600,000	—	—	—	—	—
Craig Knight(15)	5,714,700	—	836,504	—	5,537,500	2.24%
CVI Investments, Inc.(16)	336,399	—	300,000	—	36,399	*	—	—
Certain entities within the D. E. Shaw group(17)	739,443	—	700,000	—	39,443	*	—	—
Decarbonization Plus Acquisition Sponsor, LLC(18)	4,591,708	6,783,879	11,375,587	6,783,879	—	—	—	—
Dennis Edwards(19)	177,200	—	197,644	—	—	—	—	—
Certain entities affiliated with Diameter Capital Partners LP(20)	2,033,895	—	700,000	—	1,333,895	*	—	—
Certain entities affiliated with DSAM(21)	1,498,336	—	1,160,200	—	338,136	*	—	—
Elaine Wong(22)	781,386	—	871,534	—	—	—	—	—
Certain entities affiliated with Electron Capital Partners(23)	400,000	—	400,000	—	—	—	—	—
Certain entities affiliated with Encompass Capital Advisors(24)	547,985	—	200,000	—	347,985	*	—	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds(25)	1,000,000	—	1,000,000	—	—	—	—	—
Certain entities affiliated with Fidelity(26)	4,000,000	—	4,000,000	—	—	—	—	—
Gary M. Robb(27)	333,332	—	204,435	—	333,332	—	—	—
George Gu(28)	5,759,000	—	1,524,775	—	5,537,500	2.2%	—	—
Ghisallo Master Fund LP(29)	600,000	—	600,000	—	—	—	—	—
Greig Walsh(30)	177,200	—	197,644	—	—	—	—	—
HTV-SPV, LLC(31)	600,000	—	600,000	—	—	—	—	—
Hua Wui Viktor Meng(32)	44,300	—	31,691	—	17,720	*	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
					Number	Percent	Number	Percent
Integrated Core Strategies (US) LLC and certain of its affiliates(33)	1,825,673	—	939,800	—	885,873	*	—	—
James AC McDermott(34)	331,950	398,340	730,290	398,340	—	—	—	—
Jane Kearns(35)	22,130	26,556	48,686	26,556	—	—	—	—
Jeffrey Tepper(36)	22,130	26,556	48,686	26,556	—	—	—	—
Jennifer Aaker(37)	22,130	26,556	48,686	26,556	—	—	—	—
Korea Zinc Co., Ltd.(38)	8,894,166	—	9,963,140	—	—	—	—	—
Linden Capital L.P.(39)	746,472	—	500,000	—	246,472	*	—	—
Certain entities affiliated with Luxor Capital(40)	1,500,000	—	1,500,000	—	—	—	—	—
Certain entities affiliated with Marshall Wace(41)	643,711	—	500,000	—	143,711	*	—	—
Certain entities affiliated with Maso Capital(42)	200,000	—	200,000	—	—	—	—	—
Michael J. Warren(43)	22,130	26,556	48,686	26,556	—	—	—	—
MMF LT, LLC(44)	1,275,000	—	1,000,000	—	275,000	*	—	—
M&F Fund I LP(45)	300,000	—	300,000	—	—	—	—	—
Newstar Advantage LTD.(46)	300,000	—	300,000	—	—	—	—	—
Percy Marchant(47)	75,306	—	83,994	—	—	—	—
PFMO4 LLC(48)	500,000	—	500,000	—	—	—	—	—
Raphael Schoentgen(49)	318,575	—	355,329	—	—	—	—	—
REL Batavia Partnership, L.P.(50)	1,000,000	—	1,000,000	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC(51)	600,000	—	600,000	—	—	—	—	—
Senator Global Opportunity Master Fund L.P.(52)	1,700,000	—	1,700,000	—	—	—	—	—
SEWON Co., LTD.(53)	557,885	—	557,885	—	—	—	—	—
Simon Eckersley(54)	781,386	—	871,534	—	—	—	—	—
Certain entities affiliated with Soros Fund Management LLC(55)	1,238,605	—	700,000	—	538,605	*	—	—
Star Oasis Ventures Limited(56)	2,658,000	—	2,964,653	—	—	—	—
Certain entities affiliated with Sycomore(57)	300,000	—	300,000	—	—	—	—	—
Tatiana Pécastaing(58)	248,206	—	276,841	—	—	—	—	—
Tech Opportunities LLC(59)	800,000	—	800,000	—	—	—	—	—
Topia Ventures, LLC(60)	500,000	—	500,000	—	—	—	—	—
TotalEnergies Ventures International SAS(61)	1,972,000	—	2,176,435	—	—	—	—	—
Certain entities affiliated with Treasure Link International Holdings Limited(62)	2,958,000	—	3,264,653	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold		Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
					Number	Percent	Number	Percent
Certain entities managed by UBS O’Connor(63)	500,000	—	500,000	—	—	—	—	—
Viva Energy Australia Pty Ltd(64)	400,000	—	400,000	—	—	—	—	—
Certain entities affiliated with Wellington(65)	2,500,000	—	2,500,000	—	—	—	—	—
William May(66)	17,720	—	19,764	—	—	—	—	—
WRG DCRB Investors LLC(67)	630,947	726,057	1,357,004	726,057	—	—	—	—
Yield Capital Partners VIII, L.P.(68)	500,000	—	500,000	—	—	—	—	—
ZP Master Utility Fund, Ltd.(69)	1,000,000	—	1,000,000	—	—	—	—	—
Additional Selling Securityholders(70)	915,232	—	671,442	—	518,781	*	—	—

*	Less than one percent.
(1)

Securities offered hereby consist of 500,000 shares of Class A Common Stock held by 40 North Latitude Master Fund Ltd. David S. Winter and David J. Millstone are sole managers of 40 North Management LLC, which holds the sole voting power in the Selling Securityholder, and the sole managers of 40 North GP III LLC, the general partner of 40 North Latitude Fund LP, which is the sole shareholder of Selling Securityholder. Mr. Winter and Mr. Millstone are sole directors of the Selling Securityholder. The business address of 40 North Latitude Master Fund Ltd. is c/o 40 North Management LLC, 9 West 57th Street, 46th floor, New York, NY 10019.

(2)

Securities offered hereby consist of (i) 376,536 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 43,441 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Foster Chiang, as the sole director of the Selling Securityholder, may be deemed to have voting and investment power over the shares and thus may be deemed to beneficially own the shares. The address of Alphacorp Ventures Limited is 4/F, No. 13-19, Sec. 6, Minquan E. Road, Taipei, Taiwan 114067.

(3)

Securities offered hereby consist of 2,000,000 shares of Class A Common Stock held by the Selling Securityholder. Alyeska Investment Group, L.P., the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(4)

Securities offered hereby consist of 1,700,000 shares of Class A Common Stock held by the Selling Securityholder. Antara Capital LP, a Delaware limited partnership, serves as the investment manager to Antara Capital Master Fund LP (the “Master Fund”) and may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Master Fund. Himanshu Gulati is the managing member of Antara Capital LP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Master Fund. Mr. Gulati disclaims beneficial ownership of the ordinary shares held by the Master Fund except to the extent of any pecuniary interest. The business address of the foregoing persons is 500 5th Avenue, Suite 2320, New York, New York 10110.
(5)

Securities offered hereby consist of (i) 76,604 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 8,838 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Anthony Hopson is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

(6)

Securities offered hereby consist of 326,048 shares of Class A Common Stock that may be issuable upon exercise of an equal number of Ardour Warrants. Kerry J Dukes, the managing partner of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder and may be deemed to be the beneficial owner of such shares. The address of Ardour Capital Investments, LLC is 26 Broadway Suite 1107, New York, NY 10004. Kerry J Dukes has previously served as a financial advisor to Old Hyzon.

(7)

Securities offered hereby consist of 200,000 shares of Class A Common Stock held by the Selling Securityholder. Glenn Fuhrman, as President of Virtu Investment Partners, the managing member of the Selling Securityholder has the power to vote or dispose the securities on behalf of the Selling Securityholder. The address of Arleon LLC, a series of Virtru PE LLC, A Delaware Series LLC is 640 Park Avenue, New York, NY 10065.

(8)

Securities offered hereby consist of (i)(a) 2,746,600 shares of Class A Common Stock held by Ascent Funds SPV I LP and (b) up to 316,875 Earnout Shares that may be issued to Ascent Funds SPV I LP in accordance with the terms of the Business Combination Agreement and (ii)(a) 6,871,667 shares of Class A Common Stock held by Ascent Funds Management LLC, and (b) up to 792,783 Earnout Shares that may be issued to Ascent Funds Management LLC in accordance with the terms of the Business Combination Agreement. Mark Gordon, in his capacity as chief executive officer of the Selling Securityholders, may be deemed to have voting and investment power over the shares and thus may be deemed to beneficially own the shares. Mark Gordon is our Chief Financial Officer and director. The address of the above listed entities is 3131 NE 7th Avenue, #1601, Miami, FL 33137.

(9)

Securities offered hereby consist of (i) 91,979 shares of Class A Common Stock held by 405 ACM Ltd., (ii) 114,323 shares of Class A Common Stock held by Athos Asia Event Driven Master Fund, and (iii) 93,698 shares of Class A Common Stock held by FMAP ACL Limited. Athos Capital Limited is the investment advisor of the Selling Securityholders and has investment and voting power over these shares. Matthew Moskey and Friedrich Schulte-Hillen, as the directors of Athos Capital Limited, may be deemed to be the beneficial owners of these shares. The address of the above entities is 8/F, 8 Queen’s Road Central, Central, Hong Kong.

(10)

Securities offered hereby consist of 400,000 shares of Class A Common Stock held by the Selling Securityholder. Toby Man Hon Chan and Koo Chee Hang Timothy, as the directors of Audacy VP Investments Pty Ltd, may be deemed to have voting and investment power over the shares and thus may be deemed to beneficially own the shares. Both Toby Man Hon Chan and Koo Chee Hang Timothy disclaim any beneficial ownership of the shares held by the Selling Securityholder. The address of Audacy VP Investments Pty Ltd, is Level 1 233 Exhibition Street, Melbourne, VIC 3000, Australia.

(11)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: 1,385,171 shares of Class A Common Stock held by BlackRock Global Funds – Next Generation Technology Fund; 260,806 shares of Class A Common Stock held by BlackRock Global Allocation Fund, Inc.; 161,507 shares of Class A Common Stock held by BlackRock Global Funds – Global Allocation Fund; 86,647 shares of Class A Common Stock held by BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; 2,032 Shares held by BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; 26,045 shares of Class A Common Stock held by BlackRock Global Allocation Collective Fund; 6,285 shares of Class A Common Stock held by BlackRock Global Funds – Global Dynamic Equity Fund; 71,507 shares of Class A Common Stock held by BlackRock Capital Allocation Trust; 235,701 shares of Class A Common Stock held by BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; 4,706 shares of Class A Common Stock held by Strategic Income Opportunities Bond Fund; 7,338 shares of Class A Common Stock held by BGF ESG Fixed Income Global Opportunities Fund; 67,463 shares of Class A Common Stock held by BGF Fixed Income Global Opportunities Fund; 134,450 shares of Class A Common Stock held by Master Total Return Portfolio of Master Bond LLC; 39,277 shares of Class A Common Stock held by BlackRock Total

Return Bond Fund; 10,145 shares of Class A Common Stock held by BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; and 920 shares of Class A Common Stock held by BlackRock Global Funds – Global Bond Income Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(12)

Securities offered hereby consist of securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(13)

Securities offered hereby consist of 200,000 shares of Class A Common Stock held by the Selling Securityholder. Creative Dragon (China) Ltd. is the manager of CEV Opportunity GP LLC, the general partner of the Selling Securityholder. Simon Eckersley, as the sole member of CEV Opportunity GP LLC and the director and managing director of Creative Dragon (China) Ltd., may be deemed to have voting and investment power over the shares and thus may be deemed to beneficially own the shares. The address of the entities listed above is c/o Dorsey & Whitney, 51 West 52nd Street, New York, NY 10019.

(14)

Comprised of 600,000 shares of Class A Common Stock held by Citadel Multi-Strategy Equities Master Fund Ltd. Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The address of Citadel Multi-Strategy Equities Master Fund Ltd. is 131 South Dearborn Street, Chicago, IL 60603.

(15)

Securities offered hereby consist of (i) 177,200 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 659,304 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Securities beneficially owned also includes 5,537,500 options beneficially owned by the Selling Securityholder that are exercisable within 60 days. The address of Craig Knight is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Craig Knight is the chief executive officer of Hyzon and a director of Hymas Pte Ltd and Horizon Fuel Cell Technologies. See “Certain Relationships and Related Party Transactions.”

(16)

Securities offered hereby consist of 300,000 shares of Class A Common Stock held by the Selling Securityholder. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Mr. Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of these shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.
(17)

Securities offered hereby consist of (i) 175,000 shares of Class A Common Stock held by D. E. Shaw Oculus Portfolios, L.L.C. and (ii) 525,000 shares of Class A Common Stock held by D. E. Shaw Valence Portfolios, L.L.C. (together with D. E. Shaw Oculus Portfolios, L.L.C., the “D. E. Shaw Entities”). Each of the D. E. Shaw Entities has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of the D. E. Shaw Entities, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D.E. Shaw Entities. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of the D. E. Shaw Entities, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D.E. Shaw Entities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the shares owned by the D.E. Shaw Entities on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D.E. Shaw Entities. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D.E. Shaw Entities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the shares owned by the D.E. Shaw Entities. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D.E. Shaw Entities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the shares owned by the D.E. Shaw Entities. David E. Shaw disclaims beneficial ownership of the shares owned by the D.E. Shaw Entities. The address of each of the D. E. Shaw Entities is c/o D.E. Shaw & Co., LP, 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

(18)

Securities offered hereby consist of (i) 4,591,708 shares of Class A Common Stock held by the Selling Securityholder, (ii) 6,783,879 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 6,783,879 private placement warrants held by the Selling Securityholder. Riverstone Holdings LLC is an affiliate of the Selling Securityholder and has investment and voting power over these shares. Pierre F. Lapeyre, Jr. and David M. Leuschen, as the managing directors of Riverstone Holdings LLC, may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, Riverstone Holdings LLC, Pierre F. Lapeyre, Jr. and David M. Leuschen disclaim beneficial ownership of the securities held by the Selling Securityholder. The address of the above listed entities is 712 Fifth Avenue, 36th Floor, New York, NY 10019. Decarbonization Plus Acquisition Sponsor, LLC is the initial stockholder and was the sponsor of DCRB prior to the Business Combination.

(19)

Securities offered hereby consist of (i) 177,200 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 20,444 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Dennis Edwards is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Dennis Edwards is a director of Hyzon.

(20)

Securities offered hereby consist of 700,000 shares of Class A Common Stock held by the Selling Securityholder. Securities beneficially owned also include 1,333,895 shares of Class A Common Stock issuable upon the exercise of an equal number of public warrants. Diameter Capital Partners LP is the investment manager of these affiliated entities and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the investment manager, make voting and investment decisions on behalf of the investment manager. As a result, the investment manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The address of Diameter Master Fund LP is 55 Hudson Yard, 29B, New York, NY 10001.
(21)

Securities offered hereby consist of (i) 425,500 shares of Class A Common Stock held by DSAM Alpha+ Master Fund, (ii) 167,300 shares of Class A Common Stock held by LMA SPC—MAP 112 Segregated Portfolio and (iii) 540,400 shares of Class A Common Stock held by DSAM+ Master Fund (collectively, the “DSAM Entities”). DSAM Partners (London) Ltd. (“DSAM Partners”) is the investment advisor to the DSAM Entities and as such may be deemed to have voting and investment power over the securities held by the DSAM Entities. DSAM Partners is ultimately controlled by Mr. Guy Shahar. The DSAM Entities and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address of DSAM Alpha+ Master Fund and DSAM+ Master Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104. The address of LMA SPC—MAP 112 Segregated Portfolio is c/o Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001.

(22)

Securities offered hereby consist of (i) 781,386 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 90,148 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Elaine Wong is the Lead Independent Director of Hyzon. The address of Elaine Wong is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

(23)

Securities offered hereby consist of (i) 3,645 shares of Class A Common Stock held by AGR Trading SPC-Series EC Segregated Portfolio (“AGR”), (ii) 6,943 shares of Class A Common Stock held by Boothbay Absolute Return Strategies, LP (“Boothbay”), (iii) 223,280 shares of Class A Common Stock held by Electron Global Master Fund, L.P. (“Electron Global”) and (iv) 166,132 shares of Class A Common Stock held by Electron Infrastructure Master Fund, L.P. (“Electron Infrastructure”, and collectively, the “Electron Entities”). James Shaver, as the managing member of each of Electron Capital Partners, LLC, the sub-investment advisor AGR and Boothbay, Electron GP, LLC, the general partner of Electron Infrastructure, and Electron Infrastructure GP, LLC, the general partner of Electron Infrastructure, may be deemed to have investment discretion and voting power over the securities held by the Electron Entities. The address of the above entities is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(24)

Securities offered hereby consist of (i) 31,614 shares of Class A Common Stock held by BEMAP Master Fund Ltd., (ii) 54,499 shares of Class A Common Stock held by Encompass Capital E L Master Fund L.P., and (iii) 113,887 shares of Class A Common Stock held by Encompass Capital Master Fund LP (collectively, the “Encompass Entities”). Securities beneficially owned also include shares of Class A Common Stock issuable upon the exercise of 39,198 public warrants held by BEMAP Master Fund Ltd., 107,996 public warrants held by Encompass Capital E L Master Fund L.P., and 200,792 warrants held by Encompass Capital Master Fund LP, in each case that are exercisable within 60 days. Encompass Capital Advisors LLC is the subadvisor of BEMAP Master Fund Ltd. and the investment manager of Encompass Capital E L Master Fund L.P. and Encompass Capital Master Fund LP. Encompass Capital Advisors LLC and Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities held by the Encompass Entities. The address of the above entities is c/o Encompass Capital Advisors LLC, 200 Park Avenue, 11th Floor, New York, NY 10166.

(25)

Securities offered hereby consist of 1,000,000 shares of Class A Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(26)

Securities offered hereby consist of (i) 47,500 shares of Class A Common Stock held by Variable Insurance Products Fund III: Growth Opportunities Portfolio; (ii) 321,700 shares of Class A Common Stock held by

Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund; (iii) 11,200 shares of Class A Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund; (iv) 4,100 shares of Class A Common Stock held by Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC; (v) 39,600 shares of Class A Common Stock held by Fidelity NorthStar Fund ; (vi) 763,900 shares of Class A Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth Fund; (vii) 26,300 shares of Class A Common Stock held by Fidelity Blue Chip Growth Commingled Pool by Fidelity Management Trust Company, as Trustee; (viii) 1,700 shares of Class A Common Stock held by Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund; (ix) 85,100 shares of Class A Common Stock held by Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund; (x) 2,100 shares of Class A Common Stock held by Fidelity Blue Chip Growth Institutional Trust by its manager Fidelity Investments Canada ULC; (xi) 88,900 shares of Class A Common Stock held by Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund; (xii) 60,700 shares of Class A Common Stock held by FIAM Target Date Blue Chip Growth Commingled Pool by Fidelity Institutional Asset Management Trust Company as Trustee; (xiii) 201,000 shares of Class A Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund; (xiv) 948,900 shares of Class A Common Stock held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; (xv) 958,600 shares of Class A Common Stock held by Fidelity Growth Company Commingled Pool by Fidelity Management Trust Company, as Trustee; (xvi) 146,900 shares of Class A Common Stock held by Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund; (xvii) 122,900 shares of Class A Common Stock held by Fidelity Global Innovators Investment Trust by its manager Fidelity Investments Canada ULC; (xviii) 44,200 shares of Class A Common Stock held by FIDELITY SPECIAL SITUATIONS FUND by its manager Fidelity Investments Canada ULC; and (xix) 124,700 shares of Class A Common Stock held by Fidelity Canadian Growth Company Fund by its manager Fidelity Investments Canada ULC. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210.
(27)

Securities offered hereby consist of (i) 333,332 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 204,435 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Gary M. Robb is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Gary M. Robb co-founded Old Hyzon and is the Chief Technology Officer of Hyzon. See “Certain Relationships and Related Party Transactions.”

(28)

Securities offered hereby consist of (i) 221,500 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 1,303,275 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Securities beneficially owned also includes 5,537,500 options beneficially owned by the Selling Securityholder that are exercisable within 60 days. The address of George Gu is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. George Gu is the executive chairman of Hyzon and the chairman of Horizon Fuel Cell Technologies. See “Certain Relationships and Related Party Transactions.”

(29)

Securities offered hereby consist of 600,000 shares of Class A Common Stock held by the Selling Securityholder. Ghisallo Capital Management LLC, the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Michael Germino is the managing member of Ghisallo Capital Management LLC and may be deemed to be the beneficial owner of such shares. The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Grand Cayman, Cayman Islands KY 1-9008. The address of Ghisallo Capital Management LLC is 190 Elgin Road, Georgetown, Grand Cayman, Cayman Islands KY 1-9008.

(30)

Securities offered hereby consist of (i) 177,200 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 20,444 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Greig Walsh is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Each of the following persons is also a beneficial owner of the Shares of Class A Common Stock held by the Selling Securityholder: (i) Lisa Macfarlane beneficially owns 44,300 shares of Class A Common Stock, (ii) the Bailey Family Trust (2019) beneficially owns 44,300 shares of Class A Common Stock, (iii) Pia Gemma beneficially owns 44,300 shares of Class A Common Stock, (iv) Christian Bosio beneficially owns 22,150 shares of Class A Common Stock and (v) Shelley Anne Olfert beneficially owns 22,150 shares of Class A Common Stock.

(31)

Securities offered hereby consist of 600,000 shares of Class A Common Stock held by the Selling Securityholder. Vishal Shah, as managing partner of the Selling Securityholder, may be deemed to have voting and investment power over the shares and thus may be deemed to beneficially own the shares. The address of HTV-SPV, LLC is 9 Athens Road, Short Hills, NJ, 07078.

(32)

Securities offered hereby consist of (i) 26,580 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 5,111 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Securities beneficially owned also includes 17,720 options beneficially owned by the Selling Securityholder that are exercisable within 60 days. The address of Hua Wui Viktor Meng is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Hua Wui Viktor Meng is a director of Hyzon and a director of JS Horizon.

(33)

Securities offered hereby consist of 939,800 shares of Class A Common Stock held by Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”). Securities beneficially owned also include (i) an additional 538,727 shares of Class A Common Stock held by Integrated Core Strategies, (ii) 292,184 shares of Class A Common Stock beneficially owned by ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”) (consisting of 92,184 shares of Class A Common Stock and 200,000 shares of Class A Common Stock issuable upon the exercise of certain warrants) and (iii) 54,962 shares of Class A Common Stock held by ICS Opportunities II LLC, a Cayman Islands limited liability company (“ICS Opportunities II”). ICS Opportunities and ICS Opportunities II are affiliates of Integrated Core Strategies. Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities and ICS Opportunities II and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II . Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and ICS Opportunities II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, ICS Opportunities and ICS Opportunities II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, ICS Opportunities or ICS Opportunities II, as the case may be. The address of Integrated Core Strategies (US) LLC is c /o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.
(34)

Securities offered hereby consist of (i) 331,950 shares of Class A Common Stock held by the Selling Securityholder, (ii) 398,340 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 398,340 private placement warrants held by the Selling Securityholder. The address of James AC McDermott is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. James AC McDermott was an independent director of DCRB prior to the Business Combination.

(35)

Securities offered hereby consist of (i) 22,130 shares of Class A Common Stock held by the Selling Securityholder, (ii) 26,556 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 26,556 private placement warrants held by the Selling Securityholder. The address of Jane Kearns is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Jane Kearns was an independent director of DCRB prior to the Business Combination.

(36)

Securities offered hereby consist of (i) 22,130 shares of Class A Common Stock held by the Selling Securityholder, (ii) 26,556 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 26,556 private placement warrants held by the Selling Securityholder. The address of Jeffrey Tepper is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Jeffrey Tepper was an independent director of DCRB prior to the Business Combination.

(37)

Securities offered hereby consist of (i) 22,130 shares of Class A Common Stock held by the Selling Securityholder, (ii) 26,556 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 26,556 private placement warrants held by the Selling Securityholder. The address of Dr. Jennifer Aaker is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Dr. Jennifer Aaker was an independent director of DCRB prior to the Business Combination.

(38)

Securities offered hereby consist of (i) 9,452,052 shares of Class A Common Stock (including 5,022,052 shares of Class A Common Stock issued upon the conversion of convertible notes) held by the Selling Securityholder and (ii) up to 511,088 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Jin Soo Rho, as president of the Selling Securityholder, may be deemed to have voting and investment power over the shares and thus may be deemed to indirectly beneficially own the shares. Jin Soo Rho disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of Korea Zinc Co., Ltd. is 542 Gangnam-daero, Gangnam-gu, Seoul, Republic of Korea.

(39)

Securities offered hereby consist of 500,000 shares of Class A Common Stock held by the Selling Securityholder. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Avenue, 15th floor, New York, NY 10022.

(40)

Securities offered hereby consist of (i) 15,075 shares of Class A Common Stock held by Luxor Capital Partners Long, LP; (ii) 5,037 shares of Class A Common Stock held by Luxor Capital Partners Long Offshore Master Fund, LP; (iii) 472,956 shares of Class A Common Stock held by Luxor Capital Partners, LP; (iv) 467,034 shares of Class A Common Stock held by Lugard Road Capital Master Fund, LP; (v) 296,355 shares of Class A Common Stock held by Luxor Capital Partners Offshore Master Fund, LP; and (vi) 243,543 shares of Class A Common Stock held by Luxor Wavefront, LP (collectively, the “Luxor Entities”). Luxor Capital Group, LP is the investment manager of the Luxor Entities. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Luxor Capital Partners Long, LP, Luxor Capital Partners Long

Offshore Master Fund, LP, Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, and Luxor Wavefront LP, on behalf of Luxor Capital Group, LP. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard Road Capital Master Fund, LP. Mr. Leone and Mr. Green each disclaims beneficial ownership of any of the securities over which each exercises voting and investment power. The address of entities listed above is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.
(41)

Securities offered hereby consist of (i) 412,828 shares of Class A Common Stock held by Marshall Wace Investment Strategies – Eureka Fund, (ii) 1,700 shares of Class A Common Stock held by Marshall Wace Investment Strategies – Europa Fund, (iii) 2,079 shares of Class A Common Stock held by Marshall Wace Investment Strategies – Europa Long-Only Fund, (iv) 44,051 shares of Class A Common Stock held by Marshall Wace Investment Strategies – Market Neutral TOPS Fund, (v). 26,667 shares of Class A Common Stock held by Marshall Wace Investment Strategies – TOPS Fund and (vi) 12,675 shares of Class A Common Stock held by Marshall Wace Investment Strategies – Systematic Alpha Plus Fund. Marshall Wace, LLP, as an investment manager of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between the sub-trust, the manager of which is Marshall Wace Ireland Limited, may be deemed to have voting and dispositive power with respect to the shares. The address of the above entities is c/o Marshall Wace LLP, George House, 131 Sloane Street, London SW1X 9AT.

(42)

Securities offered hereby consist of (i) 110,000 shares of Class A Common Stock held by Blackwell Partners LLC – Series A; (ii) 40,000 shares of Class A Common Stock held by Maso Capital Investments Limited; and (iii) 50,000 shares of Class A Common Stock held by Star V Partners LLC (collectively, the “Maso Entities”). Maso Capital Partners Limited is the investment manager of the Maso Entities and may be deemed to have voting and dispositive power with respect to the shares. Manoj Jain and Sohit Khurana, directors and co-chief investment officers of Maso Capital Partners Limited, may be deemed to have voting and dispositive power with respect to the shares held by the Maso Entities. The address of the entities listed above is c/o Maso Capital Partners Limited, 8/F Printing House, 6 Duddell Street, Central, Hong Kong.

(43)

Securities offered hereby consist of (i) 22,130 shares of Class A Common Stock held by the Selling Securityholder, (ii) 26,556 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 26,556 private placement warrants held by the Selling Securityholder. The address of Michael Warren is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472. Michael Warren was an independent director of DCRB prior to the Business Combination.

(44)

Securities offered hereby consist of 1,000,000 shares of Class A Common Stock held by the Selling Securityholder. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(45)

Securities offered hereby consist of 300,000 shares of Class A Common Stock held by the Selling Securityholder. Foster Chiang and Victor Chu are the directors of M&F Fund I GP, the general partner of M&F Fund I LP, and may be deemed the beneficial owner of the shares held by M&F Fund I LP. The address of the foregoing entities is 4F, No. 13-19, Sec.6, Min-Quan East Road, Neihu District, Taipei City 114, Taiwan.

(46)

Securities offered hereby consist of 300,000 shares of Class A Common Stock held by the Selling Securityholder. Robert Friedland, as the sole beneficial owner of the Selling Securityholder, may be deemed to have beneficial ownership of the shares held by the Selling Securityholder. The address of Newstar Advantage Ltd. 150 Beach Road, The Gateway West #25-03, Singapore 189720.

(47)

Securities offered hereby consist of (i) 75,306 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 8,688 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Percy Marchant is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

(48)

Comprised of 500,000 shares of Class A Common Stock held by PFMO4 LLC. PFMO4 LLC is the direct holder and beneficial owner of the shares. Richard Perry, as manager of PFMO4 LLC, may be deemed to have voting and investment power over the shares and thus may be deemed to indirectly beneficially own the shares. The address of PFMO4 LLC is c/o 2912 Advisors LP, 405 Lexington Ave., 34th floor, New York, NY 10174.

(49)

Securities offered hereby consist of (i) 318,575 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 36,754 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Raphael Schoentgen is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

(50)

Securities offered hereby consist of 1,000,000 shares of Class A Common Stock held by the Selling Securityholder. Riverstone Holdings LLC is an affiliate of the Selling Securityholder and has investment and voting power over these shares. Pierre F. Lapeyre, Jr. and David M. Leuschen, as the managing directors of Riverstone Holdings LLC, may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, Riverstone Holdings LLC, Pierre F. Lapeyre, Jr. and David M. Leuschen disclaim beneficial ownership of the securities held by the Selling Securityholder. The address of the above listed entities is 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(51)

Securities offered hereby consist of 600,000 shares of Class A Common Stock held by the Selling Securityholder. Schonfeld Strategic Advisors LLC is a registered investment advisor and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Strategic 460 Fund LLC as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Strategic 460 Fund LLC that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of the foregoing entities is 460 Park Ave., Fl. 19, New York, NY 10022.

(52)

Securities offered hereby consist of 1,700,000 shares of Class A Common Stock held by Senator Global Opportunity Master Fund L.P. Senator Investment Group LP (“Senator”) is investment manager of the Selling Securityholder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Silverman disclaims beneficial ownership of the shares held by the Selling Securityholder. The address of Senator Global Opportunity Master Fund L.P. is 510 Madison Avenue, 28th floor, New York, NY 10022.

(53)

Securities offered hereby consist of 557,885 shares of Class A Common Stock held by SEWON Co., Ltd.. One Asia Partners, a Korean entity, is the general partner of Arbitrage I Private Equity Fund, the ultimate shareholder of SEWON Co., Ltd. Taeyeong Kim, is the investment manager of One Asia Partners and may be deemed to have voting and investment power over the shares held by the Selling Securityholder. The address of SEWON Co., Ltd. is 53, Taejanggongdan-fil, Wonju-si, Gangwon-do, South Korea. The address of Arbitrage I Private Equity Fund is 2F, Gangnam-daero 44 Gil 7, Gangnam-gu, Seoul, South Korea.

(54)

Securities offered hereby consist of (i) 781,386 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 90,148 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Simon Eckersley is Apt B34, 15/F, 101 Repuse Bay Road, Hong Kong, Hong Kong.

(55)

Securities offered hereby consist of (i) 625,765 shares of Class A Common Stock held for the account of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum”) and (ii) 74,235 shares of Class A Common Stock held for the account of Palindrome Master Fund LP, a Delaware limited partnership (“Palindrome”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum and Palindrome. As such, SFM LLC has been granted investment discretion over portfolio investments, including the Registrable Securities, held for the account of Quantum. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The business address for Quantum is c/o Soros Fund Management LLC, 250 West 55th Street, New York, NY 10019.

(56)

Securities offered hereby consist of (i) 2,658,000 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 306,653 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Toby Man Hon Chan, as the sole director of the Selling Securityholder, may be deemed to have voting and investment power over the shares and thus may be deemed to indirectly beneficially own the shares held by the Selling Securityholder. The address of Star Oasis Ventures Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(57)

Securities offered hereby consist of (i) 185,000 shares of Class A Common Stock held by Sycomore Eco Solutions; and (ii) 115,000 shares of Class A Common Stock held by Sycomore L/S Opportunities. Anne-Claire Abadie and Gilles Sitbon, as portfolio managers of Sycomore Eco Solutions and Sycomore L/S Opportunities respectively, may be deemed to have voting or dispositive power over the securities held by the Selling Securityholders and thus may be deemed to indirectly beneficially own the shares. The address of the Sycamore Eco Solutions is 60, avenue J.F Kennedy L-1855 Luxembourg, Luxembourg. The address of Sycomore L/S/ Opportunities is 14, avenue Hoche, 75008 Paris, France.

(58)

Securities offered hereby consist of (i) 248,026 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 28,635 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of Tatiana Pécastaing is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

(59)

Securities offered hereby consist of 800,000 shares of Class A Common Stock held by the Selling Securityholder. Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the foregoing entities is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(60)

Securities offered hereby consist of 500,000 shares of Class A Common Stock held by Topia Ventures, LLC. Topia Ventures Management, LLC is the managing member of Topia Ventures, LLC. Mr. David Broser is the managing member of Topia Ventures Management, LLC. The address for Topia Ventures, LLC is c/o Topia Ventures Management, LLC, 104 W. 40th Street, 19th Floor, New York, NY 10018.

(61)

Securities offered hereby consist of (i) 1,972,000 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 204,435 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. Gabrielle Gauthey, in her capacity as president of the Selling Securityholder, may be deemed to have voting and investment power over the shares and thus may be deemed to indirectly beneficially own the shares. The address of Gabrielle Gauthey is 2 place Jean Millier, 92078 Paris La Défense Cedex, France. The address of TotalEnergies Ventures International SAS is 2 place Jean Millier, La Défense 6, 92400, Courbevoie, France.

(62)

Securities offered hereby consist of (i)(a) 2,658,000 shares of Class A Common Stock held by Grand Surge Enterprises Limited and (b) up to 306,653 Earnout Shares that may be issued to Grand Surge Enterprises Limited in accordance with the terms of the Business Combination Agreement and (ii) 300,000 shares of Class A Common Stock held by Treasure Link International Holdings Limited. Kei Chak Poon and Mi Kuen Miraner Heung, through their ownership of Treasure Link International Holdings Limited, which in turn holds 100% share ownership of Grand Surge Enterprises Limited, may be deemed to have voting and investment power over the shares and thus may be deemed to indirectly beneficially own the shares. The address of the foregoing entities is Unit 2303, Far East Finance Centre, No.16 Harcourt Road, Admiralty, Hong Kong.

(63)

Securities offered hereby consist of (i) 230,750 shares of Class A Common Stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, (ii) 38,500 shares of Class A Common Stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund, and (iii) 230,750 shares of Class A Common Stock held by Nineteen77 Global Merger Arbitrage Master Limited (collectively, the “Nineteen77 Entities”). UBS O’Connor LLC is the investment manager of the Nineteen77 Entities. Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the shares held by the Nineteen77 Entities. The address of the Nineteen77 Entities and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606.

(64)

Securities offered hereby consist of 400,000 shares of Class A Common Stock held by the Selling Securityholder. Viva Energy Group Limited is the ultimate parent of Viva Energy Australia Pty Ltd. Scott Wyatt, as the chief executive officer and managing director of Viva Energy Group Limited, may be deemed to have voting and investment power over the shares held by the Selling Securityholder and thus may be deemed to indirectly beneficially own such shares. Mr. Wyatt disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of Viva Energy Australia Pty Ltd and Mr. Wyatt is 720 Bourke Street, Docklands, VIC 3008, Australia.

(65)

Securities offered hereby consist of (i) 58,000 shares of Class A Common Stock held by Desjardins American Equity Growth Fund; (ii) 163,500 shares of Class A Common Stock held by Hartford Small Company HLS Fund; (iii) 54,100 shares of Class A Common Stock held by John Hancock Long/Short Fund; (iv) 15,100 shares of Class A Common Stock held by John Hancock Pension Plan; (v) 265,700 shares of Class A Common Stock held by John Hancock Variable Insurance Trust—Mid Cap Stock Trust; (vi) 121,200 shares of Class A Common Stock held by John Hancock Variable Insurance Trust Small Cap Stock Trust; (vii) 64,700 shares of Class A Common Stock held by MassMutual Select Small Cap Growth Equity Fund; (viii) 11,600 shares of Class A Common Stock held by MassMutual Small Cap Growth Equity CIT; (ix) 528,700 shares of Class A Common Stock held by Mid Cap Stock Fund; (x) 27,900 shares of Class A Common Stock held by MML Small Cap Growth Equity Fund; (xi) 53,500 shares of Class A Common Stock held by Quissett Investors (Bermuda) L.P.; (xii) 45,600 shares of Class A Common Stock held by Quissett Partners, L.P.; (xiii) 25,800 shares of Class A Common Stock held by SA Multi-Managed Mid Cap Growth Portfolio; (xiv) 500,400 shares of Class A Common Stock held by SA Wellington Capital Appreciation Portfolio; (xv) 24,000 shares of Class A Common Stock held by Schroder Investment Management (Luxembourg) S.A.; (xvi) 60,500 shares of Class A Common Stock held by Spindrift Investors (Bermuda) L.P.; (xvii) 89,200 shares of Class A Common Stock held by Spindrift Partners, L.P.; (xviii) 249,000 shares of Class A Common Stock held by The Hartford Small Company Fund; (xix) 59,000 shares of Class A Common Stock held by Treasurer of the State of North Carolina; and (xx) 82,500 shares of Class A Common Stock held by Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Select Small Cap Growth Portfolio. Wellington Management Company LLP (“WMC”) has the power to vote and dispose the securities pursuant to WMC’s capacity as investment adviser on behalf of the Selling Securityholder. The address of the Selling Securityholder is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210 ATTN: Private Investment Services.

(66)

Securities offered hereby consist of (i) 17,720 shares of Class A Common Stock held by the Selling Securityholder and (ii) up to 2,044 Earnout Shares that may be issued to the Selling Securityholder in accordance with the terms of the Business Combination Agreement. The address of William May is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

(67)

Securities offered hereby consist of (i) 630,947 shares of Class A Common Stock held by the Selling Securityholder, (ii) 726,057 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants and (iii) 726,057 private placement warrants held by the Selling Securityholder. WestRiver Management LLC (“WestRiver”) is the managing member and majority owner of the Selling Securityholder and has investment and voting power over these shares. Erik Anderson, as the sole member of WestRiver, may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, WestRiver and Erik Anderson disclaim beneficial ownership of the securities held by the Selling Securityholder. The address of the above listed entities is 920 5th Avenue, Suite 3450, Seattle, WA 98104. WRG DCRB Investors, LLC is the initial stockholder of DCRB and is an affiliate of Erik Anderson, a current director of Hyzon and former chief executive officer and director of DCRB.

(68)

Securities offered hereby consist of 500,000 shares of Class A Common Stock held by the Selling Securityholder. Jon Ylvisaker, as the managing member of YCP VIII GP LLC, the general partner of the Selling Securityholder, may be deemed to have investment discretion and voting power over the securities held by the Selling Securityholder. Jon Ylvisaker disclaims any beneficial ownership of the shares held by the Selling Securityholder. The address of the Yield Capital Partners, LLC is 400 Park Avenue, 21st floor, New York, NY 10022.

(69)

Securities offered hereby consist of 1,000,000 shares of Class A Common Stock held by the Selling Securityholder. ZP Master Utility Fund, Ltd. has delegated to Zimmer Partners, LP, as investment manager (the “ZP Investment Manager”), sole voting and investment power over the Registrable Securities held by the Selling Securityholder pursuant to its investment management agreement with Zimmer Partners, LP. As a result, each of the ZP Investment Manager, Zimmer Partners GP, LLC, as the general partner of the ZP Investment Manager, Sequentis Financial LLC, as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of Sequentis Financial LLC, may be deemed to exercise voting and investment power over the registrable securities held by the Selling Securityholder and thus may be deemed to beneficially own such registrable securities. The address of the foregoing entities is c/o Zimmer Partners, LP, 9 West 57th Street, 33rd floor, New York, NY 10019.

(70)

The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A Common Stock. The address for these Selling Securityholders is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

On September 12, 2017, DCRB issued an aggregate of 11,500,000 shares of DCRB Class B Common Stock (the “Founder Shares”) to its Sponsor for a capital contribution of $25,000, or approximately $0.002 per share. In September and October 2020, DCRB’s Sponsor returned to DCRB, at no cost, an aggregate of 5,750,000 Founder Shares, which DCRB cancelled. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of DCRB’s initial public offering. In October 2020, DCRB’s Sponsor transferred an aggregate of 1,042,198 Founder Shares to DCRB’s independent directors and WRG DCRB Investors, LLC (“WRG”) at their original purchase price. In November 2020, DCRB’s Sponsor transferred an additional 22,130 Founder Shares to one of DCRB’s independent directors. In December 2020, DCRB’s Sponsor and WRG forfeited an aggregate of 106,875 Founder Shares in connection with the underwriters’ partial exercise of their over-allotment option resulting in DCRB’s initial stockholders holding an aggregate of 5,643,125 Founder Shares. On the Closing Date, each share of DCRB’s Class B Common Stock, which represented the Founder Shares, converted into one share of Class A Common Stock, resulting in the issuance of 5,643,125 shares of Class A Common Stock in the aggregate.

Founder Warrant Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, DCRB, DCRB’s Sponsor, WRG and DCRB’s independent directors (the “Founders Warrant Parties”) entered into an agreement pursuant to which they agreed that:

•

The Founders Warrant Parties shall not, with respect to an aggregate of 4,885,875 private placement warrants (or shares of Class A Common Stock issued upon exercise of private placement warrants), (a)(i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, (ii) agree to dispose of, directly or indirectly, or (iii) establish or increase a “put equivalent position” or liquidation with respect to or decrease of a “call equivalent position” within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, in each case (i), (ii) and (iii), any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the last sale price of the Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

•

Upon the Closing, an aggregate of 814,313 private placement warrants (the “$12.00 Warrants”) became subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $12.00 Triggering Event, each Founders Warrant Party shall not transfer any of the $12.00 Warrants. In the event no $12.00 Triggering Event occurs during the Earnout Period, the $12.00 Warrants shall immediately be forfeited to Hyzon for no consideration as a contribution to the capital of Hyzon and immediately cancelled. “$12.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that, if, during the Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the Board) of (i) less than $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Warrants shall immediately be forfeited to us for no consideration and immediately cancelled; or (ii) greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Triggering Event shall be deemed to have occurred.

•

Upon the Closing, an aggregate of 814,312 private placement warrants (the “$14.00 Warrants”) became subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $14.00 Triggering Event, each Founders Warrant Party shall not transfer any of the $14.00 Warrants. In the event no $14.00 Triggering Event occurs during the Earnout Period, the $14.00 Warrants shall immediately be forfeited to Hyzon for no consideration as a contribution to the capital of Hyzon and immediately cancelled. “$14.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that, if, during the Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the Board) (i) less than $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Warrants shall immediately be forfeited to us for no consideration and immediately cancelled; or (ii) of greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Triggering Event shall be deemed to have occurred.

Private Placement Warrants

DCRB’s Sponsor, certain of DCRB’s independent directors consisting of Dr. Jennifer Aaker, Jane Kearns, Jim McDermott, Jeffrey Tepper and Michael Warren and WRG purchased an aggregate of 6,000,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of DCRB’s initial public offering. On November 12, 2020, DCRB completed a private placement with its Sponsor and WRG for an additional 514,500 warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $514,500. As such, the interest of DCRB’s Sponsor, certain of DCRB’s independent directors and WRG in this transaction is valued at approximately $6,514,500.

In connection with the Closing, an additional 1,500,000 private placement warrants were also issued to the Sponsor, see “—Related Party Loans and Advances”.

Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until, August 15, 2021, the date 30 days after the completion of the Business Combination.

Administrative Support Agreement

On October 19, 2020, DCRB entered into an administrative support agreement with an affiliate of its Sponsor, pursuant to which DCRB paid an affiliate of its Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon consummation of the Business Combination, we ceased paying these monthly fees.

DCRB’s Sponsor, officers and directors, or any of their respective affiliates, have been reimbursed for any out-of-pocket expenses incurred in connection with activities on DCRB’s behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on DCRB’s behalf.

Related Party Loans and Advances

DCRB’s liquidity needs up to its initial public offering were satisfied through receipt of a $25,000 capital contribution from DCRB’s Sponsor in exchange for the issuance of Founder Shares to DCRB’s Sponsor and a loan from DCRB’s Sponsor for an aggregate amount of $300,000 to cover organizational expenses and expenses related to the initial public offering pursuant to a promissory note. On September 13, 2017, DCRB drew down $300,000 on this promissory note. DCRB repaid this promissory note in full to its Sponsor on October 21, 2020. Subsequent to the consummation of its initial public offering, DCRB’s liquidity needs had been satisfied through the net proceeds of approximately $2.0 million from the private placement held outside of the Trust Account.

In addition to the promissory note, DCRB’s Sponsor paid certain costs related to DCRB’s formation and offering. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and were recorded within additional paid-in capital. As of October 22, 2020, DCRB owed its Sponsor $135,941 for additional offering costs, which were subsequently paid back in November 2020.

As of October 22, 2020, the Sponsor and WRG advanced $600,000 to DCRB to cover the purchase of additional private placement warrants if the over-allotment were to be exercised in full. As of October 22, 2020, advances amounting to $600,000 were outstanding. Simultaneously with the closing of the sale of the units from the underwriters’ partial exercise of their over-allotment option, DCRB utilized the advance from its Sponsor and WRG to issue an additional 514,500 private placement warrants at a price of $1.00 per private placement warrant.

On June 28, 2021, DCRB issued an unsecured promissory note (the “Sponsor Note”) in the principal amount of $1,500,000 to the Sponsor. Pursuant to the terms of the Sponsor Note, at the Closing of the Business Combination, the Sponsor converted $1,500,000 principal amount of the Sponsor Note into 1,500,000 private placement warrants.

Registration Rights

The holders of the Founder Shares and private placement warrants (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and upon conversion of the Founder Shares) are entitled to registration rights pursuant to the IPO Registration Rights Agreement, dated October 19, 2020 (the “IPO Registration Rights Agreement”), requiring us to register such securities for resale (in the case of the Founder Shares, the shares of Class A Common Stock that the Founder Shares converted into on the Closing Date). The holders of at least $25 million in value of these securities are entitled to demand that we file a registration statement covering such securities and to require us to effect up to an aggregate of three underwritten offerings of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of the Business Combination.

In connection with the Closing, the Company entered into the amended and restated IPO Registration Rights Agreement (the “A&R Registration Rights Agreement”) with certain persons and entities holding securities of DCRB prior to the Closing and certain persons and entities receiving Class A Common Stock in connection with the Business Combination (the “Reg Rights Holders”) to amend and restate the IPO Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 15 business days after the Closing, we will file a registration statement (the “Initial Registration Statement”) with the SEC (at our sole cost and expense), and we will use our reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights

Holders can demand up to three underwritten offerings in any 12-month period and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement.

Lock-Up Agreements

On February 8, 2021, certain stockholders of Old Hyzon, collectively holding 92,775,000 shares of Old Hyzon Common Stock or securities convertible into shares of Old Hyzon Common Stock as of the date thereof, entered into an agreement with DCRB and Old Hyzon (the “Lock-Up Agreement”) pursuant to which they agreed, following the Closing Date subject to certain customary exceptions, not to (a) directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose, loan or otherwise transfer, or enter into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, any shares of Class A Common Stock or any shares of Class A Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock beneficially owned or otherwise held by such stockholders or (b) publicly announce any intention to effect any transaction specified in clause (a) for six months following the Closing Date. As of the Closing Date, such stockholders of Hyzon collectively beneficially owned approximately 170.2 million shares of Class A Common Stock, which represents approximately 69% of the outstanding shares of Class A Common Stock as of the Closing Date.

Additionally, pursuant to the terms of a letter agreement entered into by the Sponsor and certain executives and directors of DCRB at the time of DCRB’s initial public offering, the Founder Shares (which converted into shares of Class A Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, the shares of Class A Common Stock into which the Founder Shares converted will be released from these transfer restrictions.

PIPE Financing

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and DCRB agreed to sell to the PIPE Investors, an aggregate of 35,500,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement. The PIPE Shares do not include the shares of Class A Common Stock converted from the Old Hyzon Convertible Notes, pursuant to their terms, at a price of $9.00 per share (based on 90% of the price per PIPE Share) in connection with the PIPE Financing. The purpose of the PIPE Financing was to raise additional capital for use by Hyzon following the Closing.

Pursuant to the Subscription Agreements, DCRB agreed that, within 15 calendar days after the consummation of the Business Combination, DCRB will file a registration statement to register the resale of the PIPE Shares with the SEC (at DCRB’s sole cost and expense), and DCRB will use our reasonable efforts to have such resale registration statement declared effective as soon as practicable after the filing thereof.

Ardour Subscription Agreement

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB, ACP Mgmt Corp., Ardour and Hyzon entered into a subscription agreement (the “Ardour Subscription Agreement”), pursuant to which ACP Mgmt Corp. agreed, in full satisfaction of Ardour Capital Investment LLC’s right to receive a warrant to purchase shares of Old Hyzon Common Stock for its services as a financial advisor to

Hyzon, to purchase, and DCRB agreed to sell to ACP Mgmt Corp., such number of warrants exercisable for one share of Class A Common Stock at an exercise price of $2.20, subject to the terms of the warrant agreement, dated as of July 16, 2021, by and between DCRB and Continental Stock Transfer & Trust Company (the “Ardour Warrant Agreement”), equal to (x) 184,000 multiplied by (y) the Exchange Ratio. On the Closing Date, a total of 326,048 Ardour Warrants were issued to Ardour. Such warrants are governed by and exercisable subject to the terms and conditions of the Ardour Warrant Agreement.

Horizon IP Agreement

In January 2021, Hyzon entered into the Horizon IP Agreement with JS Horizon, part of the Horizon group of companies, pursuant to which each of Hyzon and JS Horizon conveyed to the other certain rights in intellectual property relating to Hyzon’s core fuel cell and mobility product technologies, and under which Hyzon will pay JS Horizon two fixed payments in 2021 totaling $10 million. Please see the section entitled “Business—Intellectual Property” for additional information concerning the Horizon IP Agreement.

Horizon is the beneficial owner of approximately 63% of our outstanding Class A Common Stock as of July 16, 2021. See “Beneficial Ownership of Securities”.

Horizon Supply Agreement

In January 2021, Hyzon entered into the Horizon Supply Agreement with Jiangsu Horizon New Energy Technologies Co. Ltd, a wholly owned subsidiary of Horizon, to supply certain fuel cell components. During the three months ended March 31, 2021, the Company made a deposit payment to Horizon in the amount of $5 million for long lead time components. This payment is included in prepaid expenses as none of the components have yet been received.

Holthausen

Hyzon entered into a joint venture agreement to create Hyzon Europe with Holthausen. Holthausen funded various setup costs including legal fees, and vehicle design work before the joint venture agreement was signed on October 30, 2020. As of March 31, 2021, the Company has a related party payable in $322 thousand due to Holthausen for its share of expenses related to Hyzon Europe, which were paid for by Holthausen. As of March 31, 2021, Hyzon had loans outstanding of approximately $1 million to Hyzon Europe.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A Common Stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and that are purchased from the Selling Securityholders or their permitted transferees. This discussion does not apply to our issuance of (i) shares of our Class A Common Stock upon the exercise of warrants to purchase Class A Common Stock or (ii) shares of Class A Common Stock issuable upon the satisfaction of certain triggering events (as described above).

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Common Stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. Upon a sale or other taxable disposition of our Class A Common Stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A Common Stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Common Stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A Common Stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A Common Stock or warrants generally will equal the U.S. holder’s acquisition cost for the Class A Common Stock or warrant less, in the case of a share of Class A Common Stock, any prior distributions treated as a return of capital.

Exercise, Lapse, or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Class A Common Stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A Common Stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A Common Stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A Common Stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would be deemed to have surrendered warrants having a fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s aggregate tax basis in the Class A Common Stock received would equal the sum of the exercise price of the warrants deemed exercised and the U.S. holder’s tax basis in such warrants. It is unclear whether a U.S. holder’s holding period for the Class A Common Stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of a warrant, including when a U.S. holder’s holding period would commence with respect to the Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Although the matter is not free from doubt, a redemption of warrants for Class A Common Stock should be treated as a tax-free recapitalization for tax purposes. Accordingly, a U.S. holder should not recognize any gain or loss on the redemption of warrants for Class A Common Stock. A U.S. holder’s aggregate tax basis in the Class A Common Stock received in the redemption should equal such U.S. holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary stock received in redemption of the warrants should include such U.S. holder’s holding period for the surrendered warrants.

If we redeem warrants for cash or if we purchase warrants in an open-market transaction, such redemption or purchase generally will be treated as a taxable disposition to U.S. Holders, taxed as described above under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “—Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A Common Stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A Common Stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (other than certain distributions of our stock) we make to a Non-U.S. holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). If a Non-U.S. holder is eligible for a reduced rate of United States withholding tax under a tax treaty, such Non-U.S. holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange, taxable redemption or other taxable disposition of our Class A Common Stock or warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Common Stock or warrants, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends on the Class A Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid other information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our Class A Common Stock.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 19,300,751 shares of Class A Common Stock, which consists of (i) up to 11,286,251 shares of Class A Common Stock that are issuable upon exercise of the public warrants and (ii) up to 8,014,500 shares of Class A Common Stock that are issuable upon the exercise of the private warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 77,272,414 shares of Class A Common Stock (including up to 5,293,958 Earnout Shares issuable upon the satisfaction of certain triggering conditions and up to 326,048 shares of Class A Common Stock that may be issued upon exercise of the Ardour Warrants) and (ii) up to 8,014,500 private placement warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the Nasdaq listing rules;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock and warrants are currently listed on Nasdaq under the symbols “HYZN” and “HYZNW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate.

Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the registration statement of which this prospectus is a part.

The public warrants and the private placement warrants may be exercised commencing on August 15, 2021, the date 30 days after the Closing Date and on or before the expiration date set forth therein by (i) surrendering the warrant to the warrant agent, Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), at its office in the Borough of Manhattan, City and State of New York, with the duly executed subscription form as set forth in the warrant, and (ii) paying in full the warrant price for each full share of common stock as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the shares of Class A Common Stock and the issuance of such shares of Class A Common Stock. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred assigned or sold by the holder until August 15, 2021, the date 30 days after the Closing Date.

Certain of our stockholders have entered into lock-up agreements. See “Certain Relationships and Related Party Transactions—Lock-up Agreements.”

LEGAL MATTERS

Sullivan & Cromwell, LLP, New York, New York has passed upon the validity of the Class A Common Stock and private placement warrants offered by this prospectus.

EXPERTS

The financial statements of Decarbonization Plus Acquisition Corporation as of December 31, 2020 and 2019 and for the years then ended, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Old Hyzon as of December 31, 2020 and for the period from January 21, 2020 (date of inception) through December 31, 2020 have been included herein in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On July 16, 2021, the audit committee of the Board approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. KPMG served as independent registered public accounting firm of Old Hyzon prior to the Business Combination. Accordingly, Withum, DCRB’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm following completion of Withum’s review of the quarter ended June 30, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, DCRB. The reports of Withum on DCRB’s, the Company’s legal predecessor, consolidated balance sheet as of December 31, 2020 and the consolidated statements of operations, changes in stockholders’ equity and cash flows for the period ended March 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, other than the restatement of the Company’s financial statements for the periods ended December 31, 2021 and 2019. During the fiscal years ended December 31, 2019 and December 31, 2020, and through July 16, 2021, there were no disagreements between DCRB or the Company, as applicable, and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on DCRB’s financial statements for such period. During the fiscal years ended December 31, 2019 and December 31, 2020, and through July 16, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated July 22, 2021, is filed as an exhibit to the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at www.hyzonmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Hyzon Unaudited Condensed Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2021 and December 31, 2020	F-44
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2021 and for the period from January 21, 2020 (inception) through March 31, 2020	F-45

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Three Months Ended March 31, 2021 and for the period from January 21, 2020 (inception) through March 31, 2020

F-46
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2021 and for the period from January 21, 2020 (inception) through March 31, 2020	F-48
Notes to Unaudited Condensed Financial Statements	F-49

Hyzon Audited Financial Statements

DECARBONIZATION PLUS ACQUISITION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS:
Current assets:
Cash	$—	$—

Total current assets	—	—
Investment held in Trust Account	225,731,056	225,727,721
Prepaid insurance	916,521	1,062,000

Total assets	$226,647,577	$226,789,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable—affiliate	$1,984,190	$1,324,257
Accrued offering costs	175,000	175,000
Accrued expenses	3,543,646	3,572,935

Total Current Liabilities	5,702,836	5,072,192
Warrant liabilities	33,938,854	33,600,270
Deferred underwriting fee payable	7,900,376	7,900,376

Total liabilities	47,542,066	46,572,838

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption, 17,410,551 and 17,521,688 shares, respectively, at $10.00 per share	174,105,510	175,216,880

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 250,000,000 shares authorized; 5,161,951 and 5,050,814 shares, respectively, issued and outstanding (excluding 17,410,551 and 17,521,688 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	516	505
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,643,125 and 5,643,125 shares, respectively, issued and outstanding at March 31, 2021 and December 31, 2020, respectively	564	564
Additional paid-in capital	27,952,590	26,841,231
Accumulated deficit	(22,953,669)	(21,842,297)

Total stockholders’ equity	5,000,001	5,000,003

Total liabilities and stockholders’ equity	$226,647,577	$226,789,721

DECARBONIZATION PLUS ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Period Ended March 31, 2021	For the Period Ended March 31, 2020
Operating expenses:
General and administrative expenses	$776,122	$859

Loss from operations	(776,122)	(859)
Other Income
Interest earned on marketable securities held in Trust Account	$3,334	$—
Change in fair value of warrant liabilities	(338,584)	—

Net loss	$(1,111,372)	$(859)

Weighted average shares outstanding of redeemable common stock, basic and diluted	22,572,502	—

Basic and diluted net income per common share, redeemable common stock	$0.00	$—

Weighted average shares outstanding of non-redeemable common stock, basic and diluted	5,643,125	5,643,125

Basic and diluted net loss per common share, non-redeemable common stock	$(0.20)	$(0.00)

DECARBONIZATION PLUS ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from January 1, 2020 to March 31, 2020 and the period from January 1, 2021 to March 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances, January 1, 2020	—	$—	5,750,000	$575	$243,447	$(219,422)	$24,600
Net loss	—	—	—	—	—	(859)	(859)

Balances as of March 31, 2020	—	$—	5,750,000	$575	$243,447	$(220,281)	$23,741

Balances, January 1, 2021	5,050,814	$505	5,643,125	$564	$26,841,231	$(21,842,297)	$5,000,003
Common stock subject to possible redemption	111,137	11	—	—	1,111,359	—	1,111,370
Net loss	—	—	—	—	—	(1,111,372)	(1,111,372)

Balances as of March 31, 2021	5,161,951	$516	5,643,125	$564	$27,952,590	$(22,953,669)	$5,000,001

DECARBONIZATION PLUS ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Period Ended March 31, 2021	For the Period Ended March 31, 2020
Cash flow from operating activities:
Net loss	$(1,111,372)	$(859)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	338,584
Interest earned on marketable securities held in Trust Account	(3,334)	—
Changes in operating assets and liabilities:
Accounts payable	659,932	859
Accrued expenses	(29,289)	—
Prepaid insurance	145,479	—

Net cash used in operating activities	—	—

Net decrease in cash	—	—
Cash at beginning of period	—	315,600

Cash at end of period	$—	$315,600

Supplemental disclosure of non-cash financing activities:
Change in value of Class A common stock subject to possible redemption	$(1,111,370)	$—

DECARBONIZATION PLUS ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Silver Run Acquisition Corporation III was incorporated in Delaware on September 7, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On August 18, 2020, the Company changed its name from Silver Run Acquisition Corporation III to Decarbonization Plus Acquisition Corporation (the “Company”).

At March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below, as well as the identification and evaluation of prospective acquisition targets for an Initial Business Combination and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Initial Public Offering was declared effective on October 19, 2020. On October 22, 2020, the Company consummated the Initial Public Offering of 22,572,502 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 units (the “Over-allotment Units”) on November 12, 2020, at $10.00 per Unit, generating gross proceeds of $225,725,020, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 6,514,500 warrants (the “Private Placement Warrants”), including 514,500 warrants as a result of the underwriters’ partial exercise of their over-allotment option on November 12, 2020, at a price of $1.00 per Private Placement Warrant in a private placement to Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”), the Company’s independent directors and an affiliate of the Company’s chief executive officer, generating gross proceeds of $6,514,500, which is described in Note 4.

Transaction costs amounted to $12,969,969, consisting of $4,514,500 of underwriting fees, $7,900,376 of deferred underwriting fees and $555,093 of other offering costs. In addition, at March 31, 2021, there was no cash held outside of the Trust Account (as defined below) available for working capital purposes, but the Company has access to working capital loans from the Sponsor, which is described in Note 4.

Following the closing of the Initial Public Offering on October 22, 2020 and the partial exercise of the underwriters’ over-allotment option on November 12, 2020, an amount of $225,725,020 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Public Shares being sold in the Initial Public Offering that have been properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of Public Shares if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under the Nasdaq Capital Market rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholder’s rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern and Liquidity

As of March 31, 2021, the Company had no cash balance, but the Company has access to working capital loans from the Sponsor, which is described in Note 4, to partially cover the working capital deficit of $5.7 million as of March 31, 2021. This excludes interest income of approximately $3,334 from the Company’s investment in the Trust Account which is available to the Company for tax obligations. Through March 31, 2021, the Company has not withdrawn any interest income from the Trust Account to pay its income and franchise taxes.

Until the consummation of an Initial Business Combination, the Company will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Initial Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to an Initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete an Initial Business Combination or because it becomes obligated to redeem a significant number of its public shares upon completion of an Initial Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Initial Business Combination.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, which is described in Note 4, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and one year from the date of issuance of these financial statements.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary since its formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The accompanying unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Amendment No. 1 of the Form 10-K/A filed by the Company with the SEC on May 13, 2021.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At March 31, 2021 and 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

The Company’s statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes for the period ended March 31, 2021), by the weighted average number of redeemable common stock outstanding for the period or since original issuance. Net loss per common share, basic and diluted for non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Non-redeemable common stock includes the Founder Shares (as defined below) as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Period Ended March 31, 2021	Period Ended March 31, 2020
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$3,334	$—
Income and Franchise Tax	$(3,334)	$—

Net Loss	$(0)	$—
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	22,572,502	—
Loss/Basic and Diluted Redeemable Common Stock	$0.00	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Redeemable Net Loss
Net Loss	$(1,111,372)	$(859)
Redeemable Net Loss	$—	$—

Non-Redeemable Net Loss	$(1,111,372)	$(859)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted	5,643,125	5,000,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(0.20)	$(0.00)

Note: As of March 31, 2021 and 2020, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company utilized a Monte Carlo simulation model to value the warrant liabilities that are categorized within Level 1 at the date of the Initial Public Offering and utilizes a Black-Scholes model to value the warrant liabilities that are categorized within Level 3 at each reporting period, with changes in fair value recognized in the Statements of Operations (see Note 7).

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets, primarily due to their short term nature. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. See Note 7 for the levels within the valuation hierarchy, as well as additional information on assets and liabilities measured at fair value.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of expenses during the reporting periods. Accordingly, the actual results could differ from those estimates.

Cash and cash equivalents

Cash includes amounts held at banks with an original maturity of less than three months. As of March 31, 2021, and December 31, 2020, the Company held $0 and $0, respectively, in cash.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021 and December 31, 2020, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. The Company incurred offering costs amounting to $11,555,093 upon the completion of the Initial Public Offering. In connection with the sale of the Over-allotment Units, the Company incurred an additional $514,500 of underwriting fees and $900,376 of deferred underwriting fees.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—Expenses of Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company recorded $12,315,313 of offering costs as a reduction of equity in connection with the Public Shares included in the Units. The Company immediately expensed $654,656 of offering costs in connection with the Public Warrants included in the Units that were classified as liabilities.

As of March 31, 2021 and December 31, 2020, the Company had no deferred offering costs on the accompanying balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between these financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits, deferred tax assets or valuations against them as of

March 31, 2021 and December 31, 2020, respectively. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2021 and March 31, 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company had no tax liability as of March 31, 2021 and December 31, 2020, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,572,502 Units, at a purchase price of $10.00 per Unit, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 Over-allotment Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On September 12, 2017, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.002 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Public Shares except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. On September 18, 2020, the Sponsor agreed to return 2,875,000 Founder Shares to the Company at no cost. In October 2020, the Sponsor agreed to return an additional 2,875,000 Founder Shares to the Company at no cost. The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ partial exercise their over-allotment option on November 12, 2020, 643,125 Founder Shares are no longer subject to forfeiture. The over-allotment option expired on December 3, 2020, resulting in the forfeiture of 106,875 Founder Shares to the Company at no cost.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have waived their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business

Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer purchased 6,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000. The Sponsor and an affiliate of the Company’s chief executive officer agreed to purchase up to an additional 600,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or an aggregate additional $600,000, to the extent the underwriter’s over-allotment option was exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Sponsor and the affiliate of the Company’s chief executive officer purchased an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $514,500 (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants).

Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to partially fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

Pursuant to a Registration Rights Agreements entered into on October 19, 2020, the holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of Working Capital Loans (as defined below), if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

On September 12, 2017, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2020 (as amended) or the completion of the Initial Public Offering (the “Maturity Date”). On September 13, 2017, the Company drew down $300,000 on this Note. On October 21, 2020, the Company paid back the Sponsor for the full amount of the outstanding Note.

In addition to the Note, the Sponsor paid certain costs related to formation and offering for the Company. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and have been recorded within additional paid-in capital.

As of March 31, 2021, and December 31, 2020, the Company owed the Sponsor $1,984,190 and $1,324,257, respectively, for additional expenses paid on its behalf, which are unrelated to the Note or Working Capital Loans.

Advance from Related Party

As of October 22, 2020, the Sponsor and affiliate of the Company’s chief executive officer advanced $600,000 to the Company to cover the purchase of additional Private Placement Warrants if the over-allotment is exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Company utilized the advance from the Sponsor and the affiliate of the Company’s chief executive officer to issue an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants). The over-allotment option expired on December 3, 2020, resulting in the return of $85,500 of the advancement not utilized. As of March 31, 2021 and December 31, 2020, there were no advances outstanding.

Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period ended March 31, 2021, the Company had accrued $30,000 of monthly fees to the affiliate of the Sponsor, which remained outstanding at March 31, 2021.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Initial Business Combination, the Company would repay the Working Capital Loans. In the event that an Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants of the post business combination entity at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. As of March 31, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Note 5—Commitments and Contingencies

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,900,376 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On February 8, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”) with DCRB Merger Sub Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Hyzon Motors, Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will be merged with and into Hyzon (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Hyzon surviving the Merger as our wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the second quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by the Company’s stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions. Please see the Form 8-K filed with the SEC on February 9, 2021 for additional information.

Risks and Uncertainties

The Sponsor continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6—Stockholders’ Equity

Common Stock

On October 19, 2020, the Company amended and restated its certificate of incorporation to, among other things, increase the number of authorized shares of Class A common stock from 200,000,000 to 250,000,000. The authorized common stock of the Company includes up to 250,000,000 shares of Class A common stock with a par value of $0.0001 per share and 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At March 31, 2021, and December 31, 2020, there were 22,572,502 and 22,572,502 shares, respectively, of Class A common stock issued and outstanding, of which 17,410,551 and 17,521,688 shares, respectively, were subject to possible redemption. At March 31, 2021 and December 31, 2020, there were 5,643,125 and 5,643,125 shares, respectively, of Class B common stock issued and outstanding, which reflects that on September 18, 2020, October 7, 2020, October 8, 2020 and December 3, 2020, the Sponsor returned 2,875,000, 1,437,500, 1,437,500 and 106,875 Founder Shares, respectively, to the Company at no cost.

The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option, 106,875 Founder Shares were forfeited.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants

Each whole Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public

Offering. Only whole Warrants are exercisable. The Warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation, as described in the prospectus for the Initial Public Offering. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.

The exercise price of each Warrant is $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public Offering. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The Warrants will become exercisable on the later of:

•	30 days after the completion of the Initial Business Combination or,

•	12 months from the closing of the Initial Public Offering.

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant agreement).

The Company has not registered the shares of Class A common stock issuable upon exercise of the Warrants. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of the Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire at 5:00 p.m., New York City time, five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. On the exercise of any Warrant, the Warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants for cash (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	In whole and not in part;

•	At a price of $0.01 per Warrant;

•	Upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the Warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as described in the prospectus for the Initial Public Offering, none of the Private Placement Warrants will be redeemable by the Company so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at a price of $0.10 per Warrant, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to the table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Company’s Class A common stock (as defined below) except as otherwise described in the warrant agreement;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders; and

•

if the last sale price of the Company’s Class A common stock on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.

The “fair market value” of the Company’s Class A common stock shall mean the average reported last sale price of the Company’s Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number the number of shares of Class A common stock to be issued to the holder.

As of March 31, 2021, there were 11,286,251 Public Warrants and 6,514,500 Private Placement Warrants outstanding. The Company classifies the outstanding Public Warrants and Private Placement Warrants as warrant liabilities on the Balance Sheet in accordance with the guidance contained in ASC 815-40.

The Warrant liabilities are initially measured at fair value upon the closing of the Initial Public Offering and subsequently re-measured at each reporting period using a Monte-Carlo model. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The Company recognized gains (losses) in connection with changes in the fair value of Warrant liabilities of $338,584 within change in fair value of Warrant liabilities in the Statements of Operations during the period ended March 31, 2021.

Note 7—Fair Value Measurements

At March 31, 2021, assets held in the Trust Account were comprised of $225,731,056 in money market funds which are invested in U.S. Treasury Securities. Through March 31, 2021, the Company has not withdrawn any interest earned on the Trust Account to pay its franchise and income tax obligations.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2021
Assets:
Marketable securities held in Trust Account—U.S. Treasury Securities Money Market Fund	$225,731,056	$225,731,056	$—	$—
Liabilities:
Warrant liability—Public Warrants	$21,105,289	$21,105,289	$—	$—
Warrant liability—Private Placement Warrants	$12,833,565	$—	$—	$12,833,565
December 31, 2020
Assets:
Marketable securities held in Trust Account—U.S. Treasury Securities Money Market Fund	$225,727,721	$225,727,721	$—	$—
Liabilities:
Warrant liability—Public Warrants	$20,766,705	$20,766,705	$—	$—
Warrant liability—Private Placement Warrants	$12,833,565	$—	$—	$12,833,565

The Company utilized a Monte Carlo simulation model to value the warrant liabilities that are categorized within Level 1 at the date of the Initial Public Offering and utilizes a Black-Scholes model to value the warrant liabilities that are categorized within Level 3 at each reporting period, with changes in fair value recognized in the Statements of Operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The significant unobservable inputs used in the Black-Scholes model to measure the warrant liabilities that are categorized within Level 3 of the fair value hierarchy are as follows:

	As of December 31, 2020	As of March 31, 2021
Stock price	$10.60	$10.49
Strike price	$11.50	$11.50
Term (in years)	5.4	5.2
Volatility	27.8%	25.5%
Risk-free rate	0.4%	1.0%
Dividend yield	0.0%	0.0%
Fair value of warrants	$1.97	$1.97

The following table provides a summary of the changes in fair value of the warrant liabilities that are measured at fair value on a recurring basis:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$12,833,565	$20,766,705	$33,600,270
Change in valuation inputs or other assumptions	—	338,584	338,584

Fair value as of March 31, 2021	$12,833,565	$21,105,289	$33,938,854

There were no transfers between Levels 1, 2 or 3 during the period ended March 31, 2021.

Note 8—Subsequent Events

Management has evaluated the impact of subsequent events through the date these financial statements were available to be issued. All subsequent events required to be disclosed are included in these financial statements.

In connection with the Proposed Transactions with Hyzon, certain of our purported stockholders have filed lawsuits alleging breaches of fiduciary duty against the Company and its directors related to the proposed business combination and the preliminary proxy statement filed in connection therewith. Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.); Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup., San Mateo Cnty.). We have also received demand letters making similar allegations. We believe that these pending and threatened lawsuits are without merit.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Decarbonization Plus Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Decarbonization Plus Acquisition Corporation (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

May 12, 2021

DECARBONIZATION PLUS ACQUISITION CORPORATION

BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS:	As Restated
Current assets:
Cash	$—	$315,600

Total Current Assets	—	315,600
Investment held in Trust Account	225,727,721	—
Deferred offering costs	—	23,000
Prepaid insurance	1,062,000	—

Total assets	$226,789,721	$338,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable—offering costs (affiliate)	$—	$14,000
Accrued offering costs	175,000	—
Accounts payable—affiliate	1,324,257	—
Accrued expenses	3,572,935	—
Sponsor Note Payable	—	300,000

Total Current Liabilities	5,072,192	314,000
Warrant liabilities	33,600,270
Deferred underwriting fee payable	7,900,376	—

Total liabilities	46,572,838	314,000

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption, 17,521,688 and 0 shares, respectively, at $10.00 per share	175,216,880	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 250,000,000 shares authorized; 5,050,814 and 0 shares, respectively, issued and outstanding (excluding 17,521,688 and no shares subject to possible redemption) at December 31, 2020 and 2019, respectively	505	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,643,125 and 5,750,000 shares, respectively, issued and outstanding at December 31, 2020 and 2019, respectively	564	575
Additional paid-in capital	26,841,231	243,447
Retained earnings (accumulated deficit)	(21,842,297)	(219,422)

Total stockholders’ equity	5,000,003	24,600

Total liabilities and stockholders’ equity	$226,789,721	$338,600

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Operating expenses:	As Restated
General and administrative expenses	$5,479,699	$1,780

Loss from operations	(5,479,699)	(1,780)
Other Income
Interest earned on marketable securities held in Trust Account	$2,701	$—
Expensed offering costs	654,656	215,180
Change in fair value of warrant liabilities	(15,491,221)	—

Net loss	$(21,622,875)	$(216,960)

Weighted average shares outstanding of Class A redeemable common stock, basic and diluted	21,826,849	—

Basic and diluted net income per common share, Class A redeemable common stock	$0.00	$—

Weighted average shares outstanding of Class B non-redeemable common stock, basic and diluted	5,123,002	5,000,000

Basic and diluted net loss per common share, Class B non-redeemable common stock	$(4.22)	$(0.04)

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 1, 2019 TO DECEMBER 31, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances, January 1, 2019	—	$—	5,750,000	$575	$24,425	$(2,462)	$22,538
Net loss	—	—	—	—	—	(216,960)	(216,960)
Expense forgiveness from sponsor	—	—	—	—	219,022	—	219,022

Balances as of December 31, 2019	—	$—	5,750,000	$575	$243,447	$(219,422)	$24,600

Balances, January 1, 2020	—	$—	5,750,000	$575	$243,447	$(219,422)	$24,600
Sale of Class A Common Stock to Public, net of underwriting discounts, offering costs and initial classification of warrant liabilities, as restated	22,572,502	2,257	—	—	201,812,901	—	201,815,158
Forfeiture of Founder Shares	—	—	(106,875)	(11)	11	—	—
Common stock subject to possible redemption, as restated	(17,521,688)	(1,752)	—	—	(175,215,128)	—	(175,216,880)
Net loss, as restated	—	—	—	—	—	(21,622,875)	(21,622,875)

Balances as of December 31, 2020, as restated	5,050,814	$505	5,643,125	$564	$26,841,231	$(21,842,297)	$5,000,003

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Cash flow from operating activities:	As Restated
Net loss	$(21,622,875)	$(216,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	15,491,221	—
Expensed offering costs	654,656	—
Interest earned on marketable securities held in Trust Account	(2,701)	—
Changes in operating assets and liabilities:
Accounts payable	1,324,257	212,960
Accrued expenses	3,572,935	—
Prepaid expenses	(1,062,000)	—

Net cash used in operating activities	(1,644,507)	(4,000)

Cash flows from investing activities:
Investment of cash in Trust Account	(225,725,020)	—

Net cash used in investing activities	(225,725,020)	—

Cash flows from financing activities:
Proceeds from sale of Units, net of underwriting discounts paid	221,210,520	—
Proceeds from sale of Private Placement Warrants	6,514,500	—
Payment of offering costs	(371,093)	—
Payment of Sponsor note	(300,000)	—

Net cash provided by financing activities	227,053,927	—

Net decrease in cash	(315,600)	(4,000)
Cash at beginning of year	315,600	319,600

Cash at end of year	$—	$315,600

Supplemental disclosure of non-cash financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	$18,109,049	$—
Initial classification of Class A common stock subject to possible redemption	173,086,620	—
Change in initial value of Class A common stock subject to possible redemption	2,130,260	—
Accrued offering costs	$175,000	$14,000
Forgiveness of debt—sponsor	$—	$219,022

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Silver Run Acquisition Corporation III was incorporated in Delaware on September 7, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On August 18, 2020, the Company changed its name from Silver Run Acquisition Corporation III to Decarbonization Plus Acquisition Corporation (the “Company”).

At December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Initial Public Offering was declared effective on October 19, 2020. On October 22, 2020, the Company consummated the Initial Public Offering of 22,572,502 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 units (the “Over-allotment Units”) on November 12, 2020, at $10.00 per Unit, generating gross proceeds of $225,725,020, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 6,514,500 warrants (the “Private Placement Warrants”), including 514,500 warrants as a result of the underwriters’ partial exercise of their over-allotment option on November 12, 2020, at a price of $1.00 per Private Placement Warrant in a private placement to Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”), the Company’s independent directors and an affiliate of the Company’s chief executive officer, generating gross proceeds of $6,514,500, which is described in Note 5.

Transaction costs amounted to $12,969,969, consisting of $4,514,500 of underwriting fees, $7,900,376 of deferred underwriting fees and $555,093 of other offering costs. In addition, at December 31, 2020, there was no cash held outside of the Trust Account (as defined below) available for working capital purposes, but the Company has access to working capital loans from the Sponsor, which is described in Note 5.

Following the closing of the Initial Public Offering on October 22, 2020 and the partial exercise of the underwriters’ over-allotment option on November 12, 2020, an amount of $225,725,020 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Public Shares being sold in the Initial Public Offering that have been properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of Public Shares if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under the Nasdaq Capital Market rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholder’s rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern and Liquidity

As of December 31, 2020, the Company had no cash balance, but the Company has access to working capital loans from the Sponsor, which is described in Note 5. This excludes interest income of approximately $2,701 from the Company’s investment in the Trust Account which is available to the Company for tax obligations. Through December 31, 2020, the Company has not withdrawn any interest income from the Trust Account to pay its income and franchise taxes.

Until the consummation of an Initial Business Combination, the Company will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Initial Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to an Initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete an Initial Business Combination or because it becomes obligated to redeem a significant number of its public shares upon completion of an Initial Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Initial Business Combination.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, which is described in Note 5, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and one year from the date of issuance of these financial statements.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Restatement of Previously Issued Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 11,286,251 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in Initial Public Offering and (ii) the 6,514,500 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the Initial Public Offering (together with the Public Warrants, the “Warrants”). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with FASB ASC 820, “Fair Value Measurement”, (“ASC 820”) with changes in fair value recognized in the Statements of Operations in the period of change.

In accordance with ASC Topic 340, Other Assets and Deferred Costs, as a result of the classification of the Warrants as derivative liabilities, the Company expensed a portion of the offering costs originally recorded as a reduction in equity. The portion of offering costs that was expensed was determined based on the relative fair value of the Public Warrants and Public Shares included in the Units.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash flows or cash. Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued financial statements as of and for the period ended December 31, 2020 and October 22, 2020 (the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for certain of our outstanding Warrants and should no longer be relied upon.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	As Restated
Balance Sheet as of October 22, 2020
Warrant liabilities	$—	$16,280,000	$16,280,000
Total liabilities	8,210,525	16,280,000	24,490,525
Class A common stock subject to possible redemption	189,366,620	(16,280,000)	173,086,620
Class A common stock	106	163	269
Additional paid-in capital	5,222,185	588,097	5,810,282
Retained earnings (accumulated deficit)	(222,860)	(588,260)	(811,120)

Balance Sheet as of December 31, 2020 (audited)
Warrant liabilities	$—	$33,600,270	$33,600,270
Total liabilities	12,972,568	33,600,270	46,572,838
Class A common stock subject to possible redemption	208,817,150	(33,600,270)	175,216,880
Class A common stock	169	336	505
Additional paid-in capital	10,695,690	16,145,541	26,841,231
Retained earnings (accumulated deficit)	(5,696,420)	(16,145,877)	(21,842,297)

Statement of Operations for the Year Ended December 31, 2020 (audited)
Expensed offering costs	$—	$654,656	$654,656
Change in fair value of warrant liabilities	—	(15,491,221)	(15,491,221)
Net loss	(5,476,998)	(16,145,877)	(21,622,875)
Basic and diluted net loss per common share, Class B non-redeemable common stock	(1.06)	(3.16)	(4.22)

Statement of Cash Flows for the Year Ended December 31, 2020 (audited)
Cash flow from operating activities:
Net loss	$(5,476,998)	$(16,145,877)	$(21,622,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	—	15,491,221	15,491,221
Expensed offering costs	—	654,656	654,656
Supplemental disclosure of non-cash investing and financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	16,280,000	16,280,000

Note 3—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. Weighted average shares were reduced for the effect of an aggregate of 106,875 of Class B shares of common stock that were forfeited as the over-allotment option for the Initial Public Offering was not exercised in full or in part by the underwriters (see Note 4). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

The Company’s statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes of approximately $2,701 for the year ended December 31, 2020), by the weighted average number of redeemable common stock outstanding for the period or since original issuance. Net loss per common share, basic and diluted for non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Non-redeemable common stock includes the Founder Shares (as defined below) as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	Year Ended December 31, 2019
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$2,701	$—
Income and Franchise Tax	$(2,701)	$—

Net Loss	$(0)	$—
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	21,826,849	—
Loss/Basic and Diluted Redeemable Common Stock	$0.00	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Redeemable Net Loss
Net Loss	$(21,622,875)	$(216,960)
Redeemable Net Loss	$—	$—

Non-Redeemable Net Loss	$(21,622,875)	$(216,960)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted	5,123,002	5,000,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(4.22)	$(0.04)

Note: As of December 31, 2020, and 2019, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 9).

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets, primarily due to their short term nature. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. See Note 9 for the levels within the valuation hierarchy, as well as additional information on assets and liabilities measured at fair value.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of expenses during the reporting periods. Accordingly, the actual results could differ from those estimates.

Cash and cash equivalents

Cash includes amounts held at banks with an original maturity of less than three months. As of December 31, 2020, and December 31, 2019, the Company held $0 and $315,600, respectively, in cash. Additionally, as of December 31, 2020 and December 31, 2019, the Company held cash equivalents of $225,727,721 and $0, respectively, in the Trust Account.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. The Company incurred offering costs amounting to $11,555,093 upon the completion of the Initial Public Offering. In connection with the sale of the Over-allotment Units, the Company incurred an additional $514,500 of underwriting fees and $900,376 of deferred underwriting fees.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—Expenses of Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company recorded $12,315,313 of offering costs as a reduction of equity in connection with the Public Shares included in the Units. The Company immediately expensed $654,656 of offering costs in connection with the Public Warrants included in the Units that were classified as liabilities.

As of December 31, 2020, and December 31, 2019, the Company had $0 and $23,000, respectively, of deferred offering costs on the accompanying balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between these financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits, deferred tax assets or valuations against them as of December 31, 2020 and December 31, 2019, respectively. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020 and December 31, 2019, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company had no tax liability as of December 31, 2020 and December 31, 2019, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4—Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,572,502 Units, at a purchase price of $10.00 per Unit, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 Over-allotment Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 5—Related Party Transactions

Founder Shares

On September 12, 2017, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.002 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Public Shares except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. On September 18, 2020, the Sponsor agreed to return 2,875,000 Founder Shares to the Company at no cost. In October 2020, the Sponsor agreed to return an additional 2,875,000 Founder Shares to the Company at no cost. The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ partial exercise their over-allotment option, 643,125 Founder Shares are no longer subject to forfeiture. The over-allotment option expired on December 3, 2020, resulting in the forfeiture of 106,875 Founder Shares to the Company at no cost.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have waived their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer purchased 6,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000. The Sponsor and an affiliate of the Company’s chief executive officer agreed to purchase up to an additional 600,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or an aggregate additional $600,000, to the extent the underwriter’s over-allotment option was exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Sponsor and the affiliate of the Company’s chief executive officer purchased an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $514,500 (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants).

Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to partially fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

Pursuant to a Registration Rights Agreements entered into on October 19, 2020, the holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of Wokring Capital Loans (as defined below), if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

On September 12, 2017, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2020 (as amended) or the completion of the Initial Public Offering (the “Maturity Date”). On September 13, 2017, the Company drew down $300,000 on this Note. On October 21, 2020, the Company paid back the Sponsor for the full amount of the outstanding Note.

In addition to the Note, the Sponsor paid certain costs related to formation and offering for the Company. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and have been recorded within additional paid-in capital.

As of December 31, 2020, the Company owed the Sponsor $1,324,257 for additional expenses paid on its behalf.

Advance from Related Party

As of October 22, 2020, the Sponsor and affiliate of the Company’s chief executive officer advanced $600,000 to the Company to cover the purchase of additional Private Placement Warrants if the over-allotment is exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Company utilized the advance from the Sponsor and the affiliate of the Company’s chief executive officer to issue an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants). The over-allotment option expired on December 3, 2020, resulting in the return of $85,500 of the advancement not utilized. As of December 31, 2020, there were no advances outstanding.

Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2020, the Company had accrued and paid $23,871 of monthly fees to the affiliate of the Sponsor and no amounts payable were outstanding at December 31, 2020.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Initial Business Combination, the Company would repay the Working Capital Loans. In the event that an Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants of the post business combination entity at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. As of December 31, 2020 and December 31, 2019, the Company had no borrowings under the Working Capital Loans.

Note 6—Commitments and Contingencies

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,900,376 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On February 8, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”) with DCRB Merger Sub Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Hyzon Motors Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will be merged with and into Hyzon (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Hyzon surviving the Merger as our wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the second quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by the Company’s stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions. Please see the Form 8-K filed with the SEC on February 9, 2021 for additional information.

Risks and Uncertainties

The Sponsor continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7—Stockholders’ Equity

Common Stock

On October 19, 2020, the Company amended and restated its certificate of incorporation to, among other things, increase the number of authorized shares of Class A common stock from 200,000,000 to 250,000,000. The authorized common stock of the Company includes up to 250,000,000 shares of Class A common stock with a par value of $0.0001 per share and 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At December 31, 2020, and December 31, 2019, there were 22,572,502 and 0 shares, respectively, of Class A common stock issued and outstanding, of which 20,881,715 and 0 shares, respectively, were subject to possible redemption. At December 31, 2020 and December 31, 2019, there were 5,643,125 and 5,750,000 shares, respectively, of Class B common stock issued and outstanding, which reflects that on September 18, 2020, October 7, 2020, October 8, 2020 and December 3, 2020, the Sponsor returned 2,875,000, 1,437,500, 1,437,500 and 106,875 Founder Shares, respectively, to the Company at no cost.

The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option, 643,125 Founder Shares were forfeited.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants

Each whole Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public Offering. Only whole Warrants are exercisable. The Warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation, as described in the prospectus for the Initial Public Offering. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.

The exercise price of each Warrant is $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public Offering. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The Warrants will become exercisable on the later of:

•	30 days after the completion of the Initial Business Combination or,

•	12 months from the closing of the Initial Public Offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement).

The Company has not registered the shares of Class A common stock issuable upon exercise of the Warrants. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, the Company will use its best efforts to file with the

SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of the Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire at 5:00 p.m., New York City time, five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. On the exercise of any Warrant, the Warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants for cash (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	In whole and not in part;

•	At a price of $0.01 per Warrant;

•	Upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the Warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as described in the prospectus for the Initial Public Offering, none of the Private Placement Warrants will be redeemable by the Company so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at a price of $0.10 per Warrant, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to the table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Company’s Class A common stock (as defined below) except as otherwise described in the warrant agreement;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like)

on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders; and

•

if the last sale price of the Company’s Class A common stock on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.

The “fair market value” of the Company’s Class A common stock shall mean the average reported last sale price of the Company’s Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number the number of shares of Class A common stock to be issued to the holder.

As of December 31, 2020, there were 11,286,251 Public Warrants and 6,514,500 Private Placement Warrants outstanding. The Company classifies the outstanding Public Warrants and Private Placement Warrants as warrant liabilities on the Balance Sheet in accordance with the guidance contained in ASC 815-40.

The warrant liabilities are initially measured at fair value upon the closing of the Initial Public Offering and subsequently re-measured at each reporting period using a Monte-Carlo model. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The Company recognized losses in connection with changes in the fair value of warrant liabilities of $15,491,221 within change in fair value of warrant liabilities in the Statements of Operations during the year ended December 31, 2020.

Note 8—Income Tax

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$5,476,998

Total deferred tax asset	5,476,998
Valuation allowance	(5,476,998)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(5,476,998)
State
Current	$—
Deferred	—
Change in valuation allowance	5,476,998

Income tax provision	$—

As of December 31, 2020, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $5,476,998.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liabilities	(15.0)%
Non-deductible transaction costs	(0.6)%
Change in valuation allowance	(5.4)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 9—Fair Value Measurements

At December 31, 2020, assets held in the Trust Account were comprised of $225,727,721 in money market funds which are invested in U.S. Treasury Securities. Through December 31, 2020, the Company has not withdrawn any interest earned on the Trust Account to pay its franchise and income tax obligations.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
Assets:
Marketable securities held in Trust Account—U.S. Treasury Securities Money Market Fund	$225,727,721	$225,727,721	$—	$—
Liabilities:
Warrant liability—Public Warrants	$20,766,705	$20,766,705	$—	$—
Warrant liability—Private Placement Warrants	$12,833,565	$—	$—	$12,833,565

The Company utilized a Monte Carlo simulation model to value the warrant liabilities that are categorized within Level 1 at the date of the Initial Public Offering and utilizes a Black-Scholes model to value the warrant liabilities that are categorized within Level 3 at each reporting period, with changes in fair value recognized in the Statements of Operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The significant unobservable inputs used in the Monte Carlo simulation model and the Black-Scholes model to measure the warrant liabilities that are categorized within Level 3 of the fair value hierarchy are as follows:

	At October 22, 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$9.50	$10.60
Strike price	$11.50	$11.50
Term (in years)	5.6	5.4
Volatility	23.0%	27.8%
Risk-free rate	0.5%	0.4%
Dividend yield	0.0%	0.0%
Fair value of warrants	$1.03	$1.97

The following table provides a summary of the changes in fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2019	$—	$—	$—
Initial measurement at October 22, 2020	6,180,000	10,100,000	16,280,000
Initial measurement of over-allotment warrants	529,935	1,299,114	1,829,049
Change in valuation inputs or other assumptions	6,123,630	9,367,591	15,491,221

Fair value as of December 31, 2020	$12,833,565	$20,766,705	$33,600,270

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2020.

Note 10—Subsequent Events

Management has evaluated the impact of subsequent events through the date these financial statements were available to be issued. All subsequent events required to be disclosed are included in these financial statements.

On February 8, 2021, we entered into the Business Combination Agreement with Merger Sub and Hyzon, pursuant to which Merger Sub will be merged with and into Hyzon, with Hyzon surviving the Merger as our wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the second quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by our stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions.

In connection with our proposed business combination with Hyzon, certain of our purported stockholders have filed lawsuits alleging breaches of fiduciary duty against the company and its directors related to the proposed business combination and the preliminary proxy statement filed in connection therewith. Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.); Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup., San Mateo Cnty.). We have also received demand letters making similar allegations. We believe that these pending and threatened lawsuits are without merit.

HYZON MOTORS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$47,773	$17,139
Accounts receivable	191	—
Inventory	626	—
Prepaid expenses and other current assets	7,830	848

Total current assets	56,420	17,987
Property, plant, and equipment, net	4,313	418
Right-of-use assets	1,507	1,656
Deferred transaction costs	3,465	732
Restricted cash and other assets	736	212

Total Assets	$66,441	$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$591	$215
Accrued professional fees and other current liabilities	3,622	1,062
Related party payables	1,371	560
Horizon license agreement payable	10,000	—
Contract liabilities	2,905	2,608
Current portion of lease liabilities	434	618

Total current liabilities	18,923	5,063

Long term liabilities
Lease liabilities, net of current portion	1,257	1,181
Convertible debt, net	49,441	—

Total liabilities	$69,621	$6,244

Commitments and contingencies (Note 8)
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value; 150,000,000 shares authorized, 93,815,005 and 93,750,000 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	94	94
Additional paid-in capital	19,522	29,045
Accumulated deficit	(22,418)	(14,271)
Accumulated other comprehensive loss	(54)	(16)

Total Hyzon Motors Inc. stockholders’ equity (deficit)	(2,856)	14,852
Noncontrolling interest	(324)	(91)

Total Stockholders’ Equity (Deficit)	(3,180)	14,761

Total Liabilities and Stockholders’ Equity (Deficit)	$66,441	$21,005

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	For the three Months Ended March 31, 2021 (unaudited)	For the period January 21, 2020 (Inception) - March 31, 2020 (unaudited)
Operating expense:
Research and development	627	45
Selling, general and administrative	3,146	79

Total operating expenses	$3,773	$124

Loss from operations	(3,773)	(124)

Other income (expense):
Foreign currency exchange loss	(28)	—
Interest income	2	—
Interest expense	(4,590)	—

Total other expense	(4,616)	—

Net loss	$(8,389)	$(124)
Net loss attributable to noncontrolling interest	(242)	—

Net loss attributable to Hyzon	(8,147)	(124)

Comprehensive loss:
Net loss	$(8,389)	$(124)
Foreign currency translation adjustment	(29)	—

Comprehensive loss	$(8,418)	(124)

Comprehensive loss attributable to noncontrolling interest	(233)	—

Comprehensive loss attributable to Hyzon	$(8,185)	(124)

Net loss per share attributable to Hyzon:
Basic and diluted	$(.09)	$(.00)

Weighted average common shares outstanding:
Basic and diluted	93,793,115	83,750,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Hyzon Motors Inc. stockholders’ Equity (Deficit)	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of December 31, 2020	93,750,000	$94	29,045	(14,271)	(16)	14,852	(91)	$14,761
Exercise of stock options	65,005	—	187	—	—	187	—	187
Stock-based compensation	—	—	290	—	—	290	—	290
IP transaction – deemed distribution	—	—	(10,000)	—	—	(10,000)	—	(10,000)
Net loss attributable to Hyzon	—	—	—	(8,147)	—	(8,147)	—	(8,147)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(242)	(242)
Foreign currency translation loss	—	—	—	—	(38)	(38)	9	(29)

Balance at March 31, 2021	93,815,005	$94	19,522	(22,418)	(54)	(2,856)	(324)	$(3,180)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FOR THE PERIOD JANUARY 21, 2020 (INCEPTION) TO MARCH 31, 2020

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Hyzon Motors Inc. stockholders’ Equity (Deficit)	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 21, 2020 (inception)	83,750,000	$84	—	—	—	84	—	$84
Net loss attributable to Hyzon	—	—	—	(124)	—	(124)	—	(124)

Balance at March 31, 2020	83,750,000	$84	—	(124)	—	(40)	—	$(40)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended March 31, 2021 (unaudited)	For the period January 21, 2020 (Inception) - March 31, 2020 (unaudited)
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(8,389)	$(124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55	—
Reduction in the carrying amount of right of use assets	74
Stock-based compensation	290	—
Noncash interest expense	4,500	—
Changes in:
Accounts Receivable	(191)	—
Inventory	(626)	—
Prepaid expenses and other current assets	(6,982)	—
Accounts payable	375	—
Accrued expenses and other current liabilities	316	—
Related party payables	811	124
Contract liabilities	297	—

Net cash used in operating activities	(9,470)	—

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,950)	—
Investment in equity securities	(123)	—

Net cash used in investing activities	(4,073)	—

Cash Flows from Financing Activities:
Exercise of stock options	187	—
Payment of finance lease liability	(38)	—
Debt issuance costs	(59)	—
Proceeds from issuance of convertible notes	45,000	—
Deferred transaction costs	(487)	—

Net cash provided by financing activities	44,603	—

Effect of exchange rate changes on cash	(26)	—

Net change in cash and restricted cash	31,034	—
Cash—Beginning	17,139	—

Cash and restricted cash —Ending	$48,173	$—

Supplemental schedule of non-cash investing activities and financing activities:
Transaction costs included in accrued expenses	$2,978	—
Accrual for Horizon license agreement	$10,000	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Hyzon Motors, Inc. (“Hyzon” or “the Company”), headquartered in Honeoye Falls, New York, was incorporated in the State of Delaware on January 21, 2020 as a wholly owned subsidiary of Hymas Pte. Ltd. (“Hymas”). Hymas is a wholly owned subsidiary of Horizon Fuel Cell Technologies (“Horizon”). Hyzon was formed to focus on accelerating the energy transition through the manufacturing and supply of hydrogen fuel cell-powered commercial vehicles across the North American, European, and Australasian regions. Since its inception, the Company has devoted substantially all of its efforts in research and development activities, including recruiting management and technical staff, raising capital, building the infrastructure to support the future production of Hydrogen Fuel Cell trucks and buses and supply of hydrogen fuel cell systems for forklift, truck, bus, aircraft, train, and marine applications, and has not yet generated any revenue.

On October 30, 2020, Hyzon entered into a joint venture agreement (the “JV Agreement”) with Holthausen Clean Technology Investment B.V. (“Holthausen”) (together referred to as the “Shareholders”) to establish a venture in the Netherlands called Hyzon Motors Europe B.V. (“Hyzon Europe”). The Shareholders will combine their resources in accordance with the JV Agreement, with the intention to mass commercialize fuel cell trucks within the European Union and nearby markets such as the United Kingdom, the Nordic countries and Switzerland through Hyzon Europe. Hyzon and Holthausen have 50.5% and 49.5% ownership interest in the equity of Hyzon Europe, respectively.

On February 8, 2021, the Company entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with Decarbonization Plus Acquisition Corporation (“DCRB”) to affect a business combination between DCRB and the Company with the Company surviving the merger and DCRB ceasing to exist. The consummation of the proposed business combination is subject to receipt of the requisite approval of the stockholders of each DCRB and Hyzon and the fulfillment of other closing conditions stated in the Business Combination Agreement.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements and related disclosures have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) pursuant to the requirements and rules of the Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance refers to US GAAP as found in US Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

Principles of Consolidation

The Company’s condensed consolidated financial statements include the accounts of Hyzon Motors, Inc. and our subsidiaries and consolidated affiliates, Hyzon Motors Australia and Hyzon Europe. All intercompany accounts and transactions are eliminated in consolidation. Hyzon Europe has been determined to be a variable-interest entity, and the Company has determined that it is the primary beneficiary, and accordingly, the results are included in the Company’s consolidated financial statements. The 49.5% interest not owned by the Company is accounted for as a noncontrolling interest.

Unaudited Condensed Interim Financial Information

The condensed consolidated balance sheet as of December 31, 2020 was derived from the Company’s audited financial statements but does not include all disclosures required by GAAP. The accompanying unaudited condensed consolidated financial statements as of March 31, 2021 and for the periods ended March 31, 2021 and 2020, have been prepared by the Company, pursuant to the rules and regulations of the SEC, for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the period from inception to December 31, 2020 included in the section entitled “Hyzon Audited Financial Statements” beginning on page F-56 of this prospectus. In the opinion of management, all adjustments, including those of a normal recurring nature necessary for a fair presentation of the Company’s consolidated financial position as of March 31, 2021 and consolidated results of operations for the periods ended March 31, 2021 and 2020 and consolidated cash flows for the periods ended March 31, 2021 and 2020 have been made. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2021. The December 31, 2020 balance sheet information was derived from the audited consolidated financial statements as of that date.

Liquidity

As a startup company with significant growth plans, the Company’s ability to access capital is critical. Management plans to continue to raise capital through a combination of private and public equity, and debt financing. The Company’s ability to access capital when needed is not assured, and if unavailable may require the Company to delay or abandon development programs and/or operations.

In accordance with ASC Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Through March 31, 2021, the Company has funded its operations primarily with cash flows from proceeds from the sale of its common stock and proceeds from issuance of convertible notes. However, the Company has recognized net losses since inception and has an accumulated deficit of $32.4 million as of March 31, 2021.

Following the issuance of convertible notes resulting in $45 million in proceeds (see Note 6), the Company has $47.8 million in unrestricted cash on hand as of March 31, 2021. Management expects that the Company’s cash will be sufficient to meet its liquidity requirements for at least one year from the issuance date of these consolidated financial statements.

Risks and Uncertainties

The Company is subject to a variety of risks and uncertainties common to early stage companies that have not yet commenced principle operations including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and the ability to secure additional capital to fund operations.

NOTE 2: Summary of Significant Accounting Policies

SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are described in Note 2, Summary of Significant Accounting Policies, to the Company’s consolidated annual financial statements for the year ended December 31, 2020.

There have been no material changes to the significant accounting policies during the three-month period ended March 31, 2021 except for the new or updated policies noted.

Restricted Cash

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to a contractual agreement with the landlord of a leased property. The Company has presented restricted cash separately from cash on the consolidated balance sheet as of March 31, 2021. Restricted cash of $400 thousand is related to the Company’s lease in greater Chicago and is included in restricted cash and other assets.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories.

Fair Value Measurements

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

—	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

—

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

—

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

NOTE 3: Revenues

Contract balances

Contract balances relate to the advance consideration received from customers for products and services prior to satisfying a performance obligation or in excess of amounts allocated to a previously satisfied performance obligation. These amounts are included within contact liabilities in the accompanying condensed consolidated balance sheet.

The carrying amount of contract liabilities included in the accompanying condensed consolidated balance sheet was $2.9 million and $2.6 million at March 31, 2021 and December 31, 2020, respectively.

The transaction price associated with remaining performance obligations related to binding orders for commercial vehicles and other contracts with customers was $19.7 million and $10.0 million as of March 31, 2021 and December 31, 2020, respectively. The Company expects to recognize substantially all its remaining performance obligations as revenue over the next 12 months.

NOTE 4: Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at March 31, 2021 and December 31, 2020:

(In thousands)	At March 31, 2021	As December 31, 2020
Deposit for fuel cell components (see Note 10)	5,000	—
Other vehicle inventory deposits	1,336	577
Production equipment deposits	1,236	—
Other current assets	258	271

Total prepaid expenses and other current assets	7,830	848

NOTE 5: Property, Plant, and Equipment

Property, plant, and equipment consisted of the following at March 31, 2021 and December 31, 2020:

(In thousands)	At March 31, 2021	At December 31, 2020
Property, plant & equipment	2,639	243
Software & machinery	1,376	128
Leasehold improvements	286	—
Construction in progress	79	60

	4,380	431
Less: Accumulated depreciation and amortization	(68)	(13)

Property and equipment, net	4,312	418

Depreciation and amortization expense totaled $55 thousand for the fiscal quarter ended March 31, 2021. There was no depreciation and amortization expense for the period ended March 31, 2020.

In January 2021, the Company purchased a facility for $2.3 million in cash. The facility houses certain administrative functions and planned manufacturing of engines and hydrogen fuel cell storage systems.

NOTE 6: Convertible Notes

In February 2021, the Company entered into a Convertible Notes Purchase Agreement with certain investors for the purchase and sale of $45 million in Convertible Notes (the “Convertible Notes”). The Convertible Notes mature on February 1, 2023 and automatically convert to common stock upon the closing of the business combination with DCRB or another similar qualified financing at a ratio based on 90% of the price per share paid by external investors in the Transaction with DCRB or another similar qualified financing.

The Convertible Notes accrue interest at an annual rate of 1% commencing upon issuance and compounding semi-annually on each August 1 and February 1. Interest shall be payable by increasing the principal amount of the Convertible Notes (with such increased amount accruing interest as well) on each interest payment due date.

As the Convertible Notes contain various settlement outcomes, the Company evaluated each scenario for accounting purposes. The conversion features settled at discounts upon certain financing events were determined to be redemption features and were evaluated as embedded derivatives and bifurcated from the Convertible Notes due to the substantial premium to be paid upon redemption. At issuance, option-based features were determined to have a de minimis fair value, and non-option-based features were bifurcated assuming the issuance fair value was zero. Changes in the derivative liability fair values are reported in operating results each reporting period.

As of March 31, 2021, the Company valued the bifurcated embedded derivative associated with the automatic conversion triggered by the business combination with DCRB at $4.5 million, based on the probability weighted average of possible outcomes related to the feature (a Level 3 input). Based on the inclusion of the bifurcated embedded derivative in the carrying value of convertible notes payable, the Company has determined that the carrying value of the notes approximates fair value as of March 31, 2021.

During the three months ended March 31, 2021, the Company recorded $69 thousand of interest expense related to the stated interest for the Convertible Notes and $4.5 million related to the change in the value of the bifurcated embedded derivative within interest expense.

NOTE 7: Income Taxes

The Company did not record a provision for income taxes for the three months ended March 31, 2021 because it expects to generate a loss for the year ending December 31, 2021 and the Company’s net deferred tax assets continue to be fully offset by a valuation allowance.

As of March 31, 2021, and December 31, 2020, the Company had deferred tax assets of approximately $6.9 million and $3.1 million, respectively, each of which was fully offset by a valuation allowance. During the periods ended March 31, 2021 and 2020, the Company did not record an income tax benefit (expense) as a result of the full valuation allowances recorded against its deferred tax assets.

There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its positions.

NOTE 8: Commitments and Contingencies

Legal Proceedings

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company as of March 31, 2021.

NOTE 9: Stock Compensation

During the period ended March 31, 2021, the Company granted 76,000 stock options with a weighted average grant date fair value of $2.98 per share and vest over five years. In addition, 65,005 options were exercised resulting in proceeds of $187 thousand, and 6,000 options were forfeited during the period ended March 31, 2021. There was no option activity in the prior period ended March 31, 2020. The Company granted 492,000 restricted stock units during the quarter ended March 31, 2021. These restricted stock units have a weighted average grant date fair value of $7.67 per share and vest over a period ranging from four to five years. The Company did not grant restricted stock units in the period ended March 31, 2020.

As of March 31, 2021, there were 11,377,500 options with a weighted average exercise value of $2.01, and 492,000 restricted stock units outstanding. There were no stock options or restricted stock units outstanding as of March 31, 2020. The Company recognized stock-based compensation costs of $290 thousand during the period ended March 31, 2021 related to the vesting of stock options and restricted stock units granted in the current and prior periods.

NOTE 10: Related Party Transactions

Horizon License Agreement

In January 2021, the Company entered into an intellectual property agreement (the “Horizon IP Agreement”) with Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) both of which are affiliates of the Company’s ultimate parent, Horizon. Under the Horizon IP Agreement, JS Horizon assigned to the Company a joint ownership interest in certain intellectual property rights previously developed by JS Horizon (“Background IP”), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP. Under that agreement, the Company also grants JS Horizon a perpetual non-exclusive license under certain provisional patent applications (and any patents issuing therefrom), as well as improvements thereto.

The Horizon IP Agreement revised and clarified the intellectual property arrangements existing as of the Company’s inception, as set forth under two previous agreements. Under a License Agreement made effective at the time of the Company’s inception (the “License Agreement”), the Company received an exclusive license under certain of the Background IP. That agreement was later terminated and replaced with a Partial Assignment Agreement of Fuel Cell Technology, dated November 19, 2020 (the “Partial Assignment Agreement”), which contemplated a joint ownership structure with respect to certain of the Background IP similar to the structure set forth under the now existing Horizon IP Agreement. Both the original License Agreement and Partial Assignment Agreement have been superseded by the Horizon IP Agreement.

Under the terms of the Horizon IP Agreement, the Company will pay Horizon fixed payments of $10 million in 2021 as consideration for the rights it receives under the Background IP and improvements thereto, which is recorded as a liability at March 31, 2021. Because the Company is under common control with Horizon and JS Horizon, the cost of the intellectual property transferred should equal the historical cost of the Company’s ultimate parent, Horizon. Due to the creation of the Background IP through research and development over a long period of time, the historical cost of the intellectual property acquired is zero. As such, no asset was recorded for the Background IP on the Company’s balance sheet. The difference between the fixed amounts payable to JS Horizon and the historical cost are treated as a deemed distribution to Horizon, given the common control.

Related Party Accounts Payable

Horizon Fuel Cell Technologies and Related Subsidiaries

Hyzon utilizes Horizon Fuel Cell Technologies to supply certain fuel cell components. During the three months ended March 31, 2021, the Company made a deposit payment to Horizon in the amount of $5 million to secure fuel cell components. This payment is included in prepaid expenses as none of the components have yet been received.

Certain employees of Horizon and its affiliates provide services to the Company. Based on an analysis of the compensation costs incurred by Horizon and an estimate of the proportion of effort spent by such employees on each entity, an allocation of approximately $93 thousand and $124 thousand was recorded in the Company’s consolidated statement of operations and comprehensive loss related to such services for the three month period ended March 31, 2021 and from inception (January 21, 2020) through March 31, 2020, respectively. While the Company routinely settles intercompany activity in cash, the related party liability to Horizon and affiliates is $1.0 million as of March 31, 2021.

Holthausen

The Company entered into a joint venture agreement to create Hyzon Europe with Holthausen. Holthausen funded various setup costs including legal fees, and vehicle design work before the joint venture agreement was signed on October 30, 2020. The Company has a related party payable in the amount of $322 thousand due to Holthausen for its share of expenses related to Hyzon Europe, which were paid for by Holthausen.

NOTE 11: Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results by the different operating segments. As of March 31, 2021, the Company is composed of three operating segments representing its operations in the U.S., Australia and Europe. Based on the limited nature of the Australia and Europe operating segments for the period, the Company has determined that only the U.S. qualifies as a reportable segment as defined by ASC Topic 280.

NOTE 12: Net Loss per Share

The Company computes basic net loss per share using net loss attributable to Hyzon common stockholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive. The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the periods ended March 31, 2021 and 2020 (in thousands, except share and per share data):

	For the three months ended March 31, 2021	For the period January 21, 2020 (Inception) - March 31, 2020
Net loss attributable to Hyzon	$(8,147)	$(124)
Weighted average shares outstanding	93,793,115	83,750,000

Earnings per common share – basic and diluted	$(0.09)	$(0.00)

For the period ended March 31, 2021 the effect of dilutive securities, including stock options and restricted stock units were excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the period and their inclusion would be antidilutive. Anti-dilutive securities excluded were approximately 11.9 million shares. There were no potentially dilutive securities for the period ended March 31, 2020.

NOTE 13: Subsequent Events

Management has evaluated subsequent events through June 3, 2021, which is the date which the condensed consolidated financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Hyzon Motors Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Hyzon Motors Inc. and subsidiaries (the Company) as of December 31, 2020, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the period from January 21, 2020 (inception) to December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 21, 2020 (inception) to December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2020.

Rochester, New York

March 17, 2021

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2020

(in thousands, except share and per share data)

ASSETS
Current assets:
Cash	$17,139
Prepaid expenses and other current assets	848

Total current assets	17,987
Property and equipment, net	418
Right-of-use assets	1,656
Deferred transaction costs	732
Other assets	212

Total assets	$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215
Accrued professional fees and other current liabilities	1,062
Related party payables	560
Contract liabilities	2,608
Current portion of lease liabilities	618

Total current liabilities	5,063
Lease liabilities, net of current portion	1,181

Total liabilities	$6,244

Commitments and contingencies (Note 9)

Stockholders’ equity
Common stock, $0.001 par value; 150,000,000 shares authorized, 93,750,000 shares issued and outstanding	$94
Additional paid-in capital	29,045
Accumulated deficit	(14,271)
Accumulated other comprehensive loss	(16)

Total Hyzon Motors Inc. stockholders’ equity	14,852

Noncontrolling interest	(91)

Total stockholders’ equity	14,761

Total liabilities and stockholders’ equity	$21,005

The accompanying notes are an integral part of these consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD JANUARY 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

(in thousands, except share and per share data)

Operating expenses:
Research and development	$1,446
Selling, general, and administrative	12,785

Total operating expenses	$14,231

Loss from operations	$(14,231)

Other expense:
Loss on consolidation of variable interest entity	(100)
Interest expense	(37)
Foreign currency loss, net	(8)

Total other expense	$(145)

Net loss	$(14,376)

Net loss attributable to noncontrolling interest	(105)

Net loss attributable to Hyzon	$(14,271)

Comprehensive loss:
Net loss	$(14,376)

Foreign currency translation adjustment	(20)

Comprehensive loss	$(14,396)

Comprehensive loss attributable to noncontrolling interest	(109)

Comprehensive loss attributable to Hyzon	$(14,287)

Net loss per share attributable to Hyzon:
Basic and diluted	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	86,145,594

The accompanying notes are an integral part of these consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD JANUARY 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Hyzon Motors Inc. stockholders’ equity	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount
Issuance of common stock upon inception	83,750,000	$84	—	—	—	84	—	84
Issuance of common stock,
net of issuance costs of $1,024	9,750,000	10	18,466	—	—	18,476	—	18,476
Conversion of convertible notes	250,000	—	500	—	—	500	—	500
Stock-based compensation	—	—	10,079	—	—	10,079	—	10,079
Noncontrolling interest capital contribution	—	—	—	—	—	—	18	18
Net loss attributable to Hyzon	—	—	—	(14,271)	—	(14,271)	—	(14,271)
Net loss attributable to
noncontrolling interest	—	—	—	—	—	—	(105)	(105)
Foreign currency translation loss	—	—	—	—	(16)	(16)	(4)	(20)

Balance at December 31, 2020	93,750,000	$94	29,045	(14,271)	(16)	14,852	(91)	14,761

The accompanying notes are an integral part of these consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

(in thousands)

Cash Flows from Operating Activities:
Net loss	$(14,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13
Reduction in the carrying amount of right of use assets	172
Stock-based compensation	9,983
Noncash lease expense	5
Changes in:
Prepaid expenses and other current assets	(824)
Accounts payable	215
Accrued expenses and other current liabilities	467
Related party payables	560
Contract liabilities	2,608

Net cash used in operating activities	(1,177)

Cash flows from investing activities:
Purchases of property and equipment	(431)
Investment in equity securities	(122)

Net cash used in investing activities	(553)

Cash flows from financing activities:
Proceeds from issuance of common stock	19,584
Common stock issuance transaction costs	(1,024)
Payment of finance lease liability	(29)
Proceeds from issuance of convertible notes	500
Deferred transaction costs	(137)

Net cash provided by financing activities	18,894

Effect of exchange rate changes on cash	(25)

Increase in cash	17,139

Cash, date of inception	—

Cash, end of period	$17,139

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Hyzon Motors Inc. (“Hyzon” or “the Company”), headquartered in Rochester, New York, was incorporated in the State of Delaware on January 21, 2020 as a wholly owned subsidiary of Hymas Pte. Ltd. (“Hymas”). Hymas is a wholly owned subsidiary of Horizon Fuel Cell Technologies (“Horizon”). Hyzon was formed to focus on accelerating the energy transition through the manufacturing and supply of hydrogen fuel cell-powered commercial vehicles across the North American, European, and Australasian regions. Since its inception, the Company has devoted substantially all of its efforts in research and development activities, including recruiting management and technical staff, raising capital, building the infrastructure to support the future production of Hydrogen Fuel Cell trucks and buses and supply of hydrogen fuel cell systems for forklift, truck, bus, aircraft, train, and marine applications, and has not yet generated any revenue.

On October 30, 2020, Hyzon entered into a joint venture agreement (the “JV Agreement”) with Holthausen Clean Technology Investment B.V. (“Holthausen”) (together referred to as the “Shareholders”) to establish a venture in the Netherlands called Hyzon Motors Europe B.V. (“Hyzon Europe”). The Shareholders will combine their resources in accordance with the JV Agreement, with the intention to mass commercialize fuel cell trucks within the European Union and nearby markets such as the United Kingdom, the Nordic countries and Switzerland through Hyzon Europe. Hyzon and Holthausen have 50.5% and 49.5% ownership interest in the equity of Hyzon Europe, respectively.

As described in further detail in Note 14, on February 8, 2021, the Company entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with Decarbonization Plus Acquisition Corporation (“DCRB”) to affect a business combination between DCRB and the Company with the Company surviving the merger and DCRB ceasing to exist. The consummation of the proposed business combination is subject to receipt of the requisite approval of the stockholders of each DCRB and Hyzon and the fulfillment of other closing conditions stated in the Business Combination Agreement.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance refers to US GAAP as found in US Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of Hyzon Motors Inc. and our subsidiaries and consolidated affiliates, Hyzon Motors Australia and Hyzon Europe. All intercompany accounts and transactions are eliminated in consolidation. Hyzon Europe has been determined to be a variable-interest entity, and the Company has determined that it is the primary beneficiary, and accordingly, the results are included in the Company’s consolidated financial statements. The 49.5% interest not owned by the Company is accounted for as a noncontrolling interest.

Liquidity

As a startup company with significant growth plans, the Company’s ability to access capital is critical. Management plans to raise capital through a combination of private and public equity, and debt financing. The Company’s ability to access capital when needed is not assured, and if unavailable may require the Company to delay or abandon development programs and/or operations.

In accordance with ASC Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Through December 31, 2020, the Company has funded its operations primarily with cash flows from proceeds from the sale of its common stock and proceeds from issuance of convertible notes. However, the Company recognized a net loss of $14.4 million for the period from January 21, 2020 (date of inception) to December 31, 2020 and has an accumulated deficit of $14.3 million as of December 31, 2020.

As described in further detail in Note 14, in February 2021, the Company issued convertible notes to an investor and received $45 million in proceeds. Management expects that the Company’s cash will be sufficient to meet its liquidity requirements for at least one year from the issuance date of these consolidated financial statements.

Risks and Uncertainties

The Company is subject to a variety of risks and uncertainties common to early stage companies that have not yet commenced principle operations including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and the ability to secure additional capital to fund operations.

NOTE 2: Summary of Significant Accounting Policies

Revenue

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”). Revenue is measured based on the transaction price specified in a contract with a customer, subject to the allocation of the transaction price to distinct performance obligations. The Company recognizes revenue when it satisfies a performance obligation by transferring control of product or service to a customer.

The Company accounts for each distinct performance obligation within its arrangements as a distinct unit of account if the items under the performance obligation have value to the customer on a standalone basis. The Company considers a performance obligation to be distinct and have a standalone value if the customer can benefit from the good or service either on its own or together with other resources readily available to the customer and the Company’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract. The Company allocates revenue to each distinct performance obligation based on relative standalone selling prices.

Payment terms for sales of vehicles and fuel cell systems to customers to date have included certain installments to fund working capital requirements. The Company does not adjust the transaction price for a significant financing component when the performance obligation is expected to be fulfilled within a year as the amount is not material. The Company does not include a right of return on its products other than rights related to standard warranty provisions that permit repair or replacement of defective goods.

The Company is still in pre-revenue stage but has entered into certain contracts to manufacture heavy duty fuel cell trucks and buses and standalone fuel cell systems for mobility applications. As of December 31, 2020, substantive work has not commenced on these contracts but certain payments have been received during 2020. Revenue in these cases has been deferred as the relevant performance obligations under the arrangements have not been met, as further disclosed in Note 3, which includes further details on contract liabilities.

Nature of goods and services

The following is a description of principal activities from which the Company expects to generate future revenue.

(i)	Sales of Fuel Cell Vehicles

The Company plans to offer products in four distinct categories of fuel cell vehicles: Heavy Truck, Medium Truck, Delivery Truck/Van, and City Bus. To set pricing, the Company considers comparable vehicle pricing, the cost of diesel fuel in local markets, available government incentives, and material and labor costs. Revenue is generally expected to be recognized at a point in time when transfer of control occurs, which is expected to occur when vehicles are delivered to the customer.

(ii)	Sales of Fuel Cell Systems

Anticipated revenue from fuel cell systems will be generated from sales to customers who desire to install the Company’s fuel cell engines into their own applications. These applications may range in a variety of forms including vehicle, train, aircraft, and marine.

Pricing is determined through analysis of material cost and analysis of development work required to fit the customer’s application. Since each application is unique, pricing can vary considerably depending on customer requirements.

Similar to the Company’s vehicle sales, revenue is generally expected to be recognized at a point in time when control transfers to the customer at the time of system delivery. However, the criteria for recognizing revenue over time under ASC Topic 606 will be analyzed for each contract depending on specific terms and conditions of each arrangement.

Contract costs

The Company recognizes the incremental costs of obtaining contracts, including commissions, as an expense when incurred as the contractual period of our arrangements are expected to be one year or less.

Leases

The Company is a lessee in a noncancelable finance lease for its headquarters and certain research and development space and a noncancelable operating lease for Hyzon Europe’s office, warehouse, and production space.

The Company accounts for leases in accordance with ASC Topic 842, Leases (“ASC Topic 842”). The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right of use (ROU) asset and a lease liability (i.e. finance obligation) at the lease commencement date. For operating and finance leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date and is subsequently measured at amortized cost using the effective interest method.

Under ASC Topic 842, arrangements meeting the definition of a lease are classified as operating or financing leases. For finance leases, lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset results in straight-line rent expense over the lease term.

ASC Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

The lease term for all of the Company’s leases includes the noncancelable period of the lease, plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

Lease payments included in the measurement of the lease liability comprise fixed payments, and the exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component. Variable lease costs are expensed as incurred and are based on facility overhead charges paid to the Company’s lessors. The Company has elected not to recognize leases with original lease terms of 12 months or less (short-term leases) on the Company’s consolidated balance sheet.

Cash

Cash includes cash held in banks. The Company deposits its cash with high credit quality institutions to minimize credit risk exposure.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Repair and maintenance costs are expensed as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation and amortization are eliminated from the balance sheet accounts at the time of disposal and resulting gains and losses are included as a component of operating income. Depreciation is recorded on a straight-line basis over the following estimated useful lives.

Office and Lab Equipment	3 - 10 years
Vehicles	5 years

Investment in Equity Securities

The Company owns common shares, participation rights, and options to purchase additional common shares in a certain private company. The Company does not have control and does not have the ability to exercise significant influence over operating and financial policies of this entity. The investment does not have a readily determinable fair value and thus the investment is measured at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment. The Company’s investment totaled $122 thousand at December 31, 2020, which is included in other assets in the consolidated balance sheet. No impairment of the investment, or adjustments for observable transactions were recorded during the period from January 21, 2020 (date of inception) to December 31, 2020.

Fair Value Measurements

Financial assets and liabilities are categorized, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities and lowest priority to unobservable inputs. Observable market data, when available, is required to be used in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

The Company’s financial assets and liabilities include cash, accounts payable, and accrued expenses. The carrying amount of the Company’s financial assets and liabilities approximate fair value.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the assets from expected undiscounted future cash flows from operations. An impairment charge would be recognized equal to the amount by which the carrying amount exceeds the estimated fair value of the asset. The Company did not record any impairment loss during the period from January 21, 2020 (date of inception) to December 31, 2020.

Deferred Transaction Costs

The Company capitalizes deferred transaction costs, which consist of direct, incremental legal, professional, accounting and other third-party fees relating to the anticipated business combination with DCRB. The deferred transaction costs will be offset against proceeds upon the consummation of the business combination. Should the planned business combination be abandoned, the deferred transaction costs will be expensed immediately as a charge to operating expenses in the consolidated statement of operations and comprehensive loss.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740, Income Taxes (“ASC Topic 740”), which clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statement of operations and comprehensive loss.

Foreign Currency Translation and Transactions

The determination of the functional currency for the Company’s foreign subsidiaries is made based on the appropriate economic factors. The functional currency of foreign subsidiaries is the Australian Dollar (AUD) for Hyzon Motors Australia and the Euro (EUR) for Hyzon Europe. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate for the period. The resulting translation adjustments are recognized as a component of accumulated other comprehensive loss.

For all transactions denominated in a currency other than a subsidiary’s functional currency, exchange rate gains and losses are included in income for the period in which the exchange rates changed. Net losses of $9 thousand for foreign currency transaction activity were recorded for the period from January 21, 2020 (date of inception) to December 31, 2020. These amounts were recorded in other expense in the consolidated statement of operations and comprehensive loss.

Stock Based Compensation

Employees

The Company recognizes the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. Share-based compensation expense is generally recognized on a straight-line basis over the service period, which is generally the vesting period of the award. The Company recognizes stock-based compensation cost and reverses previously recognized costs for unvested options in the period forfeitures occur. The Company determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the fair value of common stock, expected price volatility of common stock, expected term, risk-free interest rates, and expected dividend yield.

Non-Employees

The Company recognizes the cost of share-based awards granted to non-employees based on grant-date fair value as determined by the Black-Scholes option pricing model. The Company believes that the fair value of the stock options is more reliably measured than the fair value of the services received. Compensation expense is recognized as services are performed and vesting conditions are met.

Research and Development

Costs related to research and development activities by the Company are expensed as incurred.

Selling, General and Administrative Expense

Selling, general, and administrative expense consist of personnel costs, depreciation and amortization, travel, and marketing costs. These costs are recognized when incurred.

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in AUD or EUR to USD is reported in other comprehensive loss in the consolidated statement of operations and comprehensive loss.

Variable Interest Entity

The Company analyzes its variable interests, including loans, guarantees, and equity investments, to determine if the Company has any variable interests in variable interest entities. This analysis includes both qualitative and quantitative reviews. Qualitative analysis is based on an evaluation of the design of the entity, its organizational structure including decision making ability, and financial agreements. Quantitative analysis is based on the entity’s forecasted cash flows. US GAAP requires a reporting entity to consolidate a variable interest entity when the reporting entity has a variable interest that provides it with a controlling financial interest in the variable interest entity. The entity that consolidates a variable interest entity is referred to as the primary beneficiary of that variable interest entity. The Company uses qualitative and quantitative analyses to determine if it is the primary beneficiary of variable interest entities.

The Company has an equity investment in Hyzon Europe, which was determined to be a variable interest entity. The Company determined that it is the primary beneficiary of Hyzon Europe because it serves as the manager of the Hyzon Europe ’s operations, for which it owns 50.5%, thereby giving the Company the power to direct activities of the Hyzon Europe that most significantly impact its economic performance. The Company also has exposure to the losses of the entity and the right to receive benefits from the entity that could potentially be significant to the entity as a result of its equity interest. As a result, the results of operations of Hyzon Europe are included in the Company’s consolidated results of operations. The noncontrolling interest represents Holthausen’s ownership interest in Hyzon Europe.

At December 31, 2020, the carrying amount of assets included in the accompanying consolidated balance sheet relative to this variable interest entity were $983 thousand. Further, at December 31, 2020, the carrying amount of liabilities included in the accompanying consolidated balance sheet relating to this variable interest entity were $1.2 million. While the Company has no contractual obligation to do so, it may voluntarily elect to provide the entity with additional direct or indirect financial support based on its business objectives. The creditors of Hyzon Europe do not have general recourse to credit of the Company. Upon formation of Hyzon Europe, the Company recognized a loss on consolidation of $100 thousand primarily related to initial design work and other costs incurred by Holthausen prior to the formation of Hyzon Europe which was reimbursable to Holthausen. The loss is included in other expense in the accompanying consolidated statement of operations and comprehensive loss.

Net Loss Per Share

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to shareholders by the weighted average number of common shares outstanding during the reporting period.

Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of stock options.

Use of Estimates

The consolidated financial statements of the Company have been prepared in conformity with US GAAP, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3: Revenues

Contract balances

Contract balances relate to the advance consideration received from customers for products and services prior to satisfying a performance obligation or in excess of amounts allocated to a previously satisfied performance obligation. These amounts are included within contact liabilities in the accompanying consolidated balance sheet.

Significant changes in the contract liabilities balances during the period from January 21, 2020 (date of inception) through December 31, 2020 are as follows:

Contract liabilities

In thousands
Contract liability at January 21, 2020 (date of inception)	$—
Increases due to cash received	2,608

Net change in contract liabilities	$2,608

Remaining performance obligations

The transaction price associated with remaining performance obligations as of December 31, 2020 is $10.0 million. The Company expects to recognize substantially all of its remaining performance obligations as revenue over the next twelve months.

NOTE 4: Property and Equipment

Property and equipment consisted of the following at December 31, 2020:

In thousands
Office equipment	$79
Vehicles	243
Lab equipment	49
Construction in progress	60

431
Less: Accumulated depreciation and amortization	(13)

Property and equipment, net	$418

Depreciation and amortization expense totaled $13 thousand for the period from January 21, 2020 (date of inception) to December 31, 2020.

NOTE 5: Convertible Notes

On August 24, 2020, Hyzon entered into two Convertible Note Purchase Agreements (the “Agreements”), each with a separate purchaser. Each agreement authorized the issuance and sale of convertible promissory notes (the “Notes”). The Notes issued on August 24, 2020 had a combined principal amount of $500 thousand and each bore an interest rate of 10%, payable semi-annually in cash or in the form of the Notes. The Notes were set to mature one year after the issuance date (i.e. August 24, 2021), unless converted at a prior date.

Upon the consummation of an initial closing of a Qualified Financing, as defined, the Notes are convertible into a variable number of shares of the series or class of capital stock sold in the Qualified Financing equal to the par value of the Notes, either automatically or at the option of the Company. A Qualified Financing is defined as a private round of equity financing consummated by the Company resulting in aggregate proceeds of at least $10 million including the aggregate principal balance of the Notes as converted, with a minimum pre-money valuation equal to at least $175 million.

On October 19, 2020 the Company closed a Qualified Financing and the Notes were converted into 250,000 common shares, as more fully described in Note 7.

NOTE 6: Capital Structure

The Company has one class of common stock, par value $0.001 per share. As of December 31, 2020, the Company had authorized 150,000,000 shares of common stock. The holders of common stock are entitled to one vote per common share. As of December 31, 2020, there were 93,750,000 shares of common stock issued and outstanding.

On September 16, 2020, Hyzon entered into a purchase agreement (“Purchase Agreement”) with the purchasers named therein (collectively the “Purchasers”) to sell up to 10,000,000 common shares (“Round A Transaction”). The Round A Transaction closed on various dates between October 7, 2020 and November 12, 2020. The Company raised $20 million and issued 10,000,000 common shares upon the close of the Round A Transaction. The Company incurred $1.0 million in costs that were both direct and incremental to the issuance of these common shares, which has been recorded as a reduction of the proceeds received in additional paid-in capital. The Company also granted 274,000 equity instruments with an estimated fair value of approximately $309 thousand to certain individuals as compensation for facilitating the Round A Transaction which was recorded within additional paid-in capital.

On July 27, 2020, Hyzon entered into an agreement (the “Option Agreement”) with Ascent Funds Management LLC (“Ascent”) to induce Ascent to make an initial purchase of $3 million of Hyzon common stock as part of a subscription in the Round A Transaction by granting Ascent an option to purchase up to 4.6 million shares of Hyzon common stock at an exercise price of $2.73 per share. The option expires at the earlier of the nine-month anniversary of the final closing of the Round A Transaction or the three-month anniversary of the closing of the business combination with DCRB or another similar qualified financing and remains outstanding at December 31, 2020. The Option Agreement does not meet any of the liability classification criteria and accordingly is classified in equity, and not subsequently remeasured.

NOTE 7: Stock Compensation

Stock Option Plan

The Company has adopted a Stock Incentive Plan (the Plan) pursuant to which both incentive and non-qualified options for its common stock may be granted to employees, directors and consultants of the Company. At

December 31, 2020, there were 16,250,000 reserved shares of common stock subject to the Plan. Shares of common stock issued under the Plan may be either authorized but unissued shares or reacquired common stock of the Company. Under the Plan, the exercise period of options is determined when granted, and options expire no later than fifteen years from the date of grant, subject to terms and limitations relative to termination of service and ownership percentages of the voting power of all classes of the Company’s stock.

On November 12, 2020, 6,250,000 options were granted to a certain employee which vest in two equal tranches and have a contractual term of 15 years. The first tranche vested on the grant date, are immediately exercisable, have an exercise price of $2.00 per share, and resulted in $4.9 million of compensation expense during 2020. The second tranche contains performance and market conditions for vesting which require an exit event of Horizon at escalating minimum equity values each year, within six years. The exercise price for the second tranche is initially $2.00 per share but increases by $1.00 per share each year during which the award remains outstanding. The fair value of the second tranche was estimated as of the grant date using a Monte Carlo simulation with key assumptions beyond those typical of option pricing models described below including the probability of achieving a Horizon exit at the required valuation in each year of the six year period. The grant date fair value of the second tranche is estimated to be $1.2 million which may or may not be recognized in the future depending on the outcome the conditions for vesting.

Additionally, on November 12, 2020, 3,125,000 options were granted to a certain employee which have a contractual term of 15 years, are immediately exercisable, and have an exercise price of $2.00 per share. Half of this award is subject to a two-year transferability restriction for the underlying shares of common stock, which resulted in a discount on the fair value of common stock assumption used in the determination of the fair value of this portion of the award. The grant date fair value of this award was determined using a Black Scholes option pricing model and resulted in $4.5 million of compensation expense during the period.

For the awards described above which vested immediately, the following table discloses the assumptions utilized in the Black Scholes option pricing model:

Expected volatility	90%
Expected dividend	$0.00
Weighted average expected term (in years)	7.5
Risk-free rate	.68%

For all other employees, option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of the grant. The awards generally have a five-year contractual term. The option period and provisions for each option granted are determined at the time of the grant, but generally vest a portion on the date of grant and then ratably each anniversary after issuance over a 5-year period of continuous service.

The fair value of these stock option awards are estimated as of the grant date using an Black Scholes option-pricing model and the following assumptions: a risk-free interest rate based on the U.S. Treasury yield curve at the date of grant; an expected or contractual term; and expected volatility based on an evaluation of comparable public companies’ measures of volatility. The Company does not anticipate declaring dividends on common shares now or in the near future and has therefore assumed no dividend rate.

The following table discloses the assumptions, or range of assumptions, utilized for stock options granted during the period from January 21, 2020 (date of inception) to December 31, 2020:

Expected volatility	90%
Expected dividend	$0.00
Weighted average expected term (in years)	.4-5.0
Risk-free rate	.1-.4%

The Company also granted equity awards to non-employee contractors during the period, which resulted in the recognition of $67 thousand of compensation expense during 2020. Additionally, there was a non-employee award granted which contains a performance condition that, if achieved, would result in the vesting of 100,000 options and $254 thousand of compensation expense.

The grant-date fair value of all stock options granted in 2020 under the methods and assumptions described above totaled $13.3 million with a weighted average grant date fair value of $1.17 per option. The Company recognized stock-based compensation costs totaling $10 million during the period from January 21, 2020 (date of inception) to December 31, 2020, related to its issued stock options.

As of December 31, 2020, there was $3.0 million of total unrecognized compensation cost, related to the non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of approximately 5 years.

Aggregate stock options outstanding at December 31, 2020 had an aggregate intrinsic value of $27.7 million.

The following table summarizes the changes in options during the period from January 21, 2020 (date of inception) to December 31, 2020:

	Number of Options	Weighted Average Exercise Price	Range of Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding as of January 21, 2020	—	—	—
Granted	11,372,505	$2.01	2.00-2.73	9.0
Exercised	—	—		—
Forfeited	—	—		—

Outstanding as of December 31, 2020	11,372,505	$2.01	2.00-2.73	9.0

Exercisable as of December 31, 2020	7,040,670	$2.01	2.00-2.73	7.0

NOTE 8: Income Taxes

There was no provision for income taxes required for the period January 21, 2020 (date of inception) to December 31, 2020. A reconciliation of the expected income tax expense (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

Federal tax at a statutory rate	21.0%
Earnings taxed at other than Federal statutory rate	0.3
Change in valuation allowance	(21.3)

Income tax provision	0.0%

Deferred income tax assets and liabilities resulting from temporary differences are summarized as follows:

In thousands
Deferred income tax assets:
Net operating loss carryforward	$931
Stock based compensation	2,097
Lease liabilities	378

Deferred income tax assets—total	3,406

Deferred income tax liabilities:
Property and equipment	(4)
Right of use assets	(348)
Deferred income tax liabilities—total	(352)
Less: Valuation allowance	3,054

Deferred income taxes, net	$—

At December 31, 2020, the Company had U.S. Federal and Foreign net operating loss carryforwards (NOLs) of $3.8 million and $512 thousand, respectively, to be used to offset future taxable income. The entire $3.8 million of U.S Federal losses and $299 thousand of Foreign losses can be carried forward indefinitely; the remaining $213 thousand of Foreign losses expire in 2026.

In assessing the realizability of deferred tax assets, management considers, within each taxing jurisdiction, whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the consideration of the weight of both positive and negative evidence, management has determined it is more likely than not that the deferred tax assets as of December 31, 2020 will not be realized. As such, a valuation allowance has been provided.

Under the provisions of Section 382 of the Internal Revenue Code (“IRC”), net operating loss and credit carryforwards and other tax attributes may be subject to limitation if there has been a significant change in ownership of the Company, as defined by the IRC. Future equity shifts could result in limitations on net operating loss carryforwards.

NOTE 9: Commitments and Contingencies

Legal Proceedings

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company as of December 31, 2020.

NOTE 10: Leases

In May 2020, the Company entered into a lease agreement for a headquarters and R&D facility in Honeoye Falls, NY. The non-cancelable term of the lease is 3 years and it was determined to be a finance lease.

In November 2020, Hyzon Europe entered into a lease agreement for a warehouse and office space in the Netherlands. The non-cancelable term of the lease is 5 years and it was determined to be an operating lease.

The components of the lease expense for the period from inception (January 21, 2020) to December 31, 2020 are as follows:

In thousands
Operating lease cost	19
Variable lease cost	30
Finance lease cost:
Amortization of right-of-use assets	172
Interest on lease liabilities	35

Total lease cost	256

Supplemental cash flow information related to leases for the period from inception (January 21, 2020) to December 31, 2020 was as follows:

In thousands
Cash paid for amount included in the measurement of lease liabilities:
Operating cash flows from operating leases	$19
Operating cash flows from finance leases	$35
Financing cash flows from finance leases	$29

In thousands
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases	$780
Finance leases	$886

Supplemental balance sheet information related to leases as of December 31, 2020 was as follows:

Operating leases:
Operating lease right-of-use assets	$942
Operating lease liabilities	$(942)

Finance leases:
Finance lease right-of-use assets	$713
Finance lease liabilities	$(857)

Weighted average remaining lease term:
Operating leases	4.9 years
Finance leases	2.4 years

Weighted average discount rate:
Operating leases	7.1%
Finance leases	6.9%

Maturities of lease liabilities are as follows:

Year Ending December 31,	Operating Leases	Finance Leases
2021	226	256
2022	226	448
2023	226	240
2024	226	—
2025 and thereafter	205	—

Total minimum lease payments	1,109	944

Less: imputed interest	(167)	(87)

Total lease liabilities	942	857

NOTE 11: Related Party Transactions

Horizon IP Agreement

In January 2021, the Company entered into the Horizon IP Agreement with JS Horizon, part of the Horizon group of Companies, pursuant to which each of Hyzon and JS Horizon conveys to the other certain rights in intellectual property relating to Hyzon’s core fuel cell and mobility product technologies, and under which the Company will pay Horizon two fixed payments in 2021 totaling $10 million.

Related Party Accounts Payable

Horizon Fuel Cell Technologies and Related Subsidiaries

During 2020, certain employees of Horizon and its affiliates provided services to the Company. Based on an analysis of the compensation costs incurred by Horizon and an estimate of the proportion of effort spent by such employees on each entity, an allocation of approximately $518 thousand was recorded in the Company’s consolidated statement of operations and comprehensive loss related to such services. Additionally, there was routine intercompany activity, including funding for operations of the Company provided by Horizon until the Round A fundraising was completed. While some of this intercompany activity has been settled in cash, the remaining related party liability to Horizon and affiliates is $372 thousand as of December 31, 2020.

Holthausen

The Company entered into a joint venture agreement to create Hyzon Europe with Holthausen. Holthausen funded various setup costs including legal fees, and vehicle design work before the joint venture agreement was signed on October 30, 2020. The Company has recorded a related party payable of $187 thousand due to Holthausen for its share of expenses related to Hyzon Europe, which were paid for by Holthausen.

NOTE 12: Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results by the different operating segments. As of December 31, 2020, the Company is composed of three operating segments representing its operations in the U.S., Australia and Europe. Based on the limited nature of the Australia and Europe operating segments for the period, the Company has determined that only the U.S. qualifies as a reportable segment as defined by ASC Topic 280.

NOTE 13: Net Loss per Share

The Company computes basic net loss per share using net loss attributable to Hyzon common stockholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive. The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the period from January 21, 2020 (date of inception) to December 31, 2020 (in thousands, except share and per share data):

Net loss attributable to Hyzon	(14,271)
Weighted average shares outstanding	86,145,594

Earnings per common share—basic and diluted	(0.17)

For the period January 21, 2020 (date of inception) to December 31, 2020 the effect of dilutive securities, including stock options and awards was excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the period and their inclusion would be antidilutive. Anti-dilutive securities excluded were approximately 16 million shares.

NOTE 14: Subsequent Events

The Company evaluated events occurring after the date of the consolidated financial statements (subsequent events) through March 17, 2021, the date the consolidated financial statements are available to be issued. The following events for which the Company believes disclosure is required were identified:

Merger with Decarbonization Plus Acquisition Corporation

On February 8, 2021, the Company entered into the Business Combination Agreement with DCRB to affect a business combination between DCRB and the Company with the Company surviving the merger and DCRB ceasing to exist (the “Transaction”). Upon closing of the Transaction, the combined operating company will be named Hyzon Motors Inc. and will continue to be listed on the Nasdaq and trade under the ticker symbol “HYZN.” Cash proceeds of the Transaction will be funded through a combination of DCRB’s $225.7 million of cash held in trust (assuming no redemptions) and an aggregate of $355.0 million in fully committed common stock transactions at $10.00 per share. The consummation of the proposed Transaction is subject to receipt of the requisite approval of the stockholders of each DCRB and the Company and the fulfillment of other closing conditions stated in the Business Combination Agreement.

Convertible Notes

In February 2021, the Company received proceeds of $45 million relating to convertible notes sold to an investor. The notes mature on February 1, 2023 and automatically convert to Hyzon Common Stock upon the closing of the business combination with DCRB or another similar qualified financing at a ratio based on 90% of the price per share paid by external investors in the Transaction with DCRB or another similar qualified financing.

Purchase of Facility

On January 19, 2021, the Company purchased a facility for $2.3 million in cash. The facility is intended to house certain administrative functions, as well as function as a location for the manufacturing of fuel cell stacks and engines.

Up to 19,300,751 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Up to 77,272,414 Shares of Class A Common Stock

Up to 8,014,500 Warrants to Purchase Class A Common Stock

PROSPECTUS

                , 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee		$85,083.32
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*

Total	$	*

* These	fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15.	Recent Sales of Unregistered Securities.

Founder Shares

On September 12, 2017, DCRB issued an aggregate of 11,500,000 Founder Shares to its Sponsor for a capital contribution of $25,000. In September and October 2020, DCRB’s Sponsor returned to DCRB at no cost an aggregate of 5,750,000 Founder Shares, which DCRB cancelled. In October 2020, DCRB’s Sponsor transferred an aggregate of 1,042,198 Founder Shares to DCRB’s independent directors and WRG at their original purchase price. In November 2020, DCRB’s Sponsor transferred an additional 22,130 Founder Shares to one of DCRB’s independent directors. In December 2020, DCRB’s Sponsor and WRG forfeited an aggregate of 106,875 Founder Shares in connection with the underwriters’ partial exercise of their over-allotment option resulting in DCRB’s initial stockholders holding an aggregate of 5,643,125 Founder Shares. On the Closing Date of the Business Combination, each share of DCRB Class B Common Stock, which represented the Founder Shares, converted into one share of Class A Common Stock, resulting in the issuance of 5,643,125 shares of Class A Common Stock in the aggregate. The Founder Shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Private Placement Warrants

Simultaneously with the closing of DCRB’s initial public offering, certain of DCRB’s independent directors and WRG purchased an aggregate of 6,000,000 private placement warrants for a purchase price of $1.00 per warrant for an aggregate purchase price of $6 million. On November 12, 2020, DCRB completed a private placement with its Sponsor and WRG for an additional 514,500 warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $514,500. On June 28, 2021, DCRB issued the Sponsor Note in the principal amount of $1,500,000 to the Sponsor. Pursuant to the terms of the Sponsor Note, at the Closing of the Business Combination, the Sponsor converted $1,500,000 principal amount of the Sponsor Note into 1,5000,000 private placement warrants. Such securities were issued in private placements pursuant to the exemption from registration contained in Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

The terms of the private placement warrants are the same as the public warrants, except that private placement warrants are not transferable, assignable or salable until August 15, 2021, the date that is 30 days after Closing, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Business Combination Agreement

Pursuant to and in connection with the Business Combination Agreement, at the Effective Time, (i) each share of Old Hyzon Common Stock issued and outstanding at the Effective Time converted into 1.7720 shares of our Class A Common Stock, resulting in an issuance of approximately 180,345,852 shares of Class A Common Stock in the aggregate (not including shares of Class A Common Stock issued to the holders of the Convertible Notes (as defined below) or the Earnout Shares that may be issued upon the occurrence of certain triggering events) and (ii) each outstanding share of DCRB Class B common stock converted into one share of Class A common stock, resulting in an issuance of 5,643,125 shares of Class A common stock in the aggregate. The issuance of Class A Common Stock for Old Hyzon Common Stock connection with the Business Combination Agreement was made pursuant to the exemption from registration contained in Section 4(a)(2) and/or Regulation D promulgated under the Securities Act and the issuance of Class A Common Stock upon the conversion of DCRB Class B Common Stock was made pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act.

PIPE Financing and Convertible Notes

In connection with the execution of the Business Combination Agreement, DCRB entered into subscription agreements (the “Subscription Agreements”), each dated as of February 8, 2021, with certain investors (the “PIPE Investors”), pursuant to which, among other things, DCRB agreed to issue and sell, in private placements, an aggregate of 35,500,000 shares of Class A Common Stock of DCRB for $10.00 per share for an aggregate commitment of $355,000,000 (the “PIPE Financing”). On and after February 1, 2021 and February 15, 2021, Old Hyzon issued convertible promissory notes to Korea Zinc Co., Ltd. and Sewon Co., Ltd. in an aggregate principal amount of approximately $45 million (the “Convertible Notes”). Pursuant to the terms of the Convertible Notes, the outstanding principal and accrued interest on the Convertible Notes converted immediately prior to the Business Combination into shares of Old Hyzon common stock at a price per share equal to 90% of the price per share paid by the PIPE Investors, and upon the Closing, converted into Class A Common Stock on a one-for-one basis for a total of 5,022,052 shares of Class A Common Stock in the aggregate.

The PIPE Financing closed immediately prior to the Business Combination on the Closing Date. The shares of DCRB Class A Common Stock issued to the PIPE Investors and upon conversion of the Convertible Notes, were converted into shares of Class A Common Stock upon consummation of the Business Combination. The shares issued to the Investors in the PIPE Financing and to the holders of Convertible Notes on the Closing Date were issued pursuant to the exemption from registration contained in Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Ardour Warrants

Concurrently with the Closing, we issued the Ardour Warrants to Ardour entitling Ardour to purchase, in the aggregate, 326,048 shares of Class A Common Stock as part of Ardour’s consideration for services provided to Old Hyzon as financial advisor in connection with the Business Combination and other transactions. The issuance of the Ardour Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 16.	Exhibits and Financial Statements.

(a) Exhibits. The following exhibits are being followed herewith:

Exhibit No.	Exhibit

2.1*	Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021, by and among Decarbonization Plus Acquisition Corp., DCRB Merger Sub Inc. and Hyzon Motors Inc. (incorporated by reference to 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of Hyzon Motors Inc. (incorporated by reference to 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

3.2	Amended and Restated Bylaws of Hyzon Motors Inc. (incorporated by reference to 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2020).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2020).

4.3	Warrant Agreement, dated as of October 19, 2020, by and between Decarbonization Plus Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on October 22, 2020).

4.4	Ardour Warrant Agreement, dated as of July 16, 2021, by and between Decarbonization Plus Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).

10.2	Founder Warrant Agreement, dated as of February 8, 2021 by and among Decarbonization Plus Acquisition Corp., Decarbonization Plus Acquisition Sponsor, LLC and the other parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).

10.4	Ardour Subscription Agreement, dated as of February 8, 2021 by and among Decarbonization Plus Acquisition Corp., Ardour Capital and Hyzon Motors Inc. (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021).

10.5	Amended and Restated Registration Rights Agreement, dated as of July 16, 2021, by and among Decarbonization Plus Acquisition Corp. and certain security holders (incorporated by reference to 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.6#	Hyzon Motors Inc. 2021 Equity and Incentive Compensation Plan (incorporated by reference to 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

Exhibit No.	Exhibit

10.7#	Employment Agreement, dated as of July 9, 2021, between Hyzon Motors Inc. and Craig Knight (incorporated by reference to 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.8#	Employment Agreement, dated as of July 9, 2021, between Hyzon Motors Inc. and George Gu (incorporated by reference to 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.9#	Employment Agreement, dated as of July 15, 2021, between Hyzon Motors Inc. and John Zavoli (incorporated by reference to 10.9 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.10#	Employment Agreement, dated February 12, 2020, between Hyzon Motors Inc. and Gary Robb (incorporated by reference to 10.10 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.11#	Employment Agreement, dated as of June 7, 2020, between Hyzon Motors Inc. and Parker Meeks (incorporated by reference to 10.12 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.12#	Form of Indemnification Agreement, by and between Hyzon Motors Inc. and each of its directors and executive officers (incorporated by reference to 10.13 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.13	Intellectual Property Agreement, dated January 12, 2021, between Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. and Hyzon Motors Inc. (incorporated by reference to 10.14 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

10.14	Framework Supply Contract Template, dated January 7, 2021, between Jiangsu Qingneng New Energy Technologies Co. Ltd. and Hyzon Motors Inc. (incorporated by reference to 10.15 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

16.1	Letter from WithumSmith+Brown, PC to the SEC (incorporated by reference to Exhibit 16 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021)

21.1	List of Subsidiaries of Hyzon Motors Inc. (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021)

23.1	Consent of WithumSmith+Brown, PC, independent registered accounting firm of Decarbonization Plus Acquisition Corp.

23.2	Consent of KPMG LLP, independent registered accounting firm of Hyzon Motors Inc. (f/k/a Decarbonization Plus Acquisition Corp.).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	All schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory arrangement.

Item 17.	Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honeoye Falls, State of New York, on the 30th day of July, 2021.

Hyzon Motors Inc.

By:	/s/ John Zavoli
Name: John Zavoli
Title: Chief Legal Officer

Each person whose signature appears below constitutes and appoints Craig Knight, George Gu, Mark Gordon and John Zavoli, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement (and any additional registration statements related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to the Registration Statement may make such changes in such Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the date indicated.

Name	Position	Date

/s/ Craig Knight Craig Knight	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2021

/s/ Mark Gordon Mark Gordon	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 30, 2021

/s/ George Gu George Gu	Executive Chairman	July 30, 2021

/s/ Erik Anderson Erik Anderson	Director	July 30, 2021

/s/ Ivy Brown Ivy Brown	Director	July 30, 2021

Name	Position	Date

/s/ Dennis Edwards Dennis Edwards	Director	July 30, 2021

/s/ Viktor Meng Viktor Meng	Director	July 30, 2021

/s/ Ki Deok Park Ki Deok Park	Director	July 30, 2021

/s/ Elaine Wong Elaine Wong	Director	July 30, 2021